As filed with the Securities and Exchange Commission on March 27, 2009
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

PINNACLE ENTERTAINMENT, INC.
and Additional Subsidiary Guarantor Registrants
(See Table of Additional Registrants Below)
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation or organization)
95-3667491
(I.R.S. Employer Identification Number)

3800 Howard Hughes Parkway
Las Vegas, Nevada 89169
(702) 784-7777
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
Elliot D. Hoops, Esq.
Pinnacle Entertainment, Inc.
3800 Howard Hughes Parkway
Las Vegas, Nevada 89169
(702) 784-7777
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copy to:
Ashok W. Mukhey, Esq.
Irell & Manella LLP
1800 Avenue of the Stars, Suite 900
Los Angeles, California 90067
(310) 277-1010
     Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.
     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☑
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
     If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)
CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
	Amount to be	maximum	maximum	Amount of
Title of each class of	registered	offering price per	offering price	registration fee
securities to be registered	(1)(2)(3)	unit (3)	(1)(3)(4)	(3)
Senior Debt Securities
Senior Subordinated Debt Securities
Subordinated Debt Securities
Preferred Stock
Depositary Shares (5)
Common Stock, par value $0.10 per share (6)
Warrants
Rights
Guarantees of the Senior Debt Securities, Senior Subordinated Debt Securities and Subordinated Debt Securities (7)
Purchase Contracts
Units (8)
Total			$1,000,000,000	$55,800

(1)	Also includes an indeterminate number of shares of common stock or preferred stock as may be issued by the Registrant upon exercise, conversion or exchange of any securities that provide for such issuance. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities or that are issued in units or represented by depositary shares.

(2)	Pursuant to Rule 416 under the Securities Act of 1933, this registration statement also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend or similar transaction.

(3)	Pursuant to General Instruction II.D. of Form S-3, the table lists each of the classes of securities being registered and the aggregate proceeds to be raised, but does not specify by each class information as to the amount to be registered, proposed maximum offering price per unit, and proposed maximum aggregate offering price.

(4)	The proposed maximum aggregate offering price has been estimated solely to calculate the registration fee in accordance with Rule 457(o) under the Securities Act of 1933.

(5)	Each depositary share will be issued under a deposit agreement, will represent an interest in a fractional share or multiple shares of preferred stock or other equity stock and will be evidenced by a depositary receipt.

(6)	Each share of common stock includes any stockholder protection right or similar right, if applicable, that would be associated with one share of common stock, as described in “Description of Common Stock.”

(7)	No separate consideration will be received for the guarantees.

(8)	Each unit will be issued under a unit agreement or indenture and will represent an interest in two or more securities, which may be any of the securities registered under this Registrant Statement, which securities may or may not be separable from one another.
The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

TABLE OF ADDITIONAL REGISTRANTS*

Address, including Zip
Code, and Telephone
	State or Other		Number, including Area
Exact Name of Registrant as	Jurisdiction of		Code, of Registrant’s
Specified in its	Incorporation or	I.R.S. Employer	Principal Executive
Charter	Organization	Identification Number	Offices
ACE Gaming, LLC	New Jersey	54-2131351	*	*
AREH MLK LLC	Delaware	—	*	*
AREP Boardwalk Properties LLC	Delaware	—	*	*
Belterra Resort Indiana, LLC	Nevada	93-1199012	*	*
Biloxi Casino Corp.	Mississippi	64-0814408	*	*
Boomtown, LLC	Delaware	94-3044204	*	*
Casino Magic Corp.	Minnesota	64-0817483	*	*
Casino One Corporation	Mississippi	64-0814345	*	*
Louisiana-I Gaming, a Louisiana Partnership in Commendam	Louisiana	72-1238179	*	*
Mitre Associates LLC	Delaware	—	*	*
OGLE HAUS, LLC	Indiana	31-1672109	*	*
PNK (Baton Rouge) Partnership	Louisiana	72-1246016	*	*
PNK (Bossier City), Inc.	Louisiana	64-0878110	*	*
PNK (CHILE 1), LLC	Delaware	51-0553578	*	*
PNK (CHILE 2), LLC	Delaware	51-0553581	*	*
PNK Development 7, LLC	Delaware	20-4328580	*	*
PNK Development 8, LLC	Delaware	20-4486902	*	*
PNK Development 9, LLC	Delaware	20-4328766	*	*
PNK Development 13, LLC	New Jersey	20-4330677	*	*
PNK (ES), LLC	Delaware	51-0534293	*	*
PNK (LAKE CHARLES), L.L.C.	Louisiana	02-0614452	*	*
PNK (Reno), LLC	Nevada	88-0101849	*	*
PNK (SCB), L.L.C.	Louisiana	72-1233908	*	*
PNK (STLH), LLC	Delaware	51-0553583	*	*
PNK (ST. LOUIS RE), LLC	Delaware	51-0553585	*	*
PSW Properties LLC	Delaware	—	*	*
St. Louis Casino Corp.	Missouri	64-0836600	*	*

*	This list does not purport to be a complete list of all of the subsidiaries of Pinnacle Entertainment, Inc.

**	c/o Pinnacle Entertainment, Inc., 3800 Howard Hughes Parkway, Las Vegas, Nevada 89169, (702) 784-7777

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED MARCH 27, 2009
PROSPECTUS
$1,000,000,000
SENIOR DEBT SECURITIES
SENIOR SUBORDINATED DEBT SECURITIES
SUBORDINATED DEBT SECURITIES
PREFERRED STOCK
DEPOSITARY SHARES
COMMON STOCK
WARRANTS
RIGHTS
GUARANTEES OF DEBT SECURITIES
PURCHASE CONTRACTS
UNITS
     We may from time to time in one or more offerings offer and sell up to $1,000,000,000 aggregate dollar amount of senior, senior subordinated or subordinated debt securities, preferred stock (either separately or represented by depositary shares), common stock, warrants, rights and purchase contracts, as well as units that include any of these securities or securities of one or more other entities. The debt securities, preferred stock, warrants, rights and purchase contracts may be convertible into or exercisable or exchangeable for common or preferred stock or other securities of our company or debt or equity securities of one or more other entities. This prospectus also covers guarantees, if any, of our obligations under any debt securities, which may be given by one or more of our subsidiaries.
     We may offer the securities separately or together, in separate series or classes and in amounts, at prices and on terms described in one or more supplements to this prospectus and other offering material.
     We may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis.
     This prospectus describes some of the general terms that may apply to these securities and the general manner in which they may be offered. The specific terms of any securities to be offered, and any other information relating to a specific offering including the specific manner in which the securities may be offered, will be set forth in a supplement to this prospectus. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and each applicable prospectus supplement carefully before you invest.
     Our common stock trades on the New York Stock Exchange under the symbol “PNK”. Our principal executive offices are located at 3800 Howard Hughes Parkway, Las Vegas, Nevada 89169.
     See the “Risk Factors” section of our filings with the SEC and the applicable prospectus supplement for certain risks that you should consider before investing in our securities.

     None of the Securities and Exchange Commission, the Louisiana Gaming Control Board, the Indiana Gaming Commission, the Missouri Gaming Commission, the Nevada Gaming Commission, the Nevada State Gaming Control Board, the City of Reno, Nevada gaming authorities or any state securities commission or other gaming authority, has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                     , 2009.

ABOUT THIS PROSPECTUS
     This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under this shelf process, we may sell any combination of the securities described in this prospectus in one or more offerings.
     This prospectus provides you with a general description of the securities offered by us. Each time we sell securities, we will provide a prospectus supplement, information that is incorporated by reference into this prospectus, or other offering material containing specific information that will contain specific information about the terms of that offering. The prospectus supplement and any other offering material may also add to, update or change information contained in the prospectus or in documents we have incorporated by reference into this prospectus and, accordingly, to the extent inconsistent, information in or incorporated by reference in this prospectus is superseded by the information in the prospectus supplement and any other offering material related to such securities.
     The prospectus supplement to be attached to the front of this prospectus may describe, as applicable: the terms of the securities offered, the initial public offering price, the price paid for the securities, net proceeds and the other specific terms related to the offering of these securities.
     You should read carefully the entire prospectus, as well as the documents incorporated by reference in the prospectus, the applicable prospectus supplement and any other offering material, before making an investment decision.
     When used in this prospectus, the terms “Pinnacle Entertainment,” “Pinnacle,” “the Company,” “we,” “us,” and “our” refer to Pinnacle Entertainment, Inc., a Delaware corporation, and its consolidated subsidiaries, unless the context otherwise requires.
     You should rely only on the information contained or incorporated by reference in this prospectus, any prospectus supplement and any other offering material. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer and sale is not permitted. You should not assume that the information appearing in this prospectus, any prospectus supplement, any other offering material or the documents incorporated by reference herein or therein is accurate as of any date other than their respective dates, regardless of the time of delivery of this prospectus, any prospectus supplement, any other offering material or any sale of a security. Our business, financial condition, results of operation and prospects may have changed since those dates.
WHERE YOU CAN FIND MORE INFORMATION
     We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any materials we file with the SEC at the following location of the SEC:
Public Reference Room
100 F Street, N.E., Room 1580
Washington, D.C. 20549
     You may obtain information about the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains a web site that contains reports, proxy and information statements and other information that we electronically file with the SEC, which you can access over the Internet at http://www.sec.gov. We maintain a website at http://www.pnkinc.com with information about our company. Information contained on our web site or any other web site is not incorporated into this prospectus and does not constitute a part of this prospectus. Our website address referenced above is intended to be an inactive textual reference only and not an active hyperlink to our website. You can also obtain information about us at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
     The SEC allows us to “incorporate by reference” into this prospectus the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. Any information referenced this way is considered to be part of this prospectus, and any information that we file later with the SEC will automatically update and, where applicable, supersede this information. We incorporate by reference the following documents that we have filed with the SEC (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with the SEC rules):
(a) The Company’s annual report on Form 10-K for the year ended December 31, 2008 filed on March 9, 2009 (including, without limitation, Exhibit 99.1 thereto regarding gaming regulations);
(b) The Company’s current report on Form 8-K filed on March 3, 2009 (with respect to Item 2.06 and the relevant portions of Exhibit 99.1 relating to the impairments only); and
(c) The description of the Company’s Common Stock contained in its registration statement on Form 8-A/A filed on August 10, 2001, as amended by our current reports on Form 8-K filed on January 26, 2004 and May 9, 2005 and including any other amendments or reports filed for the purpose of updating such description (other than any portion of such filings that are furnished under applicable SEC rules rather than filed).
     We also incorporate by reference any future filings we make with the SEC (other than information furnished pursuant to Item 2.02 or Item 7.01 of Form 8-K or as otherwise permitted by the SEC’s rules) under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until we have sold all of the securities to which this prospectus relates or the offering is otherwise terminated.
     This prospectus is part of a registration statement we have filed with the SEC on Form S-3 relating to the securities. As permitted by SEC rules, this prospectus does not contain all of the information included in the registration statement and the accompanying exhibits and schedules we file with the SEC. We have filed certain legal documents that control the terms of the securities offered by this prospectus as exhibits to the registration statement. We will file certain other legal documents that control the terms of the securities offered by this prospectus as exhibits to reports we file with the SEC. You may refer to the registration statement and the exhibits and schedules for more information about us and our securities. The registration statement and exhibits and schedules are also available at the SEC’s Public Reference Room or through its web site.
     You may obtain a copy of these filings, at no cost, by writing or telephoning us at the following address:
Pinnacle Entertainment, Inc.
Investor Relations
3800 Howard Hughes Parkway
Las Vegas, Nevada 89169
(702) 784-7777
     Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference.
DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS
     Some of the statements in this prospectus, any prospectus supplement, any other offering material and any documents we incorporate by reference may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, referred to as the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended. The Private Securities Litigation Reform Act of 1995 provides certain “safe harbor” provisions for forward-looking statements. All forward-looking statements made in this prospectus, any prospectus supplement, any other offering material and any documents we incorporate by reference are made pursuant to the Private Securities Litigation Reform Act. Words such as, but not limited to, “believe,” “expect,” “anticipate,” “estimate,” “intend,” “plan,” “may,” “will,” “should,” “is fairly confident,” and similar expressions are intended to identify forward-looking statements. Forward-looking statements include, without limitation, statements regarding our anticipated completion and opening schedules of various projects, expansion plans, construction schedules, cash needs, cash reserves, adequacy of resources to fund development and expansion projects, liquidity, operating and capital expenses, financing options, including the state of the capital markets and our ability to access the capital markets, expense reductions, expected receipts of insurance proceeds including the amount of any such recovery and sufficiency of such coverage, the future outlook of Pinnacle and the gaming industry, operating results and pending regulatory matters. Although we believe our plans, intentions and expectations reflected in or suggested by these forward-looking statements are reasonable, we cannot assure you that we will achieve or realize these plans, intentions or expectations, and actual results, performance or achievements may differ materially from those that might be anticipated from forward-looking statements. This can occur as a result of inaccurate assumptions or as a consequence of known or unknown risks and uncertainties. Factors that may cause our actual results, performance or achievements to differ materially from that contemplated by such forward-looking statements include, among others:
•	our substantial funding needs in connection with our development projects, our current expansion projects and other capital-intensive projects, to the extent such projects are undertaken, will require us to raise substantial amounts of money from outside sources and the fact that, currently, the availability of financing is extremely constrained by current disruptions in the credit markets;

•	if we continue with the construction of our current development projects, we may need to amend the terms of our credit facility or obtain waivers from our lenders in order to continue with our current development plans. The availability of such an amendment may be constrained, materially impacted or threatened within the current credit environment;

•	we may not be able to renew or extend our credit facility or enter into a new credit facility in today’s difficult markets and our ability to renew or extend our credit facility or enter into a new credit facility may be impaired further if current market conditions continue or worsen. If we are able to renew or extend our credit facility, it may be on terms substantially less favorable than the current credit facility. We may face similar risks with respect to our outstanding bonds;

•	our business may be sensitive to reductions in consumers’ discretionary spending as a result of recent downturns in the economy as well as other factors that are difficult to predict and beyond our control;

•	the global financial crisis and recession may have an effect on our business and financial condition in ways that we currently cannot predict;

•	that our present indebtedness and future projected borrowings could have adverse consequences to us, future cash flows may not be sufficient to meet our financial obligations and we might have difficulty obtaining additional financing; and we may experience adverse effects of interest-rate and exchange-rate fluctuations;

•	that the terms of our credit facility and the indentures governing our subordinated indebtedness impose operating and financial restrictions on us;

•	insufficient or lower-than-expected results generated from our new developments and acquired properties, including results from the opening of a new facility, may not yield an adequate or expected return on our substantial investments;

•	many factors, including the escalation of construction costs beyond increments anticipated in our construction budgets, could prevent us from completing our construction and development projects as planned, on time or on budget, including projects on which construction has begun;

•	even though we have suspended development of our Atlantic City site, if we determine to proceed with our Atlantic City project, it will have many risks, and we may not realize the financial and strategic goals that are contemplated from its acquisition and development;

•	the gaming industry is very competitive and increased competition, including by Native American gaming facilities, could adversely affect our profitability;

•	our stock price has been and may remain volatile, and the value of our common stock may decline as a result of this volatility;

•	damage and closures caused by hurricanes in the Gulf Region make our results less predictable;

•	issues with respect to our insurance policies could affect our recovery of further insurance proceeds associated with the 2005 hurricane damage and related business interruption;

•	natural disasters have made it more challenging for us to obtain similar levels of Weather Catastrophe Occurrence/Named Windstorm, Flood and Earthquake insurance coverage for our properties compared to the levels before the 2005 hurricane;

•	we operate in a highly taxed industry and may be subject to higher taxes in the future;

•	we may not meet the conditions for the receipt or maintenance of gaming licensing approvals, including for our Sugarcane Bay and Baton Rouge projects, some of which are beyond our control;

•	we could lose the right to open our River City project if we fail to meet the conditions imposed by the Missouri Gaming Commission;

•	our industry is highly regulated, which makes us dependent on obtaining and maintaining gaming licenses and subjects us to potentially significant fines and penalties;

•	potential changes in the regulatory environment could harm our business;

•	the concentration and evolution of the slot machine manufacturing industry could impose additional costs on us;

•	adverse weather conditions, highway construction, gasoline shortages and other factors affecting our facilities and the areas in which we operate could make it more difficult for potential customers to travel to our properties and deter customers from visiting our properties;

•	our results of operations and financial condition could be materially adversely affected by the occurrence of natural disasters, such as hurricanes, or other catastrophic events, including war and terrorism;

•	the loss of management and other key personnel could significantly harm our business;

•	we are subject to litigation which, if adversely determined, could cause us to incur substantial losses;

•	we face environmental and archaeological regulation of our real estate; and

•	we face risks associated with growth and acquisitions.
     In addition, these statements could be affected by general domestic and international economic and political conditions, uncertainty as to the future direction of the economy and vulnerability of the economy to domestic or international incidents, as well as market conditions in our industry. Other factors that could cause our actual results, performance or achievements to differ materially from that contemplated by forward-looking statements are those discussed under the heading “Risk Factors” and in other sections of our Annual Report on Form 10-K for the year ended December 31, 2008, as well as in our other reports filed from time to time with the SEC that are incorporated by reference into this prospectus and in the applicable prospectus supplement.
     We caution the reader that the factors described above may not be exhaustive. We operate in a continually changing business environment, and new risk factors emerge from time to time. Management cannot predict such new risk factors, nor can it assess the impact, if any, of such new risk factors on our business or the extent to which any factor, or combination of factors, may cause actual results, performance or achievements to differ materially from those projected in any forward-looking statements. We undertake no obligation to publicly update or revise these forward-looking statements, whether as a result of new information, future events or otherwise. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements contained throughout this prospectus or in any prospectus supplement or in the information incorporated by reference herein or therein.
MARKET DATA
     We use market and industry data throughout this prospectus, the applicable prospectus supplement, other offering material and the documents incorporated by reference herein that we have obtained from market research, publicly available information and industry publications. These sources generally state that the information that they provide has been obtained from sources believed to be reliable, but that the accuracy and completeness of such information is not guaranteed. The market and industry data is often based on industry surveys and the preparers’ experience in the industry. Similarly, although we believe that the surveys and market research that others have performed are reliable, we have not independently verified this information.

THE COMPANY
     We are a developer, owner and operator of casinos and related hospitality and entertainment facilities. Domestically, we currently operate seven casinos in Nevada, Louisiana, Missouri and Indiana. In addition, we have one substantial and several small casino facilities in Argentina.
     Within our construction and development pipeline, we have a number of projects at various stages of development. In south St. Louis County, we are constructing a casino named River City. In Lake Charles, Louisiana, we are developing a second casino resort to be called Sugarcane Bay. We are also developing a casino-hotel in Baton Rouge, Louisiana. Each of these projects is subject to various regulatory approvals. In Atlantic City, New Jersey, we own a casino site at the heart of the famed Boardwalk and have pursued development activities. In October 2008, management determined that it is in the best interests of the Company to complete certain demolition projects but to otherwise suspend substantially all such development activities in Atlantic City indefinitely due to the current economic downturn, evolving competitive market and the tightening of the credit markets.
     Our long-term strategy is to build or acquire new resorts that are expected to produce favorable returns above our cost of capital; to maintain and improve each of our existing casinos; and to develop the systems to tie all of our casinos together into a national gaming network. Hence, we are developing new, high-quality gaming properties in attractive gaming markets; we are maintaining and improving our existing properties with disciplined capital expenditures; we are developing a customer-loyalty program designed to motivate customers to continue to patronize our casinos; and we may make strategic acquisitions at reasonable valuations, when and if available. At present, implementation of this strategy is constrained by the tightening of the credit markets.
     We were incorporated in the State of Delaware in 1981 as the successor to a business that started in 1938. Our principal executive offices are located at 3800 Howard Hughes Parkway, Las Vegas, Nevada 89169 and our telephone number is (702) 784-7777.
RATIO OF EARNINGS TO FIXED CHARGES
     The following table sets forth the unaudited consolidated ratio of earnings to fixed charges for the periods shown:

	Year Ended December 31
	2008	2007	2006(2)	2005	2004(3)
Ratio of earnings to fixed charges (1)	—	—	2.57x	—	1.02x

(1)	In computing the ratio of earnings to fixed charges: (i) earnings were the income from continuing operations before income taxes and fixed charges and excluding capitalized interest; and (ii) fixed charges were the sum of interest expense, amortization of debt issuance costs, capitalized interest and the estimated interest component included in rental expense. Due principally to our large non-cash charges deducted to compute such earnings, earnings so calculated were less than fixed charges by $449.9 million, $44.7 million and $24.5 million for the fiscal years ended December 31, 2008, 2007 and 2005, respectively. Ratios of earnings to combined fixed charges and preferred stock dividends requirements are not presented because there was no outstanding preferred stock in any of the periods indicated.

(2)	Includes a material merger termination fee in 2006.

(3)	Includes a material gain on the sale of surplus real estate in 2004.
USE OF PROCEEDS
     Unless indicated otherwise in the applicable prospectus supplement or other offering material, we expect to use the net proceeds from the sale of our securities for our operations and for other general corporate purposes, including, but not limited to, capital expenditures (including for new development projects), repayment or refinancing of borrowings, working capital, investments, acquisitions and the repurchase of our common stock. Additional information on the use of net proceeds from the sale of securities offered by this prospectus may be set forth in the applicable prospectus supplement or other offering material relating to such offering. If net proceeds from a specific offering will be used to repay indebtedness, the applicable prospectus supplement or other offering material will describe the relevant terms of the debt to be repaid.
DESCRIPTION OF SECURITIES WE MAY OFFER
          We may issue from time to time, in one or more offerings the following securities:
•	debt securities, which may be senior, senior subordinated or subordinated debt securities, along with any related subsidiary guarantees;

•	shares of preferred stock;

•	depositary shares;

•	shares of common stock;

•	warrants exercisable for our debt securities, preferred stock, common stock or depositary shares and/or other securities;

•	rights to purchase shares of our preferred stock, common stock or other securities;

•	purchase contracts to purchase our securities at a future date or dates; and

•	units comprised of our debt securities, preferred stock, depositary shares, common stock, warrants, rights or purchase units, or other combinations of such securities.
     We may issue the debt securities as exchangeable for or convertible into shares of common stock, preferred stock or other securities. The preferred stock may also be exchangeable for and/convertible into shares of common stock, another series of preferred stock or other securities.
     This prospectus contains a summary of the material general terms of the various securities that we may offer. The specific terms of the securities will be described in a prospectus supplement, information incorporated by reference or other offering material, which may be in addition to or different from the general terms summarized in this prospectus. When a particular series of securities is offered, a supplement to this prospectus will be delivered with this prospectus, which will set forth the terms of the offering and the sale of the offered securities.
DESCRIPTION OF DEBT SECURITIES AND GUARANTEES OF DEBT SECURITIES
          The debt securities we may offer pursuant to this prospectus will be senior, senior subordinated or subordinated debt of Pinnacle Entertainment, Inc.
          The debt securities and any related subsidiary guarantees will be issued under one or more indentures, each dated as of a date on or before the issuance of the debt securities to which it relates and in one of the forms filed as an exhibit to the registration statement of which this prospectus is a part, subject to any amendments or supplements to such indentures as we may adopt from time to time. Each indenture will be entered into between us, as obligor, a trustee chosen by us and qualified to act as a trustee under the Trust Indenture Act of 1939, and any of our subsidiaries which guarantee our obligations under the indenture.
          The forms of indentures filed as exhibits to the registration statement of which this prospectus is a part include a form of senior indenture under which one or more series of senior debt securities and related guarantees may be issued, a form of senior subordinated indenture under which one or more series of senior subordinated debt securities and related guarantees may be issued, and a form of subordinated indenture under which one or more series of subordinated debt securities and related guarantees may be issued, subject to any amendments or supplements to such indentures as we may adopt from time to time, which forms are incorporated by reference into this prospectus. We use the term “indentures” to refer to the senior indenture, the senior subordinated indenture and the subordinated indenture. You should read the indentures because they will control your rights as a holder of debt securities. The terms of the indentures will also be governed by the Trust Indenture Act. You should refer to the applicable indenture for more specific information.

          The following description is a summary of selected provisions relating to the debt securities and the indentures.When the debt securities are offered in the future, a prospectus supplement, information incorporated by reference, or other offering material as applicable, will explain the particular terms of those securities and the extent to which these general provisions may apply. The specific terms of the debt securities as described in a prospectus supplement, information incorporated by reference, or other offering material will supplement and, if applicable, may modify or replace the general terms described in this section. This summary and any description of debt securities in the applicable prospectus supplement, information incorporated by reference or other offering material is subject to and is qualified in its entirety by reference to all the provisions of the applicable indenture, as such indenture may be supplemented, amended or modified from time to time as provided therein.
          When we refer to “Pinnacle Entertainment,” “we,” “us,” or “our” in this section of the prospectus or when we otherwise refer to ourselves in this section of the prospectus, we mean only Pinnacle Entertainment, Inc. and not to any of our subsidiaries.
          We use the term “trustee” to refer to the trustee or trustees under any of the indentures we may enter into.
General
          Unless otherwise specified in a prospectus supplement, the debt securities will be our direct unsecured obligations, will represent our senior, senior subordinated or subordinated obligations and may be issued from time to time in one or more series. The senior debt securities will rank equally with each other and with all of our other senior and unsubordinated debt. Unless otherwise specified in a prospectus supplement, the senior debt securities will effectively be subordinated to our secured indebtedness, including amounts we have borrowed under any secured or revolving term credit facility, such as our credit facility, to the extent of the collateral for such secured indebtedness. The senior subordinated debt securities will be subordinate and junior in right of payment, as more fully described in an indenture and in any applicable supplement to the indenture, to the senior indebtedness designated in such indenture or supplemental indenture, and will rank equally with our other senior subordinated indebtedness, including, as of March 27, 2009, $275.0 million principal amount of our unsecured 8.25% senior subordinated notes due 2012, $135.0 million principal amount of our unsecured 8.75% senior subordinated notes due 2013 and $385.0 million principal amount of our unsecured 7.50% senior subordinated notes due 2015. The subordinated debt securities will be subordinate and junior in right of payment, as more fully described in an indenture and in any applicable supplement to the indenture, to all of our senior and senior subordinated indebtedness designated in such indenture or supplemental indenture. All these debt securities will be structurally subordinate and junior to the liabilities of our subsidiaries, except to the extent of any guarantees (and the ranking thereof) of such debt securities given by our subsidiaries.
          We will include in a supplement to this prospectus the specific terms of each series of the debt securities being offered. These terms will include some or all of the following:
•	the title, aggregate principal amount and classification of the debt securities;

•	any limit on the total principal amount of the debt securities; unless otherwise provided, a series may be reopened, without the consent of the holders of the debt securities of such series, for issuance of additional debt securities of such series;

•	the price or prices at which the debt securities will be issued, including the amount of discount or premium, if any, with which the debt securities will be issued;

•	the dates on which the debt securities will mature;

•	the interest rate or the method for determining the rate that the debt securities will bear and the date from which any interest will accrue;

•	the interest payment dates for the debt securities;

•	any mandatory or optional sinking fund or analogous provisions;

•	the place where we will pay, or the method of payment of, principal, premium and interest on the debt securities;

•	any mandatory or optional redemption periods and prices and any provisions for mandatory repurchase offers under certain circumstances;

•	the terms, if any, on which such debt securities will be subordinate to other debt;

•	the provisions, if any, relating to any guarantees of the debt securities;

•	the currency or currencies in which we will pay principal, premium and interest on the debt securities;

•	the portion of the principal amount of the debt securities, if other than the principal amount thereof, payable upon acceleration of maturity thereof;

•	the manner in which we will determine the amounts of principal, premium or interest payments on the debt securities if these amounts may be determined by reference to an index or based on a formula;

•	provisions relating to covenant defeasance and legal defeasance provisions;

•	provisions relating to the satisfaction and discharge of the applicable indenture;

•	the security registrar and the paying agent for the debt securities;

•	if applicable, the terms of any right to convert debt securities into shares of, or exchange debt securities for, Pinnacle Entertainment common stock or other securities or property;

•	whether the securities issued by us will be secured or unsecured, and, if secured, what the collateral will consist of;

•	whether the debt securities will be issued in the form of one or more “global securities”, and if so, the depositary for that security or securities and information with respect to book-entry procedures;

•	the covenants of Pinnacle Entertainment with respect to a series of debt securities which are in addition to, modify or delete those described in the applicable indenture;

•	the events of default relating to the debt securities which are in addition to, modify or delete those described in the applicable indenture;

•	any listing or intended listing of the debt securities on a securities exchange; and

•	any other terms of the debt securities which are in addition to, modify or delete those described in the applicable indenture.
     Unless otherwise indicated in the prospectus supplement, information incorporated by reference or other offering material, the debt securities will be issued in registered form, without coupons, and in denominations of $1,000 and any integral multiple of $1,000.
     To the extent applicable, we will also describe any special provisions for the payment of additional amounts with respect to the debt securities in a prospectus supplement, information incorporated by reference or other offering material.
     We may issue debt securities at a discount below their stated principal amount, creating original issue discount, or OID, for United States federal income tax purposes. Even if we do not issue the debt securities below their stated principal amount, the debt securities may be deemed to have been issued with OID for such purposes because of certain interest payment characteristics. We will describe in a prospectus supplement, information incorporated by reference or other offering material the material United States federal income tax considerations applicable to debt securities issued at a discount or deemed to be issued at a discount, and will describe the material United States federal income tax considerations that may be applicable to the particular debt securities.
Selection and Notice Upon Optional Redemption
     Optional redemption provisions, if any, relating to any series of debt securities will be described in any prospectus supplement. The indentures provide that, in the event of an optional redemption, if less than all of the debt securities of any series are to be redeemed at any time, the trustee will select the debt securities of such series to be redeemed among the holders of debt securities of such series as follows:
     (1) if the debt securities of such series are listed, in compliance with the requirements of the principal national securities exchange no which the debt securities of such series are listed, or

     (2) if the debt securities of such series are not so listed, on a pro rata basis, by lot or in accordance with any other method the trustee considers fair and appropriate.
     No debt securities of $1,000 or less shall be redeemed in part. Notices of redemption shall be mailed by first class mail at least 15 but not more than 60 days before the redemption date to each holder of Notes to be redeemed at its registered address. Notices of redemption may be conditional in that the Company may, notwithstanding the giving of the notice of redemption, condition the redemption of the debt securities specified in the notice of redemption upon the completion of other transactions, such as refinancings or acquisitions (whether of the Company or by the Company).
     If any debt security is to be redeemed in part only, the notice of redemption that relates to such debt security shall state the portion of the principal amount thereof to be redeemed. A new debt security of such series in principal amount equal to the unredeemed portion thereof will be issued in the name of the holder thereof upon cancellation of the original debt security. Debt securities called for redemption will become due on the date fixed for redemption, subject to the satisfaction of any conditions to such redemption. On and after the redemption date, subject to the satisfaction of any conditions to such redemption, interest will cease to accrue on the debt securities or portions of them called for redemption so long as the Company has deposited with the paying agent funds sufficient to pay the principal of, plus accrued and unpaid interest and additional interest, if any on the debt securities to be redeemed.
Covenants
     In addition to any covenants specified in the applicable prospectus supplement for any series of debt securities, under the indentures, we will agree:
•	to pay the principal of, premium, if any, and interest and additional interest, if any, on the debt securities when due;

•	to maintain a place of payment;

•	to file reports with the SEC;

•	to deliver a certificate to the trustee each fiscal year reviewing our compliance with our obligations under the indentures; and

•	to preserve our corporate existence.
Merger, Consolidation, or Sale of Assets
     Each of the indentures provides that Pinnacle Entertainment may not, in a single transaction or a series of related transactions, consolidate or merge with or into any person, or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of the properties or assets of Pinnacle Entertainment and its subsidiaries, taken as a whole, to any person or adopt a plan of liquidation unless:
     (1) either
          (a) in the case of a consolidation or merger, Pinnacle Entertainment, or any successor thereto, is the surviving or continuing corporation, or
          (b) the person (if other than Pinnacle Entertainment) formed by such consolidation or into which Pinnacle Entertainment is merged or the person which acquires by sale, assignment, transfer, lease, conveyance or other disposition of the properties and assets of Pinnacle Entertainment and its subsidiaries, taken as a whole, or in the case of a plan of liquidation, the person to which assets of Pinnacle Entertainment and its subsidiaries have been transferred (i) shall be a corporation or other entity organized and validly existing under the laws of the United States or any state thereof or the District of Columbia; provided, that if the successor is an entity other than a corporation, the debt securities shall be co-issued by a corporation organized and validly existing under the laws of the United States or any state thereof or the District of Columbia and (ii) shall expressly assume, by supplemental indenture (in form and substance satisfactory to the trustee), executed and delivered to the trustee, the due and punctual payment of the principal of, and premium, if any, and interest on all of the debt securities and the performance of every covenant of the debt securities and the applicable indenture on the part of Pinnacle Entertainment to be performed or observed;

     (2) immediately before and immediately after giving effect to such transaction and the assumption contemplated by clause (1)(b)(ii) above no default and no event of default shall have occurred or be continuing; and
     (3) Pinnacle Entertainment or such other person shall have delivered to the trustee an officers’ certificate and an opinion of counsel, each stating that such consolidation, merger, sale, assignment, transfer, lease, conveyance, other disposition or plan of liquidation and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, comply with the applicable provisions of the applicable indenture and that all conditions precedent in the applicable indenture relating to such transaction have been satisfied.
     As used in the applicable indenture and in this description, the word “person” means any individual, corporation, partnership, joint venture, association, limited liability company, joint-stock company, trust, unincorporated organization, or government agency or political subdivision thereof (including any subdivision or ongoing business of any such entity or substantially all of the assets of such entity, subdivision or business).
Events of Default and Remedies
     Each indenture provides that each of the following constitutes an event of default with respect to debt securities of any series:
     (1) default for 30 days in the payment when due of interest on the debt securities of such series or the guarantees of such series;
     (2) default in payment of the principal of or premium, if any, on the debt securities of such series or the guarantees of such series when due and payable, at maturity, upon acceleration, redemption or otherwise;
     (3) failure to comply with any of our other agreements in the applicable indenture (other than an agreement that has been included in the applicable indenture solely for the benefit of a series of debt securities other than such series) or the debt securities of such series or the guarantees of such series for 60 days after written notice to us by the trustee or by holders of not less than 25% in aggregate principal amount of debt securities of such series then outstanding voting as a single class;
     (4) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed by Pinnacle Entertainment or any guarantor (or the payment of which is guaranteed by Pinnacle Entertainment or any guarantor) whether such indebtedness or guarantee now exists, or is created after the such series of debt securities was first issued, which default:
     (a) is caused by a failure to pay principal of or premium, if any, or interest, if any, on such indebtedness prior to the expiration of the grace period provided in such indebtedness on the date of such default, or
     (b) results in the acceleration of such indebtedness prior to its express maturity and, in each case, the principal amount of any such indebtedness, together with the principal amount of any other such indebtedness under which there has been a payment default as described above or the maturity of which has been so accelerated, aggregates $50 million or more;
     (5) failure by Pinnacle Entertainment or any guarantor to pay final judgments aggregating in excess of $50 million, net of any amounts reasonably expected to be covered by insurance, which judgments are not paid, discharged or stayed for a period of 60 days after such judgment or judgments become final and non-appealable; and
     (6) certain events of bankruptcy or insolvency with respect to Pinnacle Entertainment or certain significant subsidiary guarantors.
     If an event of default with respect to the debt securities of any series (other than an event of default with respect to certain events of bankruptcy, insolvency or reorganization) occurs and is continuing, then and in every such case, the trustee or the holders of not less than 25% in aggregate principal amount of the then outstanding debt securities of such series may declare the principal amount, together with any accrued and unpaid interest and premium on all the debt securities of such series and guarantees of such series then outstanding to be due and payable, by a notice in writing to us (and to the trustee, if given by holders) specifying the event of default and that it is a “notice of acceleration” and on the fifth business day after delivery of such notice the principal amount, in either case, together with any accrued and unpaid interest and premium and additional interest, if any, on all debt securities of such series or the guarantees of such series then outstanding will become immediately due and payable, notwithstanding anything contained in the applicable indenture, the debt securities of such series or the guarantees of such series to the contrary. Upon the occurrence of specified events of default relating to bankruptcy, insolvency or reorganization with respect to Pinnacle Entertainment or any significant guarantor or a group of certain significant subsidiary guarantors, the principal amount, together with any accrued and unpaid interest and premium and additional interest, if any, will immediately and automatically become due and payable, without the necessity of notice or any other action by any person.
     Notwithstanding any other provision of the applicable indenture, the sole remedy for an event of default relating to the failure to comply with the SEC reporting covenant described above, and for any failure to comply with the requirements of Section 314(a) of the TIA, will for the 365 days after the occurrence of such an event of default consist exclusively of the right to receive additional interest on the principal amount of the debt securities of such series at a rate equal to 0.50% per annum. This additional interest will be payable in the same manner and subject to the same terms as other interest payable under the applicable indenture. The additional interest will accrue on all outstanding debt securities of such series from and including the date on which an event of default relating to a failure to comply with the SEC reporting covenant described above or Section 314(a) of the TIA first occurs to but not excluding the 365th day thereafter (or such earlier date on which the event of default relating to the reporting covenant described above or Section 314(a) of the TIA shall have been cured or waived). On such 365th day (or earlier, if the event of default relating to such reporting obligations is cured or waived prior to such 365th day), such additional interest will cease to accrue and the debt securities of such series will be subject to the other remedies as provided under the heading of “—Events of Default and Remedies” if the event of default is continuing.
     The holders of a majority in aggregate principal amount of the debt securities of such series then outstanding by notice to the trustee may on behalf of the holders of all of the debt securities of such series rescind an acceleration or waive any existing default or event of default and its consequences under the applicable indenture except a continuing default or event of default in the payment of principal of, premium, if any, or interest on the debt securities of such series or the guarantees of such series. The waiver by the holders of any indebtedness described in clause (4) of the first paragraph of “—Events of Default and Remedies” above of the predicating default under such indebtedness shall be deemed a waiver of such default or event of default arising under, and a rescission of any acceleration resulting from the application of such clause (4), from the effective date, during the effective period and to the extent of, the waiver by the holders of such other indebtedness.
No Personal Liability of Directors, Officers, Employees and Stockholders
     No past, present or future director, officer, employee, agent, manager, partner, member, incorporator or stockholder of Pinnacle Entertainment or any guarantor, in such capacity, will have any liability for any obligations of Pinnacle Entertainment or any guarantor under any series of debt securities, the applicable indenture or the guarantees of such series or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of debt securities of such series by accepting a debt security waives and releases all such liability. The waiver and release are part of the consideration for issuance of the debt securities of such series and the guarantees of such series. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.
Payment Agent and Registrar
     The trustee will initially act as paying agent and registrar for the debt securities. We may change any paying agent or registrar without notice to any holder of the debt securities.
Conversion Rights
     If debt securities of any series are convertible into common stock or other securities or property, the related prospectus supplement will discuss the conversion terms. Those terms will include provisions as to whether the conversion is mandatory or at the option of the holder and may also include provisions for calculating the number of shares of common stock or other securities or property to be delivered upon conversion.
Transfer and Exchange
     A holder may transfer or exchange debt securities in accordance with the applicable indenture. The registrar and the trustee may require a holder, among other things, to furnish appropriate endorsements and transfer documents and we may require a holder to pay any taxes and fees required by law or permitted by the applicable indenture. We are not required to transfer or exchange any debt security selected for redemption. Also, we are not required to transfer or exchange any debt security of a particular series for a period of 15 days before a selection of debt securities of such series to be redeemed. The registered holder of a debt security will be treated as the owner of it for all purposes.
Amendment, Supplement and Waiver
     Except as provided in the next three succeeding paragraphs, the applicable indenture, the debt securities issued thereunder or the guarantees may be amended or supplemented with respect to a series of debt securities affected by such amendment or supplement with the consent of the holders of at least a majority in principal amount of the then outstanding debt securities of such series(including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, such series debt securities), with each such series voting as a separate class, and, subject to certain exceptions, any existing default or compliance with any provision of the applicable indenture or the debt securities or the guarantees may be waived with respect to a series of debt securities with the consent of the holders of a majority in principal amount of the then outstanding debt securities of each such series voting as a separate class (including consents obtained in connection with a tender offer or exchange offer for Notes).
     Without the consent of each holder affected, an amendment or waiver may not (with respect to any debt securities held by a non-consenting holder):
     (1) reduce the principal amount of debt securities of any series whose holders must consent to an amendment, supplement or waiver,
     (2) reduce the principal of or change the fixed maturity of any debt security or alter the provisions with respect to the redemption of the debt securities; provided, however, that any provision providing for the purchase or repurchase of debt securities shall not be deemed to be a provision with respect to a redemption of the debt securities,
     (3) reduce the rate of or change the time for payment of interest on any debt security,
     (4) waive a default or event of default in the payment of principal of or premium, if any, or interest on the debt securities (except a rescission of acceleration of the debt securities of a series by the holders of at least a majority in aggregate principal amount of the then outstanding debt securities of such series and a waiver of the payment default that resulted from such acceleration),
     (5) make any debt security payable in money other than that stated in the debt securities,
     (6) make any change in the provisions of the applicable indenture relating to waivers of past defaults or the rights of holders of debt securities to receive payments of principal of or premium, if any, or interest on the debt securities,
     (7) waive a redemption payment with respect to any debt security; provided, however, that any purchase or repurchase of debt securities shall not be deemed a redemption of the debt securities, or
     (8) make any change in the foregoing amendment and waiver provisions.
     Notwithstanding the foregoing, without notice to or the consent of any holder of debt securities, we and the trustee may amend or supplement the applicable indenture or the debt securities or the guarantees:
     (1) to cure any ambiguity, defect or inconsistency,
     (2) to provide for uncertificated debt securities in addition to or in place of certificated debt securities,
     (3) to provide for the assumption of our obligations to holders of debt securities in the case of a merger or consolidation,
     (4) to make any change that would provide any additional rights or benefits to the holders of all or any series of debt securities (and if such covenants are for the benefit of less than all series of debt securities, stating that such additional rights or benefits are expressly being included solely for the benefit of such series) or that does not adversely affect the legal rights under the applicable indenture of any such holder,
     (5) to comply with requirements of the SEC in order to effect or maintain the qualification of the applicable indenture under the TIA,
     (6) to comply with requirements of applicable gaming laws or to provide for requirements imposed by applicable gaming authorities,

     (7) to conform the text of the applicable indenture or the debt securities of any series or the guarantees of such series to any provision of the “Description of Notes” section of any prospectus or prospectus supplement or other offering document or similarly named section thereof, relating to the initial offering of such series of Notes, to the extent that such provision in that “Description of Notes” section of any prospectus or prospectus supplement or other offering document or similarly named section thereof was intended to be a verbatim recitation of a provision of the applicable indenture, the debt securities of such series or guarantees of such series;
     (8) to provide for the issuance of additional debt securities of any series of debt securities (including any additional or different restrictions on transfer or exchange of such additional debt securities, including without limitation those that would be appropriate if the additional debt securities were issued in a transaction exempt from registration under the Securities Act) in accordance with the limitations set forth in the applicable indenture as of the date of its execution,
     (9) to allow any guarantor to execute a supplemental indenture and/or a guaranty with respect to any series of debt securities and to release guarantees when permitted by the terms thereof,
     (10) to secure the debt securities of any series,
     (11) to add to our covenants for the benefit of the holders of all or any series of debt securities (and if such covenants are to be for the benefit of less than all series of debt securities, stating that such covenants are expressly being included solely for the benefit of such series) or to surrender any right or power conferred upon us;
     (12) to establish the form or terms of debt securities of any series as permitted by the applicable indenture;
     (13) to evidence and provide for the acceptance of appointment hereunder by a successor trustee with respect to the debt securities of one or more series and to add to or change any of the provisions of the applicable indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one trustee, pursuant to the requirements of the applicable indenture; or
     (14) to add to, change or eliminate any of the provisions of the applicable indenture in respect of one or more series of debt securities, provided that any such addition, change or elimination (i) shall neither (A) apply to any debt security of any series created prior to the execution of such supplemental indenture and entitled to the benefit of such provision nor (B) modify the rights of the holder of any such debt security with respect to such provision or (ii) shall become effective only when there is no debt security described in clause (i) outstanding.
          In addition, any waiver or amendment (1) to the provisions of the article of the applicable indenture which governs subordination or (2) which releases any guarantor from its obligations under any guarantee (except as specified in the guarantee release provisions contained in the applicable indenture prior to any such amendment), in either case will require the consent of the holders of at least 66 2/3% in aggregate principal amount then outstanding of aeach series of debt securities affected by such waiver or amendment voting as a separate class, if such amendment would adversely affect the rights of holders of debt securities of such series.
          A supplemental indenture which changes or eliminates any covenant or other provision of the applicable indenture which has expressly been included solely for the benefit of one or more particular series of debt securities, or which modifies the rights of the holders of debt securities of such series with respect to such covenant or other provision, shall be deemed not to affect the rights under the applicable indenture of the holders of debt securities of any other series. A supplemental indenture which changes or eliminates any covenant or other provision of the applicable indenture with respect to one or more particular series of debt securities (whether or not such covenant or other provision has expressly been included solely for the benefit of such series of debt securities), or which modifies the rights of the holders of debt securities of such series with respect to such covenant or other provision, shall be deemed not to affect the rights under the applicable indenture of the holders of debt securities of any other series.
Legal Defeasance and Covenant Defeasance
     Each indenture provides that we may, at our option and at any time, elect to have all of our obligations discharged with respect to the outstanding debt securities of any series and all obligations of any guarantors discharged with respect to their guarantees of such series (“Legal Defeasance”) except for:

     (1) the rights of holders of outstanding debt securities of such series to receive payments in respect of the principal of, premium, if any, and interest on such debt securities of such series when such payments are due from the trust referred to below;
     (2) our obligations with respect to the debt securities of such series concerning issuing temporary debt securities of such series, registration of debt securities of such series, mutilated, destroyed, lost or stolen debt securities of such series and the maintenance of an office or agency for payment and money for security payments held in trust;
     (3) the rights, powers, trusts, duties and immunities of the trustee, and our obligations in connection therewith; and
     (4) the Legal Defeasance and Covenant Defeasance (as defined below) provisions of the applicable indenture.
     In addition, we may, at our option and at any time, elect to have our obligations and the obligations of the guarantors released with respect to certain covenants in the applicable indenture, including certain provisions described in any prospectus supplement (such release being referred to as “Covenant Defeasance”) and thereafter any omission to comply with those covenants shall not constitute a default or event of default with respect to the debt securities of such series and guarantees of such series. In the event Covenant Defeasance occurs, certain events (not including non-payment, bankruptcy, receivership, rehabilitation and insolvency events) described under “—Events of Default and Remedies” will no longer constitute an event of default with respect to the debt securities of such series.
     In order to exercise either Legal Defeasance or Covenant Defeasance with respect to a series of debt securities:
     (1) we must irrevocably deposit with the trustee, in trust, for the benefit of the holders of the debt securities of such series, cash in U.S. dollars, non-callable government securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest on the outstanding debt securities of such series on the stated maturity or on the applicable redemption date, as the case may be, and we must specify whether such debt securities are being defeased to maturity or to a particular redemption date;
     (2) in the case of Legal Defeasance, we shall have delivered to the trustee an opinion of counsel reasonably acceptable to the trustee confirming that:
     (a) we have received from, or there has been published by, the Internal Revenue Service a ruling, or
     (b) since the date of the applicable indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel shall confirm that, the holders of the outstanding debt securities of such series will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;
     (3) in the case of Covenant Defeasance, we shall have delivered to the trustee an opinion of counsel reasonably acceptable to the trustee confirming that the holders of the outstanding debt securities of such series will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;
     (4) no default or event of default shall have occurred and be continuing either:
     (a) on the date of such deposit (other than a default or event of default resulting from transactions occurring contemporaneously with the borrowing of funds, or the borrowing of funds, to be applied to such deposit); or
     (b) insofar as the occurrence of events of default resulting from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the date of deposit (in which case such defeasance, shall have been effective on the date of deposit until the time of such occurrence, and upon such occurrence shall immediately cease to be effective);

     (5) such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than the applicable indenture) to which we or any of the guarantors is a party or by which we or any of the guarantors is bound;
     (6) we must have delivered to the trustee an opinion of counsel to the effect that after the 91st day following the deposit, the trust funds will not be subject to avoidance as preferential transfers in any proceeding by or against us under any applicable bankruptcy law;
     (7) we must deliver to the trustee an officers’ certificate stating that the deposit was not made by us with the intent of preferring the holders of debt securities of such series over the other creditors of ours or with the intent of defeating, hindering, delaying or defrauding creditors of ours or others; and
     (8) we must deliver to the trustee an officers’ certificate and an opinion of counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.
Satisfaction and Discharge
     Each of the indentures will be discharged and will cease to be of further effect as to all debt securities of a particular series issued thereunder, when:
     (1) either:
     (a) all debt securities of such series that have been authenticated, except lost, stolen or destroyed debt securities of such series that have been replaced or paid and debt securities of such series for whose payment money has been deposited in trust and thereafter repaid to the Company, have been delivered to the trustee for cancellation; or
     (b) all debt securities of such series that have not been delivered to the trustee for cancellation have become due and payable by reason of the mailing of a notice of redemption (and all conditions to such redemption having been satisfied or waived) or otherwise or will become due and payable within one year and we have or any guarantor has irrevocably deposited or caused to be deposited with the trustee as trust funds in trust solely for the benefit of the holders, cash in U.S. dollars, non-callable government securities, or a combination of cash in U.S. dollars and non-callable government securities, in amounts as will be sufficient, without consideration of any reinvestment of interest, to pay and discharge the entire indebtedness on the debt securities of such series not delivered to the trustee for cancellation for principal, premium and accrued interest to the date of maturity or redemption;
     (2) no default or event of default has occurred and is continuing on the date of the deposit (other than a default or event of default resulting from transactions occurring contemporaneously with the borrowing of funds, or the borrowing of funds, to be applied to such deposit) and the deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which we or any guarantor is a party or by which we or any guarantor is bound;
     (3) We or any guarantor has paid or caused to be paid all sums payable by it under the applicable indenture; and
     (4) We have delivered irrevocable instructions to the trustee under the applicable indenture to apply the deposited money toward the payment of the securities of such series at maturity or on the redemption date, as the case may be.
     In addition, we must deliver an officers’ certificate and an opinion of counsel to the trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.
     Upon compliance with the foregoing, the trustee shall execute proper instrument(s) acknowledging the satisfaction and discharge of all of our obligations under the debt securities and the applicable indenture.
Concerning the Trustee
     Each of the indentures contains certain limitations on the rights of the trustee, should it become a creditor of ours, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue in certain circumstances or resign. The holders of a majority in principal amount of the then outstanding debt securities of a particular series will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee, subject to certain exceptions. Each of the indentures provides that in case an event of default shall occur (which shall not be cured), the trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. However, the trustee will be under no obligation to exercise any of its rights or powers under the applicable indenture at the request of any holder of debt securities of such series, unless such holder shall have offered to the trustee security and indemnity satisfactory to it against any loss, liability or expense.
     The trustee may serve as trustee under one or more of the indentures governing other debt securities of ours, including the indentures governing our 8.75% senior subordinated notes, our 8.25% senior subordinated notes and our 7.50% senior subordinated notes.
Guarantees
          Debt securities may be guaranteed by one or more of our subsidiaries, if so provided in the applicable prospectus supplement or other offering material. The prospectus supplement or other offering material will describe the terms of any guarantees, including, among other things, the ranking of the guarantee, the method for determining the identity of the guarantors and the conditions under which guarantees will be added or released. Any guarantees will be joint and several obligations of the guarantors. The obligations of each guarantor under its guarantee will be limited as necessary to prevent the guarantee from constituting a fraudulent conveyance or fraudulent transfer under applicable law and may be subject to other limitations.
Mandatory Redemption or Disposition Pursuant to Gaming Laws
          The indentures provide that each holder and beneficial owner of debt securities, by accepting any of the debt securities subject thereto, shall be deemed to have agreed that if the gaming authority of any jurisdiction of which we or any of our subsidiaries conducts or proposes to conduct gaming, makes a determination of unsuitability of a holder or beneficial owner of debt securities (or an affiliate thereof), or requires that a person who is a holder or the beneficial owner of the debt securities (or an affiliate thereof) be licensed, qualified or found suitable under applicable gaming laws, or requires that such holder or beneficial owner (or an affiliate thereof) reduce its position in the debt securities to below a level that would require licensure, qualification or a finding of suitability, and such holder or beneficial owner (or affiliate thereof) fails to apply for a license, qualification or a finding of suitability within 30 days (or such shorter period as may be required by the applicable gaming authority), fails to reduce its position in the debt securities appropriately or is denied such license or qualification or is not found suitable, we shall have the right, at our option:
•	to require such person to dispose of all or a portion of its debt securities within 30 days (or such earlier date as may be required by the applicable gaming authority) of receipt of notice or finding by such gaming authority; or

•	to redeem such debt securities at a redemption price equal to the least of (i) 100% of the principal amount thereof or the price at which such person acquired such debt securities, plus in either case accrued and unpaid interest, if any, to the earlier of the date of redemption or the date of the denial of license or qualification or of finding of unsuitability by the applicable gaming authority or (ii) such other lesser amount as may be required by any gaming authority.
          Immediately upon a determination by a gaming authority that a holder or beneficial owner of debt securities (or affiliate thereof) will not be licensed, qualified or found suitable or is denied a license, qualification or finding of suitability, the holder or beneficial owner will not have any further rights with respect to the debt securities: (i) to exercise, directly or indirectly, through any person, any right conferred by the debt securities or (ii) receive any interest or any other distribution or payment with respect to the debt securities, or any remuneration in any form from us for services rendered or otherwise, except the redemption price of the debt securities.
          We shall notify the trustee in writing of any such redemption as soon as practicable. We shall not be responsible for any costs or expenses any such holder may incur in connection with its application for a license, qualification or a finding of suitability.
          In addition, by accepting a debt security, each holder or beneficial owner of a debt security will be agreeing to comply with all requirements of the gaming laws and gaming authorities in each jurisdiction where we and our affiliates are licensed or registered under applicable gaming laws or conduct gaming activities. Each holder or beneficial owner will also be agreeing that the debt securities held by such holder or beneficial owner shall be subject to the provisions of Article XIII of Pinnacle Entertainment’s Restated Certificate of Incorporation (dealing with gaming laws and gaming-related restrictions on ownership and transfer), including any amendments thereto or any successor provisions thereto. See “Certain Provisions of our Certificate of Incorporation, Bylaws and Statutes—Charter Provisions Containing Gaming Suitability Requirements.”
DESCRIPTION OF PREFERRED STOCK
          Our certificate of incorporation permits us to issue, without prior permission from our stockholders, up to 250,000 shares of our $1.00 par value preferred stock. No shares of our preferred stock are currently issued or outstanding.
          Our board of directors may, without further action of the stockholders, issue undesignated preferred stock in one or more classes or series, with the number of shares of each series and the rights, preferences and limitations of each series to be determined by it. Any undesignated preferred stock issued by us may:
•	rank prior to our common stock as to dividend rights, liquidation preference or both;

•	have full or limited voting rights; and

•	be convertible into shares of common stock or other securities.
          We will describe in a supplement to this prospectus the specific terms of a particular series of preferred stock being offered. These terms may include some or all of the following:
•	the maximum number of shares in the series;

•	the designation of the series;

•	the number of shares we are offering;

•	any liquidation preference per share;

•	the initial offering price per share;

•	any voting rights of the series;

•	any dividend rights and the specific terms relating to these dividend rights, including the applicable dividend rate, if any, on the shares of such series, the conditions and dates upon which such dividends will be payable, the preference or relation which such dividends will bear to the dividends payable on any other class or classes or on any other series of capital stock, and whether such dividends will be cumulative or non-cumulative;

•	our right, if any, to defer payment of dividends and the maximum length of any such deferral period;

•	whether the shares of such series will be redeemable and, if so, the times, prices and other terms and conditions of such redemption;

•	the relative ranking and the rights of the holders of shares of such series as to dividends and upon the liquidation, dissolution or winding up of our company;

•	whether or not the shares of such series will be subject to the operation of a retirement or sinking fund and, if so, the extent to and manner in which any such retirement or sinking fund shall be applied to the purchase or redemption of the shares of such series for retirement or to other corporate purposes and the terms and provisions relative to the operation thereof;

•	whether or not the shares of such series shall be convertible into, or exchangeable for, (a) our debt securities, (b) shares of any other class or classes of stock of our company, or of any other series of the same or different class of stock, or (c) shares of any class or series of stock of any other corporation, and if so convertible or exchangeable, the price or prices or the rate or rates of conversion or exchange and the method, if any, of adjusting the same;

•	while any shares of such series are outstanding, the limitations and restrictions, if any, upon the payment of dividends or making of other distributions on, and upon the purchase, redemption or other acquisition by our company of, our common stock, or any other class or classes of stock of our company ranking junior to the shares of such series either as to dividends or upon liquidation;

•	the conditions or restrictions, if any, upon the creation of indebtedness of our company or upon the issue of any additional stock, including additional shares of such series or of any other series or of any other class, ranking on a parity with or prior to the shares of such series as to dividends or distribution of assets on liquidation, dissolution or winding up;

•	whether fractional interests in shares of the series will be offered in the form of depositary shares as described below under “Description of Depositary Shares;”

•	restrictions on transfer, sale or other assignment, if any;

•	any other preference or provision and relative, participating, optional or other special rights or qualifications, limitations or restrictions thereof; and

•	our ability to modify the rights of holders otherwise than by a vote of a majority or more of the series outstanding.
          The preferred stock will, when issued, be fully paid and non-assessable.
          Any issuance of shares of preferred stock, or the issuance of rights to purchase preferred shares, may have the effect of delaying, deferring or preventing a change of control in our company or an unsolicited acquisition proposal. For a description of the provisions of our certificate of incorporation and bylaws that could have an effect of delaying, deferring or preventing a change in control of our company and that would operate only with respect to an extraordinary corporate transaction involving us (or any of our subsidiaries), see the description in this prospectus under the heading “Certain Provisions of our Certificate of Incorporation, Bylaws and Statutes.”
          The issuance of preferred stock also could decrease the amount of earnings and assets available for distribution to the holders of common stock or could adversely affect the rights and powers, including voting rights, of the holders of common stock.
DESCRIPTION OF DEPOSITARY SHARES
          We may, at our option, elect to offer fractional shares of preferred stock or other equity stock, rather than full shares of preferred stock or such other equity stock. In the event we exercise this option, we will issue receipts for depositary shares, each of which will represent a fraction, to be described in an applicable prospectus supplement, of a share of a particular series of preferred stock or other equity stock. The preferred stock or other equity stock represented by depositary shares will be deposited under a deposit agreement between us and a bank or trust company selected by us. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled, in proportion to the applicable preferred stock or other equity stock or fraction thereof represented by the depositary share, to all of the rights and preferences of the preferred stock or other equity stock represented thereby, including any dividend, voting, redemption, conversion or liquidation rights. For an additional description of our common stock and preferred stock, see the descriptions in this prospectus under the headings “Description of Common Stock” and “Description of Preferred Stock,” respectively.
          The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. The particular terms of the depositary shares offered by any prospectus supplement will be described in the prospectus supplement, which will also include a discussion of certain U.S. federal income tax consequences.
          A copy of the form of deposit agreement, including the form of depositary receipt, will be filed as an exhibit to the reports we file with the SEC which will be incorporated by reference into the registration statement of which this prospectus is a part.

DESCRIPTION OF COMMON STOCK
          Our authorized common stock consists of 100,000,000 shares of common stock, par value $0.10 per share. As of March 25, 2009, 60,063,181 shares of common stock were issued and outstanding (excluding treasury shares) and held of record by approximately 2,407 stockholders. The following description of our common stock and provisions of our certificate of incorporation and bylaws are only summaries, and we encourage you to review complete copies of our certificate of incorporation and bylaws, which we have previously filed with the SEC. For more information regarding the common stock which may be offered by this prospectus, please refer to the applicable prospectus supplement, other offering material, our certificate of incorporation, which is incorporated by reference as an exhibit to the registration statement of which this prospectus forms a part, and, if applicable, any certificate of designations establishing a series of preferred stock, which will be filed with the SEC as an exhibit to or incorporated by reference into the registration statement on or about the time of issuance of that series of preferred stock.
          The holders of our common stock are entitled to one vote for each share of the common stock on all matters voted on by such stockholders, including elections of directors except as otherwise may be provided by law and, except as otherwise required by law or provided in any resolution adopted by our board of directors with respect to any series of preferred stock, the holders of the common stock exclusively possess all voting power. Subject to any preferential rights of any outstanding series of preferred stock designated by the board of directors from time to time, the holders of the common stock are entitled to dividends from the funds legally available therefor, and upon liquidation are entitled to receive pro rata all of our assets available for distribution to such holders after distribution in full of the preferential amount to be distributed to holders of shares of preferred stock. All outstanding shares of the common stock are validly issued, fully paid and nonassessable. The common stock has no preemptive or conversion rights or other subscription rights and there are no sinking fund or, except as described in this prospectus under the heading “Certain Provisions of our Certificate of Incorporation, Bylaws and Statutes,” redemption provisions applicable to the common stock. For a description of the provisions of our certificate of incorporation and bylaws that could have an effect of delaying, deferring or preventing a change in control of us and that would operate only with respect to an extraordinary corporate transaction involving us (or any of our subsidiaries), see the description in this prospectus under the heading “Certain Provisions of our Certificate of Incorporation, Bylaws and Statutes.”
          The rights and privileges of our common stock may be subordinate to the rights and preferences of any of our preferred stock.
          In the event that we adopt a stockholder protection rights plan or similar plan that involves the distribution to stockholders of rights under such a plan, any common stock we offer would also include any associated rights under such a plan (subject to the terms and conditions of any such plan).
          Our common stock is traded on the New York Stock Exchange under the symbol “PNK”.
          The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company.

DESCRIPTION OF WARRANTS
          We may issue warrants for the purchase of our common stock, preferred stock, depositary shares, debt securities and/or other securities in one or more series. Warrants may be issued independently or together with any common stock, preferred stock, depositary shares, debt securities and/or other securities offered by any prospectus supplement and may be attached to or separate from those securities. Each warrant will entitle the holder to purchase for cash a number of shares of common stock, preferred stock or depositary shares and/or the number or amount of other securities and/or the principal amount of debt securities at the exercise price as will in each case be described in, or can be determined from, the applicable prospectus supplement relating to the offered warrants. Each series of warrants will be issued under separate warrant agreements to be entered into between us and a bank or trust company, as warrant agent. You should read the particular terms of the warrants, which will be described in more detail in the applicable prospectus supplement. The particular terms of any warrants offered by any prospectus supplement, and the extent to which the general provisions summarized below may apply to the offered securities, will be described in the prospectus supplement.
          As of March 27, 2009, there were no warrants outstanding to purchase our securities.
          The applicable prospectus supplement will describe the terms of the warrants we offer, the warrant agreement relating to the warrants and the certificates representing the warrants, including, to the extent applicable:
•	the title and aggregate number of the warrants;

•	the offering price;

•	the currency or currencies, including composite currencies or currency units, in which the price of the warrants may be payable;

•	the number of shares of common stock or preferred stock or depositary shares, or the number or amount of other securities, purchasable upon the exercise of a warrant;

•	the exercise price or manner of determining the exercise price, the manner in which the exercise price may be paid, including the currency or currency units in which the price may be payable, and any minimum number of warrants exercisable at one time;

•	if warrants for purchase of debt securities are offered, the principal amount of the series of debt securities that can be purchased if a holder exercises a warrant and the price at which and currencies in which such principal amount may be purchased upon exercise;

•	if warrants for the purchase of common stock, preferred stock or depositary shares are offered, the total number of shares that can be purchased if a holder of the warrants exercises them and, in the case of warrants for preferred stock or depositary shares, the designation, total number and terms of the series of preferred stock that can be purchased upon exercise or that are underlying the depositary shares that can be purchased on exercise;

•	if warrants for the purchase of other securities are offered, the total number or amount of other securities that can be purchased if a holder of the warrants exercises them and the type and terms of the other securities;

•	the designation and terms of any series of preferred stock or depositary shares with which the warrants are being offered and the number of warrants being offered with each share of common stock, preferred stock or depositary share;

•	when the warrants become exercisable and the expiration date;

•	the terms of any right of ours to redeem or call the warrants;

•	the terms of any right of ours to accelerate the exercisability of the warrants;

•	where the warrant certificates may be transferred and exchanged;

•	whether the warrants are to be issued with common stock or debt securities or other securities and, if so, the number and terms of any such offered securities;

•	the date, if any, on and after which the warrants and the related shares of common stock or debt securities or other securities will be separately transferable;

•	United States federal income tax consequences applicable to the warrants; and

•	any other terms of the warrants, including terms, procedures and limitations relating to exchange and exercise of the warrants.

DESCRIPTION OF RIGHTS
          We may from time to time, issue rights to purchase of shares of our common stock, preferred stock or other securities. The rights may or may not be transferable by the persons purchasing or receiving the rights. In connection with any rights offering, we may enter into a standby underwriting or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other persons would purchase any offered securities remaining unsubscribed for after such rights offering.
          Each series of rights will be issued under a separate rights agreement to be entered into between the Company, from time to time, and a bank or trust company, as rights agent, all as set forth in the prospectus supplement relating to the particular issue of rights. The rights agent will act solely as an agent of ours in connection with the certificates relating to the rights and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights.
          The applicable prospectus supplement will describe the terms of the rights to be issued, including the following where applicable:
•	the date for determining the security holders entitled to the rights distribution;

•	the aggregate number of rights and the aggregate of amount of common shares or other securities purchasable upon exercise of the rights;

•	the exercise price and any adjustments to such exercise price;

•	the aggregate number of rights being issued;

•	the date, if any, on and after which the rights may be transferable separately;

•	the date on which the right to exercise the rights shall commence and the date on which the right shall expire;

•	any special United States federal income tax consequences; and

•	any other terms of the rights, including terms, procedures and limitations relating to the distribution, exchange and exercise of the rights.
          If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than our security holders, to or through agents, underwriters or dealer or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.
DESCRIPTION OF PURCHASE CONTRACTS
          We may issue purchase contracts obligating holders to purchase from us, and us to sell to the holders, our securities at a future date or dates. Alternatively, the purchase contracts may obligate us to purchase from holders, and obligate holders to sell to us, our securities. These payments may be unsecured or prefunded on a basis to be specified in the prospectus supplement relating to the purchase contracts. The purchase contracts may provide for settlement by delivery by or on behalf Pinnacle Entertainment of securities or may provide for settlement by reference or linkage to the value, performance or trading price of our securities. The purchase contracts may be issued separately or as part of a units consisting of purchase contracts and debt securities, prefered sotck or debt obligations of third parties, incliuding U.S. treasury securities, other purchase contracts ro common stock. The purchase contracts may require us to make periodic payments to the holders of purchase contracts.
          The applicable prospectus supplement will describe the terms of any purchase contract. The purchase contracts will be issued pursuant to documents to be issued by us. You should read the particular terms of the documents, which will be described in more detail in the applicable prospectus supplement.

DESCRIPTION OF UNITS
          We may issue units consisting of one or more purchase contracts, warrants, debt securities, shares of preferred stock, shares of common stock, rights, depositary shares or any combination of such securities. The applicable prospectus supplement will describe: the terms of the units and of the securities comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately. You should read the particular terms of the documents pursuant to which the units would be issued, which will be described in more detail in the applicable prospectus supplement.
CERTAIN PROVISIONS OF OUR CERTIFICATE OF INCORPORATION, BYLAWS AND STATUTES
Possible Antitakeover Effect of Certain Statutory, Charter and Bylaw Provisions
          The provisions of Delaware law, and of our certificate of incorporation and bylaws, may have the effect of delaying, deferring or discouraging another person from acquiring control of our company, including takeover attempts that might result in a premium over the market price for the shares of common stock and our other securities.
Section 203 of the Delaware General Corporation Law
          We are subject to the provisions of Section 203 of the Delaware General Corporation Law. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless:
•	before the time that the person became an interested stockholder, the board of directors approved either the business combination or the transaction that resulted in the person becoming an interested stockholder;

•	upon consummation of the transaction which resulted in that person becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding, for purposes of determining the number of shares outstanding, shares owned by certain directors or certain employee stock plans; or

•	at or after the time that the person became an interested stockholder, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders by the affirmative vote of at least 66-2/3% of the outstanding voting stock that is not owned by the interested stockholder.
          Generally, a “business combination” includes a merger, asset sale or other transaction resulting in a financial benefit to the stockholder. In general, an “interested stockholder” is a person who, together with affiliates and associates, either owns 15% or more of our outstanding voting stock or within three prior years did own 15% or more of our outstanding voting stock. The statute could have the effect of delaying, deferring or preventing a change in control of our company.
Certificate of Incorporation and Bylaw Provisions
          Our certificate of incorporation authorizes our board of directors to designate and issue, without stockholder approval, preferred stock with such terms as our board may determine. This ability to issue what is commonly referred to as “blank check” preferred stock, or rights to acquire preferred stock, may have the effect of delaying, deferring or preventing a change of control of our company or an unsolicited acquisition proposal.
          Under our bylaws, any vacancy on our board of directors, however occurring, including a vacancy resulting from an enlargement of our board, may only be filled by vote of a majority of our directors then in office, even if less than a quorum. The limitations on the filling of vacancies could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from attempting to acquire, control of our company.
          Our bylaws provide that special meetings of the stockholders may only be called by the chairman of the board of directors or by the board of directors. Our bylaws further provide that stockholders at an annual meeting may only consider proposals or nominations made (a) pursuant to our proxy materials with respect to such meeting, (b) by or at the direction of the board or (c) by a stockholder who was a stockholder of record at the time of giving of the notice required by the bylaws, who is entitled to vote at the meeting and who has given to our corporate secretary timely written notice, in proper form, of the stockholder’s intention to bring that proposal or nomination before the meeting. For the avoidance of doubt, the foregoing clause (c) shall be the exclusive means for a stockholder to make nominations or propose business (other than business included in our proxy materials pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended) at an annual meeting of stockholders. Although our bylaws do not give the board of directors the power to approve or disapprove stockholder nominations of candidates or proposals regarding other business to be conducted at an annual meeting, our bylaws may have the effect of precluding the consideration of some business at a meeting if the proper procedures are not followed or may discourage or deter a potential acquiror from conducting a solicitation of proxies to elect its own slate of directors or otherwise attempting to obtain control of our company.
          The Delaware corporate law provides generally that the affirmative vote of a majority of the shares entitled to vote on any matter is required to amend a corporation’s certificate of incorporation or bylaws or to approve mergers, consolidations or the sale of all or substantially all its assets, unless a corporation’s certificate of incorporation or bylaws, as the case may be, requires a greater percentage. Our bylaws may be amended or repealed by a majority vote of the board of directors, subject to any limitations set forth in the bylaws, and may also be amended by the stockholders by the affirmative vote of the holders of at least two-thirds of the outstanding voting power of our capital stock issued and outstanding and entitled to vote generally in the election of directors. The two-thirds stockholder vote would be in addition to any separate class vote that might in the future be required pursuant to the terms of any series of preferred stock that might be outstanding at the time any of these amendments are submitted to stockholders.
          These and other provisions contained in our certificate of incorporation and bylaws could delay or discourage transactions involving an actual or potential change in control of us or our management, including transactions in which stockholders might otherwise receive a premium for their shares over then current prices. Such provisions could also limit the ability of stockholders to remove current management or approve transactions that stockholders may deem to be in their best interests and could adversely affect the price of our common stock.
Charter Provisions Containing Gaming Suitability Requirements
          In addition to the foregoing, our certificate of incorporation requires that if a person owns or controls our securities or the securities of our affiliated companies and is determined by a gaming authority to be unsuitable to own or control such securities or in the sole discretion of our board of directors is deemed likely to jeopardize our right to conduct gaming activities in any of the jurisdictions in which we conduct or intend to conduct gaming activities, we may redeem, and if required by a gaming authority shall redeem, such person’s securities to the extent required by the government gaming authority or deemed necessary or advisable by us.
          If a gaming authority requires us, or if we deem it necessary or advisable, to redeem such securities, we will serve notice on the holder who holds securities subject to redemption and will call for the redemption of the securities of such holder at a redemption price equal to that required to be paid by the gaming authority making the finding of unsuitability, or if such gaming authority does not require a certain price per share to be paid, a sum deemed reasonable by us, which in our discretion may be the original purchase price, the then current trading price of the securities or another price we determine. The redemption price may be paid in cash, by promissory note, or both, as required by the applicable gaming authority and, if not so required, as we elect. Unless the gaming authority requires otherwise, the redemption price will in no event exceed:
          (1) the closing sales price of the securities on the national securities exchange on which such shares are then listed on the date the notice of redemption is delivered to the person who has been determined to be unsuitable, or
          (2) if such shares are not then listed for trading on any national securities exchange, then the closing sales price of such shares as quoted in the NASDAQ National Market System, or
          (3) if the shares are not then so quoted, then the mean between the representative bid and the ask price as quoted by NASDAQ or another generally recognized reporting system.

          Beginning on the date that a gaming authority serves notice of a determination of unsuitability or the loss or threatened loss of a gaming license upon us, and until the securities owned or controlled by the unsuitable person are owned or controlled by persons found by such gaming authority to be suitable to own them, it shall be unlawful for the unsuitable person or any affiliate of such person (i) to receive any dividend, payment, distribution or interest with regard to the securities, (ii) to exercise, directly or indirectly or through any proxy, trustee, or nominee, any voting or other right conferred by such securities, and such securities shall not for any purposes be included in our securities entitled to vote, or (iii) to receive any remuneration in any form from the corporation or an affiliated company for services rendered or otherwise.
          From and after the date of redemption, such securities will no longer be deemed to be outstanding and all rights of the person who was determined to be unsuitable, other than the right to receive the redemption price, will cease. Such person shall surrender the certificates for any securities to be redeemed in accordance with the requirements of the redemption notice.
          The foregoing is not a complete summary of all of the suitability requirements and other gaming law requirements contained in our certificate of incorporation. Please refer to the complete text of our certificate of incorporation filed as an exhibit to the registration statement of which this prospectus is a part.
          For information on certain restrictions on ownership and transfer of our securities imposed by gaming regulations, see the description in this prospectus under the heading “Government Regulation and Gaming Issues.”
Limitations of Liability and Indemnification of Directors and Officers
          Our certificate of incorporation limits the liability of directors to us and our stockholders. Specifically, a director will not be personally liable for monetary damages for breach of fiduciary duty as a director, except for liability:
•	for any breach of the director’s duty of loyalty to us or our stockholders;

•	for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law;

•	under Section 174 of the Delaware General Corporation Law, which concerns unlawful payments of dividends, stock purchases or redemptions; or

•	for any transaction from which the director derived an improper personal benefit.
          Our certificate of incorporation provides that we will indemnify our officers and directors to the fullest extent permitted by the Delaware General Corporation Law, and our bylaws provide that we will indemnify and advance expenses to our elected officers and directors to the fullest extent permitted by the Delaware General Corporation Law, as it now exists or may in the future be amended, against all expenses and liabilities reasonably incurred in connection with their service for or on behalf of our company. We believe that these provisions will assist us in attracting and retaining qualified individuals to serve as directors and elected officers. Under our bylaws, elected officers consist of the following officers: chairman of the board, vice chairman of the board, a chief executive officer, president, chief operating officer, chief financial officer, treasurer, secretary, or general counsel. Our board of directors may also elect such other officers as the board of directors determines to be elected officers. With respect to those employees that are not considered elected officers, our bylaws provide that we may indemnify and advance expenses to the same extent as is allowed for elected officers under our bylaws.
GOVERNMENT REGULATION AND GAMING ISSUES
          The ownership and operation of gaming companies are subject to extensive regulation. In particular, Indiana, Louisiana, Missouri, Nevada, New Jersey, and the Province of Neuquén in Argentina have laws, statutes, ordinances and/or regulations (collectively, “Gaming Laws”) affecting the operation of our gaming business and the ownership and disposition of our securities. We summarize these Gaming Laws below.
          Our certificate of incorporation requires that any person (as defined in our certificate of incorporation) who owns or controls our securities must comply with Gaming Laws governing such person’s “suitability” as an investor. These provisions apply to all the securities offered by us. Any purchaser or holder of securities that we have offered shall be deemed to have agreed to such provisions. If a person owns or controls our securities or the securities of our affiliated companies and is determined by a gaming authority to be unsuitable to own or control such securities or in the sole discretion of our board of directors is deemed likely to jeopardize our right to conduct gaming activities in any of the jurisdictions in which we conduct or intend to conduct gaming activities, we may redeem, and if required by a gaming authority shall redeem, such person’s securities to the extent required by the gaming authority or deemed necessary or advisable by us.
          If a gaming authority requires us, or if we deem it necessary or advisable, to redeem a holder’s securities, we will serve notice on the holder who holds the securities subject to redemption and will call for the redemption of the securities of such holder at a redemption price equal to that required to be paid by the gaming authority making the finding of unsuitability, or if such gaming authority does not require a certain price per share to be paid, a sum deemed reasonable by us.
          Indiana. The ownership and operation of riverboat casinos at Indiana-based sites are subject to extensive state regulation under the Indiana Riverboat Gambling Act (the “Indiana Act”), as well as regulations which the Indiana Gaming Commission (the “Indiana Commission”) has adopted pertaining to the Indiana Act. The Indiana Act grants broad and pervasive regulatory powers and authorities to the Indiana Commission. The comprehensive regulations cover ownership, reporting, rules of game and operational matters; thus, the Indiana Act and regulations are significant to prospects for successfully operating the Belterra facility. The Indiana Act has been challenged based on its constitutionality on two occasions and was found constitutional on both occasions.
          The Indiana Act authorizes the issuance of up to ten riverboat owner’s licenses to be operated from counties that are contiguous to the Ohio River and Lake Michigan. In October 2000, Belterra, the tenth riverboat, commenced operations along the Ohio River. Five of the riverboats are in counties contiguous to the Ohio River and five are in counties contiguous to Lake Michigan. The Indiana Act originally included an eleventh license for a county contiguous to Patoka Lake. In April 2003, the Indiana General Assembly passed legislation that eliminated the license for a county contiguous to Patoka Lake, but authorized the establishment and operation of a riverboat casino in Orange County, Indiana. Under this legislation, the Indiana Commission is authorized to enter into an operating agreement for up to 20 years with a qualified operator for this facility. The Indiana Commission has selected an operator for the facility and has entered into an operating agreement with this operator. The Orange County riverboat casino began operations in November 2006.
          In 2007, the Indiana General Assembly adopted legislation that authorized the holders of Indiana’s two parimutuel racing permits to obtain gambling game licenses from the Indiana Commission and install up to 2,000 slot machines at their respective racetracks. The first of these new racinos opened on June 2, 2008 in Anderson, and the second racino opened one week later in Shelbyville. Both racinos are regulated by the Indiana Commission.
          A riverboat owner’s license is a revocable privilege and is not a property right under the Indiana Act. An Indiana license entitles the licensee to own and operate one riverboat. In its 2003 session, the Indiana General Assembly passed legislation that became effective July 1, 2003, that permits a company to own up to 100% of two separate riverboat owner licenses. An Indiana riverboat owner’s license has an initial effective period of five years; thereafter, a license is subject to annual renewal. After the expiration of the initial license, the Indiana Commission will conduct a complete re-investigation every three years, but the Indiana Commission reserves the right to investigate licenses at any times it deems necessary. The Indiana Commission has broad discretion over the initial issuance of licenses and over the renewal, revocation, suspension, restriction and control of riverboat owner’s licenses. Officers, directors and principal owners of the actual license holder and employees who are to work on the riverboat are subject to substantial disclosure requirements as a part of securing and maintaining necessary licenses. The license granted to Belterra had an initial five-year term, which expired on October 22, 2005. We submitted a formal request for a renewal of Belterra’s riverboat owner’s license within the timetable established by the Indiana Commission, and on November 17, 2005, the Indiana Commission approved the renewal of Belterra’s riverboat owner’s license for a period of one year. Our riverboat owner’s license was renewed again on September 14, 2006 and will continue to be subject to annual renewal. Our most recent one-year renewal was granted by the Indiana Commission on November 13, 2008, retroactive to October 23, 2008.
          Contracts to which Belterra is party are subject to disclosure and approval processes imposed by the regulations. A riverboat owner licensee may not enter into or perform any contract or transaction in which it transfers or receives consideration which is not commercially reasonable or which does not reflect the fair market value of the goods or services rendered or received. All contracts are subject to approval by the Indiana Commission. Suppliers of gaming equipment and materials must also be licensed under the Indiana Act.

          Licensees are statutorily required to disclose to the Indiana Commission the identity of all directors, officers and persons holding direct or indirect beneficial interests of 1% or greater. The Indiana Commission also requires a broad and comprehensive disclosure of financial and operating information on licensees and their principal officers, their parent corporations and other upstream owners. The Indiana Act prohibits contributions to a candidate for a state, legislative, or local office, to a candidate’s committee or to a regular party committee by the holder of a riverboat owner’s license or a supplier’s license, by an officer of a licensee, by an officer of a person that holds at least a 1% interest in the licensee or by a person holding at least a 1% interest in the licensee. The Indiana Commission has promulgated a rule requiring quarterly reporting of such licensees, officers, and persons. Prior to June 2002, riverboats were required to conduct excursions, which limited the times during which patrons could enter the riverboat. In June 2002, the Indiana General Assembly authorized riverboats to either continue conducting excursions or to implement a flexible boarding schedule and remain dockside in order to allow patrons to enter the riverboat at any time during operating hours. Belterra began dockside operation on August 1, 2002.
          Under the Indiana Act, “adjusted gross receipts” (“AGR”) means the total of all cash and property received from gaming less cash paid out as winnings and uncollectible gaming receivables (not to exceed 2%). Those riverboats electing to operate dockside will be subject to the following graduated wagering tax based on a state fiscal year (July 1 of one year through June 30 of the following year):
•	15% of the first $25 million of AGR.

•	20% of AGR in excess of $25 million, but not exceeding $50 million.

•	25% of AGR in excess of $50 million, but not exceeding $75 million.

•	30% of AGR in excess of $75 million, but not exceeding $150 million.

•	35% of AGR in excess of $150 million, but not exceeding $600 million.

•	40% of AGR in excess of $600 million.
          A wagering tax of 22.5% is imposed on those riverboats that continue to conduct excursions.
          The Indiana Act also prescribes an additional tax for admissions, based on $3 per person for riverboats operated from counties contiguous to Lake Michigan and the Ohio, and $4 per person for the riverboat in Orange County. Those riverboats conducting excursions must pay the admissions tax on a passenger per excursion basis which requires payment of the admission tax on carryover patrons. Those riverboats conducting dockside operations pay the admission tax on each person admitted to the riverboat. The carryover patron calculation is, thus, eliminated with the commencement of dockside operations. Real property taxes are imposed on riverboats at rates determined by local taxing authorities. Income to us from Belterra is subject to the Indiana adjusted gross income tax. Sales on a riverboat and at related resort facilities are subject to applicable use, excise and retail taxes. The Indiana Act requires a riverboat owner licensee to directly reimburse the Indiana Commission for the costs of inspectors and agents required to be present while authorized gaming is conducted.
          In its 2003 legislative session, the Indiana General Assembly authorized riverboat casinos to remain open 24 hours per day, seven days a week, with those hours to be set at the election of the riverboat. In July 2003, Belterra began continuous 24-hour gaming each day of the week. In its 2003 legislative session, the Indiana General Assembly imposed a retroactive wagering tax on all riverboats, moving the effective date of the 2002 graduated wagering tax from August 1, 2002 to July 1, 2002. The state Department of Revenue has assessed this retroactive tax on the riverboats, without providing an offset for taxes paid at a higher tax rate during that one-month period. Belterra and the other riverboat casinos filed protests with the state, asserting that this interpretation of the legislation is erroneous and should be set aside. These protests were not successful.
          Through the establishment of purchasing goals, the Indiana Act encourages minority and women’s business enterprise participation in the riverboat gaming industry. The Indiana Commission is required to establish annual goals for the use of minority and women business enterprises by a riverboat licensee. The goals must be derived from a statistical analysis of utilization study of licensee contracts for goods and services. The Indiana Commission may suspend, limit or revoke the owner’s license or impose a fine for failure to comply with the statutory goals. Under the goals in effect through December 31, 2007, each riverboat licensee was required to expend at least 10% of the total dollar value of the licensee’s qualified contracts for goods and services with minority business enterprises and 5% with women business enterprises. In 2007, the Indiana Commission completed a utilization study of expenditures made by Indiana riverboats from January 1, 2003 to December 31, 2005 in four categories: construction; procurement/supplies; professional services; and other services. The results indicated that the only statistically significant disparity existed in expenditures made to women owned business enterprises in the construction category. On September 13, 2007, the Indiana Commission adopted a resolution establishing new expenditure goals solely in the area where the significant statistical disparity existed. These goals, effective January 1, 2008, established a 10.9% annual goal for expenditures to women owned business enterprises for the purchase of construction goods and services.
          Minimum and maximum wagers on games on the riverboat are left to the discretion of the licensee. Wagering may not be conducted with money or other negotiable currency. There are no statutory restrictions on extending credit to patrons with the exception of persons participating in the voluntary exclusion program; however, the matter of credit continues to be a matter of potential legislative action.
          If an institutional investor acquires 5% or more of any class of voting securities of a licensee (or a holding or intermediary company of a licensee), the investor is required to notify the Indiana Commission and to provide additional information, and may be subject to a finding of suitability. Institutional investors who acquire 15% or more of any class of voting securities are subject to a finding of suitability. Any other person who acquires 5% or more of any class of voting securities of a licensee (or a holding or intermediary company of a licensee) is required to apply to the Indiana Commission for a finding of suitability.
          A riverboat licensee or an affiliate may not enter into a debt transaction of $1,000,000 or more without approval of the Indiana Commission. The Indiana Commission has taken the position that a “debt transaction” includes increases in maximum amount available under revolving credit facilities. A riverboat owner licensee or any other person may not lease, hypothecate, borrow money against or loan money against or otherwise securitize a riverboat owner’s license. Indiana Commission regulations also require a licensee or applicant (or affiliate) to conduct due diligence to ensure that each person with whom the licensee or applicant (or affiliate) enters into a debt transaction would be suitable for licensure under the Indiana Act. The Indiana Commission rules require that:
•	a written request for approval of the debt transaction, along with relevant information regarding the debt transaction, be submitted to the Indiana Commission at least ten days prior to a scheduled meeting of the Indiana Commission;

•	a representative of the riverboat licensee or applicant be present at the meeting to answer any questions; and

•	a decision regarding the approval of the debt transaction be issued by the Indiana Commission at the next following meeting.
          The Indiana Commission rules also authorize the Executive Director of the Indiana Commission to waive certain of these requirements with the approval of the chairperson of the Indiana Commission and an outside financial expert retained by the Indiana Commission. A licensee, or its parent company, that is publicly traded must notify the Indiana Commission of a public offering that will be registered with the SEC. The licensee must notify the Indiana Commission within 10 business days of the initial filing of a registration statement with the SEC. An ownership interest in a licensee may only be transferred in accordance with the Indiana Act and rules promulgated thereunder.
          The Indiana Commission has promulgated a rule that prohibits distributions, excluding distributions for the payment of state or federal taxes, by a licensee to its partners, shareholders, itself or any affiliated entity if the distribution would impair the financial viability of the riverboat gaming operation. The Indiana Commission has also promulgated a rule mandating licensees to maintain a cash reserve against defaults in gaming debts. The cash reserve must be equal to licensee’s average payout for a three-day period based on the riverboat’s performance the prior calendar quarter. The cash reserve can consist of cash on hand, cash maintained in Indiana bank accounts and cash equivalents not otherwise committed or obligated.
          Louisiana. The ownership and operation of our riverboat gaming vessels in Louisiana are subject to the Louisiana Gaming Control Law, including the Louisiana Riverboat Economic Development and Gaming Control Act and applicable regulations (collectively, the “Louisiana Act”). The Louisiana Gaming Control Board (the “Board”) is the sole and exclusive regulatory and supervisory board for gaming operations and activities in Louisiana. The Louisiana Department of Public Safety, Office of State Police, Gaming Enforcement Section (the “Division”) provides investigatory, regulatory, and enforcement services to the Board in the implementation, administration, and enforcement of the Louisiana Act. The Louisiana Attorney General acts as legal counsel to the Board.
          The Louisiana Act is based upon the public policy declarations that the development of a controlled gaming industry to promote economic development requires thorough and careful exercise of legislative power to protect the general welfare of the people by keeping the state free from criminal and corrupt elements. The Louisiana Act thus seeks, among other things, to (i) prevent unsavory or unsuitable persons from having any direct or indirect involvement with gaming at any time or in any capacity; (ii) establish and maintain responsible accounting practices and procedures; (iii) maintain effective control over the financial practices of licensees, including establishing procedures for reliable record keeping and making periodic reports to the Board; (iv) prevent cheating and fraudulent practices; (v) develop and implement comprehensive compulsive and problem gambling programs; (vi) provide a source of state and local revenues through fees; and (vii) ensure that gaming licensees, to the extent practicable, employ and contract with Louisiana residents, women, and minorities.
          The Board is responsible for issuing gaming licenses and is empowered to issue up to fifteen licenses to conduct gaming activities on riverboats in accordance with applicable law. However, no more than six licenses may be granted to riverboats operating from any one designated waterway. The Louisiana Act provides that an initial license to conduct gaming operations is valid for a term of five years and may be renewed for successive five year terms after the initial term upon application and continued satisfaction of suitability standards and other provisions of the Louisiana Act.
          Louisiana subsidiaries or our affiliates currently hold five riverboat gaming licenses: (i) Louisiana-I Gaming, a Partnership in Commendam, the operator of Boomtown New Orleans, which license expires March 22, 2010, subject to renewal; (ii) PNK (Bossier City), Inc., the operator of Boomtown Bossier City, which license expires November 28, 2009, subject to renewal; (iii) PNK (Lake Charles), L.L.C., the operator of L’Auberge du Lac in Lake Charles, which license expires April 19, 2012, subject to renewal; (iv) PNK (SCB), L.L.C., the developer and future operator of Sugarcane Bay in Lake Charles, which license expires December 6, 2009, subject to renewal; and (v) PNK (Baton Rouge) Partnership, the developer and future operator of a project in East Baton Rouge Parish, which license expires August 19, 2009, subject to renewal.
          A gaming license is deemed to be a pure and absolute revocable privilege under the Louisiana Act, and not a right. As such, a gaming license may be denied, revoked, suspended, conditioned, or limited at any time by the Board. To issue a license, the Board must find that the applicant has demonstrated by clear and convincing evidence that such applicant is suitable, which requires submission of detailed personal and financial information followed by a thorough investigation. Pursuant to the Louisiana Act, “suitable” means that the applicant (i) is a person of good character, honesty, and integrity; (ii) is a person whose prior activities, criminal record, if any, reputation, habits and associations do not pose a threat to the public interest of the State of Louisiana or to the effective regulation and control of gaming, or create or enhance the dangers of unsuitable, unfair, or illegal practices, methods, and activities in the conduct of gaming or the carrying on of business and financial arrangements in connection therewith; (iii) is capable of and likely to conduct the activities for which such applicant is licensed pursuant to the Louisiana Act; and (iv) is not otherwise disqualified pursuant to the Louisiana Act. In addition, the Board will not grant any license unless it finds that (i) the applicant is capable of conducting gaming operations, which means that the applicant can demonstrate the capability, either through training, education, business experience, or a combination of the above, to operate a gaming casino; (ii) the proposed financing of the riverboat and the gaming operations is adequate for the nature of the proposed operation and from a source suitable and acceptable to the Board; (iii) the applicant demonstrates a proven ability to operate a vessel of comparable size, capacity, and complexity to a riverboat in its application for a license; (iv) the applicant designates the docking facilities to be used by the riverboat; (v) the applicant shows adequate financial ability to construct and maintain a riverboat; (vi) the applicant has a good faith plan to recruit, train, and upgrade minorities in all employment classifications; and (vii) the applicant will provide the maximum practical opportunities for participation by the broadest number of minority-owned businesses.
          Once the Board has issued a license, the licensee must maintain suitability throughout the term of the license and any renewal terms and has a continuing duty to inform the Board of any possible violation of the Louisiana Act. In addition, other persons may be subject to the suitability standards of the Louisiana Act and may be required to hold certain permits under the Louisiana Act, including without limitation the following: (i) certain of our and the licensee’s officers, directors, key gaming employees, and non-key gaming employees; (ii) persons who manufacture any gaming device, supplies, or equipment for use under the provisions of the Louisiana Act; (iii) persons who supply, sell, lease, or repair, or contract to supply, sell, lease, or repair gaming devices, equipment, and supplies to a licensee; and (iv) persons who furnish services or goods and receive compensation or remuneration in excess of two hundred thousand dollars per calendar year for such goods or services, as defined by the rules of the Board, to a licensee. We believe that we have obtained or applied for all necessary findings of suitability and/or permits with respect to such persons associated with us or our Louisiana licensed riverboat gaming vessels. The Board may, however, in its discretion require additional persons to file applications for permits or findings of suitability.
          A licensee may conduct its gaming operations only in accordance with the terms of the license and must also comply with all restrictions and conditions relating to the operation of riverboat gaming, as specified in the Louisiana Act, including restrictions on gaming space, rules and odds of authorized games, and permitted devices.

The Louisiana Act was amended in 2001 to provide, with exceptions not applicable to the location of any of the Company’s licensees, that gaming may only be conducted on a riverboat while it is docked and that the licensee shall not conduct cruises or excursions. The Louisiana Act also prescribes grounds for the revocation, limitation, or suspension of licenses or permits.
          A licensee must periodically report the following information to the Board, which is not confidential and is to be available for public inspection: (i) the licensee’s net gaming proceeds from all authorized games; (ii) the amount of net gaming proceeds tax paid; and, (iii) all quarterly and annual financial statements presenting historical data that are submitted to the Board, including annual financial statements that have been audited by an independent certified public accountant. An annual license fee is payable to the State of Louisiana in the amount of $50,000 for each riverboat for the first year of operation and $100,000 for each year thereafter. In addition, our Louisiana riverboat gaming vessels are subject to annual license and franchise fees in the amount of 21.5% of net gaming proceeds. The local governing authority of the parish or municipality in which the licensed berth of a riverboat is located may also levy certain admission fees, computed in various ways as provided by the Louisiana Act. As to Boomtown Bossier City, the Louisiana Act establishes that the admission fee for any riverboat located within Bossier City in Bossier Parish shall be four and five-tenths percent of monthly net gaming proceeds. For Boomtown New Orleans, the Louisiana Act provides that the admission fee for any riverboat licensed to operate within the unincorporated area of Jefferson Parish on the West Bank of the Mississippi River shall be six percent of weekly net gaming proceeds. As to L’Auberge du Lac and Sugarcane Bay, the Louisiana Act provides that the local governing authority in Calcasieu Parish may, in lieu of the admission fee, levy a fee not to exceed four and five-tenths percent of the monthly net gaming proceeds, which fee shall be established by contract between the governing authority and the licensee. As to the project in East Baton Rouge Parish, the Louisiana Act provides that the local governing authority may, in lieu of the admission fee, levy a fee not to exceed four and five-tenths percent of the monthly net gaming proceeds, which fee shall be established by contract between the governing authority and the licensee.
          The transfer of a license or an interest in a license is prohibited. The sale, assignment, transfer, pledge, or disposition of a security or securities that represent 5% or more of the total outstanding shares issued by a holder of a license is conditional and ineffective if disapproved by the Board. Moreover, the prior written approval of the Board is required of all persons involved in the sale, purchase, assignment, lease, grant or foreclosure of a security interest, hypothecation, transfer, conveyance or acquisition of an ownership interest (other than in a corporation) or economic interest of 5% or more in any licensee. Failure to obtain approval of a transfer is grounds for license revocation. A security issued by a holder of a license must generally disclose these restrictions.
          Any person with an ownership interest or economic interest in a licensee may be required to submit to an investigation by the Board to determine suitability. Any person acquiring a 5% or more ownership interest or economic interest shall be subject to a suitability determination, unless otherwise exempted. Under certain circumstances, an “institutional investor” or an “institutional lender” otherwise required to be found suitable or qualified shall be presumed suitable or qualified upon submitting documentation sufficient to establish qualifications as an institutional investor or as an institutional lender, each as defined in the Louisiana Act. An institutional investor must also certify that (i) it owns, holds, or controls publicly traded securities of a licensee or its parent company in the ordinary course of business for investment purposes only; (ii) it does not exercise influence over the affairs of the issuer of the securities or of the licensee; and (iii) it does not intend to exercise influence over the affairs of the issuer of the securities or of the licensee. The exercise of voting privileges with regard to publicly traded securities shall not be deemed to constitute the exercise of influence over the affairs of a licensee. Notwithstanding presumptions of suitability, the Board may investigate the suitability or qualifications of an institutional investor or institutional lender should the Board or the Division become aware of facts or information which may result in such institutional investor or institutional lender being found unsuitable or disqualified.
          If the Board finds that the individual owner or holder of a security of a corporate licensee or intermediary company or any person with an economic interest in a licensee is not qualified under the Louisiana Act, the Board may require, under penalty of suspension or revocation of the license, that the person not (i) receive dividends or interest on securities of the licensee or company holding a license, (ii) exercise directly or indirectly a right conferred by securities of the licensee or company holding a license, (iii) receive remuneration or economic benefit from the licensee or company holding a license, or (iv) continue in an ownership or economic interest in the licensee, or remain as a manager, officer, director, or partner of a licensee.
          In addition to its obligation to periodically submit detailed financial and operating reports to the Board, a licensee or person acting on a licensee’s behalf must notify the Board and obtain prior written approval whenever it (i) applies for, receives, accepts, or modifies the terms of any loan, line of credit, third-party financing agreement, sale with buy-back or lease-back provisions, or similar financing transaction; (ii) makes use of any cash, property, credit, loan, or line of credit; or (iii) guarantees or grants any other form of security for a loan. Exceptions to prior written approval include, without limitation, transactions not exceeding $2,500,000 in which all of the lending institutions are federally regulated; transactions which do not substantially modify or alter the terms of an existing, previously approved loan transaction, or transactions involving publicly registered debt and securities sold pursuant to a firm underwriting agreement. Transactions involving publicly registered debt and securities registered with the Securities and Exchange Commission and sold pursuant to a firm underwriting agreement are, however, subject to certain notice and reporting requirements.
          If it should be determined that the Louisiana Act has been violated by us or any of our Louisiana subsidiaries holding riverboat gaming licenses, the Board could revoke, suspend, limit, or condition the licenses, subject to compliance with certain statutory and regulatory procedures. In addition, we, the Louisiana subsidiaries holding riverboat gaming licenses, and the persons involved in any violations of the Louisiana Act could be subject to substantial fines for each separate violation of the Louisiana Act at the discretion of the Board. To the extent a decision of the Board is appealable, such appeal may be made to the 19th Judicial District Court for the Parish of East Baton Rouge, State of Louisiana.
          Certain related Louisiana legislation required statewide local elections on a parish-by-parish basis to determine whether to prohibit or continue to permit licensed riverboat gaming, licensed video poker gaming, and licensed land based gaming. The applicable local elections have occurred in all parishes in which we operate our riverboat gaming vessels, and the voters in those parishes voted to continue licensed riverboat and video poker gaming. However, it is noteworthy that the current legislation does not provide for any moratorium on future local elections on gaming.
          Missouri . On November 3, 1992, a statewide referendum authorized gaming in the State of Missouri on the Missouri and the Mississippi Rivers. On April 29, 1993, Missouri enacted revised legislation (as amended, the “Missouri Gaming Law”) which amended the existing legislation. In a decision handed down on January 25, 1994, the Missouri Supreme Court held that games of chance were prohibited under the Missouri constitution. In a statewide election held on November 8, 1994, Missouri voters approved the adoption of an amendment to the Missouri Constitution which permits the legislature to allow games of chance to be conducted on excursion boats and floating facilities on the Mississippi River and the Missouri River. As a result of the amendment, games of chance are also permitted subject to Missouri Gaming Law. Pursuant to the Missouri Gaming Law, there are eleven operating riverboat gaming facility sites in Missouri: one in Caruthersville; one in Boonville; three in the St. Louis area; four in the Kansas City area; one in LaGrange; and one in St. Joseph.
          On September 1, 2004, the Missouri Gaming Commission selected one of our subsidiaries, Casino One Corporation (“Casino One”) as a priority to be investigated to determine suitability for Class A licenses in both the City of St. Louis and in the County of St. Louis. Subsequent to receipt of these designations, Casino One filed on behalf of both the City of St. Louis and the St. Louis County sites applications to obtain permanent docking and placement of the gaming facilities in a basin within 1,000 feet of the Mississippi River. Approval for placement and permanent docking are required under the Missouri Gaming Law. On January 12, 2005 and on May 25, 2005, the Missouri Gaming Commission granted approval to Casino One of the location of the City of St. Louis and the St. Louis County gaming facilities.
          In December 2006, Pinnacle acquired 100% of the stock of President Riverboat Casino Missouri (“PRC-MO”). PRC-MO is a licensee authorized to conduct gaming in Missouri and Pinnacle is a holding company of PRC-MO. PRC-MO is operating a gaming facility in St. Louis, Missouri. Pinnacle is also the holding company of Casino One which obtained a Class A license to operate a gaming facility known as Lumiere Place in St. Louis, Missouri, on November 27, 2007. Casino One also has a pending application before the Missouri Gaming Commission to construct, own and operate a casino in St. Louis County, Missouri. On July 26, 2006, Pinnacle was licensed in Missouri as a “key person” business entity for the applicant for license, Casino One. As a key person business entity, Pinnacle is licensed and regulated by the Missouri Gaming Commission, and its ability to engage in certain transactions is restricted.
          Effective May 30, 2008, certain amendments were made to Missouri’s gaming regulations, including 11 CSR 45-4.020(10) that provide for the division of Missouri gaming licenses into Class A and Class B Licenses. Pinnacle now holds a Class A License which allows Pinnacle to “operate” the PRC-MO and Casino One business entities. PRC-MO and Casino One now hold Class B Licenses allowing them to operate the respective riverboat gaming operations in Missouri. Based on these amended regulations, PRC-MO as operator of the President Riverboat Casino gaming facility and Casino One as operator of the Lumiere Place gaming facility became Class B license holders. Pinnacle, as the holding and parent company of PRC-MO and Casino One, holds a Class A license.
          Pinnacle must obtain advance approval of the Missouri Gaming Commission to transfer or issue any ownership interest in Pinnacle, PRC-MO, and/or Casino One, or to enter into any contract or arrangement, whereby a person or group of persons acting in concert (A) owns, controls, or has power to vote twenty-five percent or more of the voting ownership interest in Pinnacle or PRC-MO or Casino One, or (B) controls the election of a majority of the directors or managers of Pinnacle or PRC-MO.
          Pinnacle may not transfer or issue any ownership interest in PRC-MO or Casino One without providing sixty days advance notice to the Missouri Gaming Commission. During the notice period the Commission may disapprove the transaction or require the transaction to be delayed pending further investigation.
          Pinnacle may not pledge or hypothecate its ownership interest in PRC-MO or Casino One, or subject such ownership interests to any type of security interest held by any entity or person other than a financial institution without providing sixty days advance notice to, and without obtaining prior approval from, the Missouri Gaming Commission. During the notice period the Commission may disapprove the transaction or require the transaction to be delayed pending further investigation. If a transfer of ownership is involved, separate notice must be provided at least thirty days prior to the transfer, and this restriction must be specifically included in the grant of the pledge, hypothecation, or security interest.
          Neither the Missouri Gaming licenses of PRC-MO and Casino One, nor any interest in such licenses may be pledged, hypothecated, or transferred in any way.
          The Missouri Gaming Commission must be notified of the intention to consummate any of the following transactions at least fifteen days prior to consummation, and the Commission may reopen the licensing hearing of PRC-MO or Casino One to consider the effect of the transaction on suitability for each or either licensee: (A) any issuance of an ownership interest in Pinnacle or PRC-MO or Casino One if such issuance will involve five percent or greater of the ownership interest of Pinnacle or PRC-MO or Casino One, assuming that all of the ownership interest in the issuance is issued and outstanding; (B) any private incurrence of debt equal to or exceeding one million dollars by Pinnacle or PRC-MO or Casino One; (C) any public issuance of debt by Pinnacle or PRC-MO or Casino One; or (D) any transaction involving PRC-MO or Casino One and a “related party” (any key person or holding company of PRC-MO or Casino One, including Pinnacle and Casino Magic Corporation, another subsidiary of Pinnacle; any person under the control of PRC-MO or Casino One, or any of its key persons, including Pinnacle; or any person sharing a holding company in common with PRC-MO or Casino One) where the transaction involves any of the following: (1) consideration paid for services provided by the related party or personnel working on behalf of the related party; (2) any arrangement in which consideration paid to the related party is based upon any measure of financial or business production of PRC-MO or Casino One; (3) any allocation of expenses between related parties; or (4) any loan or credit issued from the related party to PRC-MO or Casino One at a rate of interest that is at least one percent higher than the “bank prime loan rate” as reported by the Federal Reserve System Board of Governors on Form H.15. Pinnacle must report the consummation of any of the following transactions to the Missouri Gaming Commission within seven days: (A) any transfer or issuance of ownership interest in Pinnacle or PRC-MO or Casino One that has resulted in an entity or group of entities acting in concert owning a total ownership interest equaling five percent or greater of the ownership interest of Pinnacle or PRC-MO or Casino One, or (B) any pledge or hypothecation of, or grant of a security interest in, five percent or more of the ownership interest of Pinnacle or PRC-MO or Casino One, provided that if any ownership interest is transferred pursuant to a pledge, hypothecation, or security interest, separate notice to the Commission is required not later than seven days after consummation of the transfer.
          PRC-MO and Casino One must notify the Missouri Gaming Commission no later than seven days following the consummation of any transaction by Pinnacle, PRC-MO, or Casino One, or any entity affiliated with PRC-MO and/or Casino One that involves or relates to PRC-MO and/or Casino One and has a dollar value equal to or greater than one million dollars.
          Casino One is also required to disclose any of the above transactions to the Missouri Gaming Commission that may occur with respect to Pinnacle, and the Missouri Gaming Commission can then take into account the continuing suitability of Casino One to construct, own and operate the proposed St. Louis County facilities.
          All direct, indirect or beneficial owners of our common stock, holding an interest of 5% or more in us, are subject to licensing requirements of the Missouri Gaming Commission that require the filing of an application that includes extensive suitability and financial information and is subject to review and approval of Missouri Gaming Commission. We are permitted to require any such “key person” or business that either fails to file for a license with the Missouri Gaming Commission or is not found suitable by the Missouri Gaming Commission, to divest itself of all such common stock in accordance with our certificate of incorporation. The Missouri Gaming Commission or its Director may also determine that any other holder of our common stock is subject to the above licensing requirements regardless of the percentage interest of ownership in us. Additionally, an institutional investor holding an interest of 20% or less in us for only passive investment purposes, may be exempted from these licensure requirements by the Missouri Gaming Commission.
          Under the Missouri Gaming Law, the ownership and operation of riverboat gaming facilities in Missouri are subject to extensive state and local regulation. After the receipt of licensing approval from and in the discretion of the Missouri Gaming Commission, the construction of the St. Louis County facilities and the commencement of operations of the St. Louis County facilities, we, Casino One, our subsidiary that will operate the County project, any subsidiaries, and some of their officers and employees are and will be subject to specific regulations, including ongoing licensing requirements. As part of the application and licensing process for a gaming license, the applicant must submit detailed financial, operating and other reports to the Missouri Gaming Commission. Each applicant has an ongoing duty to update the information provided to the Missouri Gaming Commission in the application, usually within seven days of a material change in the information on file with the Commission. Casino One has frequently updated its application materials since it initially filed its applications. In addition to the information required of the applicant, directors, officers, affiliated business entities and other defined “key persons” (which include individuals and companies designated by the Missouri Gaming Commission) must submit Personal Disclosure Forms, which include detailed financial information, and are subject to thorough investigations. In addition, we and some of our officers and directors have submitted Personal Disclosure Forms and applications to the Missouri Gaming Commission. All gaming employees must obtain an occupational license issued by the Missouri Gaming Commission. Suppliers are also subject to licensing requirements of the Missouri Gaming Commission.
          The Class A (parent organization or controlling entity) and Class B (operator of the gaming facility) licenses are issued through application to the Missouri Gaming Commission, which requires, among other things:
•	suitability investigations into an applicant’s character, financial responsibility, experience, and qualifications;

•	suitability investigations into each designated key person or affiliated business entity’s character, financial responsibility, experience and qualifications;

•	disclosure of required financial (see above) and other personal information on each key person or designated affiliated business entity;

•	disclosure of detailed information about the applicant’s history, business, affiliations, officers, directors and owners;

•	an affirmative action plan for the hiring and training of minorities and women; and

•	an economic development or impact report.
          License fees cover all related costs of the Missouri Gaming Commission investigation and are a minimum of $50,000 for the initial application and $25,000 annually thereafter. We and Casino One each are undergoing a full licensing investigation and hearing in connection with its licensing as above stated.
          The Missouri Gaming Law and implementing regulations impose restrictions on the use of and do not permit the transfer of the gaming licenses as well as limitations on transactions engaged in by licensees. The licenses issued by the Missouri Gaming Commission may not be transferred nor pledged as collateral. The Missouri Gaming Law regulations bar a licensee from taking any of the following actions without prior notice to, and approval by, the Missouri Gaming Commission:
•	any transfer or issuance of an ownership interest in a gaming licensee that is not a publicly held company;

•	any transfer or issuance of an ownership interest of five percent or more of the issued and outstanding ownership interest of a company which is publicly traded and is a holding company;

•	any private incurrence of debt by the licensee or any holding company of $1,000,000 or more;

•	any public issuance of debt by a licensee or its holding company; and

•	defined “significant related party transactions.”
          In addition, the licensee must notify the Missouri Gaming Commission of other transactions that include the transfer of five percent or more of an ownership interest in the licensee or holding company if publicly held and any transaction of at least $1,000,000.
          The restrictions on transfer of ownership apply to us as well as the direct licensee, Casino One. Gaming equipment may not be pledged. Corporate stock of some licensees may not be pledged except in narrow circumstances and subject to regulatory conditions.

          Missouri statutes and administrative rules contain detailed requirements and conditions concerning the operation of a licensed excursion gaming boat facility, including, but not limited to the following:
•	a charge of two dollars per gaming customer per excursion that licensees must either collect from each customer or pay itself to the Missouri Gaming Commission;

•	minimum payouts;

•	the payment of a 21% tax on adjusted gross receipts;

•	prohibitions against providing credit to gaming customers;

•	the use of credit cards and the cashing of checks by customers;

•	providing security on the excursion gambling boat, including a requirement that each licensee reimburse the Missouri Gaming Commission for all costs of any Missouri Gaming Commission staff, including Missouri Highway Patrol Officers necessary to protect the public on the licensee’s riverboat;

•	the receipt of liquor licenses from the Missouri Gaming Commission and local jurisdictions; and

•	the adoption of minimum control standards for the conduct of gaming and the operation of the facility approved by the Missouri Gaming Commission.
          The Missouri Gaming Commission has the power, as well as broad discretion in exercising this power, to revoke or suspend gaming or occupational licenses and impose other penalties for violations of the Missouri Gaming Law and the rules and regulations promulgated thereunder, including without limitation, forfeiture of all gaming equipment used for improper gaming and fines of up to three times a licensee’s highest daily gross receipts during the preceding twelve months.
          The Class A license issued to Casino One in November 2007 for Lumiere Place was issued for a period of ninety days or for the period through the March 2008 Commission meeting, pending the completion of certain American Bureau of Shipping certifications as to the installation of certain strain gauge devices (the “Devices”) by Casino One at the casino dock site. Casino One and Pinnacle signed a hold harmless agreement with the Missouri Gaming Commission indemnifying the Missouri Gaming Commission as to claims and costs incurred as a result of issuance of the license to Casino One. The hold harmless agreement related to the Devices.
          On December 19, 2008, the Missouri Gaming Commission issued Casino One a Class B license for a period of one year, expiring December 19, 2009, and terminated the hold harmless agreement previously executed by Casino One and Pinnacle. The Class B license rather than a Class A license was issued by the Commission as a result of the May 30, 2008, amendments to the Missouri gaming regulations. A Class A license was issued to Pinnacle on July 26, 2006, expiring October 31, 2011.
          Although the Missouri Gaming Law provides no limit on the amount of riverboat space that may be used for gaming, the Missouri Gaming Commission is empowered to impose space limitations through the adoption of rules and regulations.
          Previously, the Missouri Gaming Law imposed as to each customer a $500 loss limit per two-hour period established by each licensee with the approval of the Missouri Gaming Commission. However, Missouri registered voters approved of Proposition A on November 4, 2008, which amended Section 313.805(3) RSMo to provide that the Missouri Gaming Commission shall not establish any regulations or policies that limit the amount of wagers, losses, or buy-in amounts.
          Specifically, Proposition A, which was a ballot referendum (1) repealed the maximum loss limit for gambling; (2) repealed the current individual maximum loss limit for gambling; (3) prohibited any future loss limits; (4) required identification to enter the gambling area only if necessary to establish that an individual is at least 21 years old; (5) restricted the number of casinos to those already built or being built; (6) increased the casino gambling tax from 20% to 21%; (7) created a new specific education fund from additional gambling tax proceeds generated as a result of this measure called the “Schools First Elementary and Secondary Education Improvement Fund”; and (8) required annual audits of this new fund.
          In addition, the Missouri Gaming Commission is empowered to determine on a city and county-specific basis where “dockside” or permanently-docked gaming is appropriate and may be permitted. The Missouri Gaming Commission has authorized all eleven licensed sites to operate all or a portion of their facilities on a continuously docked basis.

          Nevada . The ownership and operation of casino gaming facilities in Nevada are subject to: (i) the Nevada Gaming Control Act and the regulations promulgated thereunder (collectively, the “Nevada Act”); and (ii) various local regulations. Our gaming operations are subject to the licensing and regulatory control of the Nevada Gaming Commission (the “Nevada Commission”), the Nevada State Gaming Control Board (the “Nevada Board”) and the City of Reno. The Nevada Commission, the Nevada Board and the City of Reno are collectively referred to as the “Nevada Gaming Authorities.”
          The laws, regulations and supervisory procedures of the Nevada Gaming Authorities are based upon declarations of public policy which are concerned with, among other things: (i) the prevention of unsavory or unsuitable persons from having a direct or indirect involvement with gaming at any time or in any capacity; (ii) the establishment and maintenance of responsible accounting practices and procedures; (iii) the maintenance of effective controls over the financial practices of licensees, including the establishment of minimum procedures for internal fiscal affairs and the safeguarding of assets and revenues, providing reliable record keeping and requiring the filing of periodic reports with the Nevada Gaming Authorities; (iv) the prevention of cheating and fraudulent practices; and (v) providing a source of state and local revenues through taxation and licensing fees. Changes in such laws, regulations and procedures could have an adverse effect on Boomtown Reno’s gaming operations.
          Our subsidiary which operates Boomtown Reno and two other gaming operations that have only slot machines (the “Gaming Subsidiary”) is required to be licensed by the Nevada Gaming Authorities. The gaming licenses require the periodic payment of fees and taxes and are not transferable. We are currently registered by the Nevada Commission as a publicly traded corporation (a “Nevada Registered Corporation”) and have been found suitable as the parent company of the Gaming Subsidiary, which is a gaming licensee under the terms of the Nevada Act. As a Registered Corporation, we are required periodically to submit detailed financial and operating reports to the Nevada Commission and furnish any other information which the Nevada Commission may require. No person may become a stockholder of, or holder of an interest of, or receive any percentage of profits from, a gaming licensee without first obtaining licenses and approvals from the Nevada Gaming Authorities. We and the Gaming Subsidiary have obtained from the Nevada Gaming Authorities the various registrations, findings of suitability, approvals, permits and licenses required in order to engage in gaming activities in Nevada.
          The Nevada Gaming Authorities may investigate any individual who has a material relationship to, or material involvement with, us or the Gaming Subsidiary in order to determine whether such individual is suitable or should be licensed as a business associate of a gaming licensee. Our and the Gaming Subsidiary’s officers, directors and certain key employees, must file applications with the Nevada Gaming Authorities and may be required to be licensed or found suitable by the Nevada Gaming Authorities. Our officers, directors and key employees who are actively and directly involved in gaming activities of the Gaming Subsidiary may be required to be licensed or found suitable by the Nevada Gaming Authorities. The Nevada Gaming Authorities may deny an application for licensing for any cause which they deem reasonable. A finding of suitability is comparable to licensing, and both require submission of detailed personal and financial information followed by a thorough investigation. The applicant for licensing or a finding of suitability must pay all the costs of the investigation. Changes in licensed positions must be reported to the Nevada Gaming Authorities and, in addition to their authority to deny an application for a finding of suitability or licensure, the Nevada Gaming Authorities have jurisdiction to disapprove a change in a corporate position. If the Nevada Gaming Authorities were to find an officer, director or key employee unsuitable for licensing or unsuitable to continue having a relationship with us or the Gaming Subsidiary, the companies involved would have to sever all relationships with such person. In addition, the Nevada Commission may require us or the Gaming Subsidiary to terminate the employment of any person who refuses to file appropriate applications. Determinations of suitability or of questions pertaining to licensing are not subject to judicial review in Nevada.
          We and the Gaming Subsidiary are required to submit detailed financial and operating reports to the Nevada Commission. Substantially all material loans, leases, sales of securities and similar financing transactions by us and the Gaming Subsidiary must be reported to or approved by the Nevada Commission.
          If it were determined that the Nevada Act was violated by the Gaming Subsidiary, the gaming licenses it holds could be limited, conditioned, suspended or revoked, subject to compliance with certain statutory and regulatory procedures. In addition, we, the Gaming Subsidiary and the persons involved could be subject to substantial fines for each separate violation of the Nevada Act at the discretion of the Nevada Commission. Further, a supervisor could be appointed by the Nevada Commission to operate Boomtown Reno and, under certain circumstances, earnings generated during the supervisor’s appointment (except for reasonable rental value of the casino) could be forfeited to the State of Nevada. Limitation, conditioning or suspension of the gaming licenses of the Gaming Subsidiary or the appointment of a supervisor could (and revocation of any gaming license would) negatively affect our gaming operations.

     Any beneficial holder of our voting or non-voting securities, regardless of the number of shares owned, may be required to file an application, be investigated, and be found suitable as a beneficial holder of our voting securities if the Nevada Commission has reason to believe that such ownership would otherwise be inconsistent with the declared policies of the State of Nevada. The applicant must pay all costs of investigation incurred by the Nevada Gaming Authorities in conducting any such investigation.
     The Nevada Act requires any person who acquires beneficial ownership of more than 5% of a Nevada Registered Corporation’s voting securities to report the acquisition to the Nevada Commission. The Nevada Act requires that beneficial owners of more than 10% of a Nevada Registered Corporation’s voting securities apply to the Nevada Commission for a finding of suitability within thirty days after the Chairman of the Nevada Board mails the written notice requiring such filing. Under certain circumstances, an “institutional investor,” as defined in the Nevada Act, which acquires more than 10%, but not more than 15%, of a Nevada Registered Corporation’s voting securities may apply to the Nevada Commission for a waiver of such finding of suitability if such institutional investor holds the voting securities for investment purposes only. In certain circumstances, an institutional investor can hold up to 19% of a Nevada Registered Corporation’s voting securities for a limited period of time and maintain the waiver. An institutional investor shall not be deemed to hold voting securities for investment purposes unless the voting securities were acquired and are held in the ordinary course of business as an institutional investor and not for the purpose of causing, directly or indirectly, the election of a majority of the members of the board of directors of the Nevada Registered Corporation, any change in the Nevada Registered Corporation’s corporate charter, restated bylaws, management, policies or operations of the Nevada Registered Corporation, or any of its gaming affiliates, or any other action which the Nevada Commission finds to be inconsistent with holding the Nevada Registered Corporation’s voting securities for investment purposes only. Activities which are not deemed to be inconsistent with holding voting securities for investment purposes only include: (i) voting on all matters voted on by stockholders; (ii) making financial and other inquiries of management of the type normally made by securities analysts for informational purposes and not to cause a change in its management, policies or operations; and (iii) such other activities as the Nevada Commission may determine to be consistent with such investment intent. If the beneficial holder of voting securities who must be found suitable is a corporation, partnership or trust, it must submit detailed business and financial information, including a list of beneficial owners. The applicant is required to pay all costs of investigation.
     Any person who fails or refuses to apply for a finding of suitability or a license within thirty days after being ordered to do so by the Nevada Commission or the Chairman of the Nevada Board, may be found unsuitable. The same restrictions apply to a record owner if the record owner, after request, fails to identify the beneficial owner. Any securityholder found unsuitable and who holds, directly or indirectly, any beneficial ownership of the security beyond such period of time as may be prescribed by the Nevada Commission may be guilty of a criminal offense. We are subject to disciplinary action if, after we receive notice that a person is unsuitable to be a securityholder or to have any other relationship with us or the Gaming Subsidiary, we: (i) pay that person any dividend or interest upon our voting securities, (ii) allow that person to exercise, directly or indirectly, any voting right conferred through securities held by that person, (iii) pay remuneration in any form to that person for services rendered or otherwise, or (iv) fail to pursue all lawful efforts to require such unsuitable person to relinquish such person’s voting securities including, if necessary, the immediate purchase of said securities for cash at fair market value.
     The Nevada Commission may, in its discretion, require the holder of any debt security of a Nevada Registered Corporation to file applications, be investigated and be found suitable to own the debt or other security of a Nevada Registered Corporation if the Nevada Commission has reason to believe that such holder’s acquisition of such debt or other security would otherwise be inconsistent with the policy of the State of Nevada. If the Nevada Commission determines that a person is unsuitable to own such security, then pursuant to the Nevada Act, the Nevada Registered Corporation can be sanctioned, including the loss of its approvals if, without the prior approval of the Nevada Commission, it: (i) pays to the unsuitable person any dividend, interest, or any distribution whatsoever; (ii) recognizes any voting right by such unsuitable person in connection with such securities; (iii) pays the unsuitable person remuneration in any form; or (iv) makes any payment to the unsuitable person by way of principal, redemption, conversion, exchange, liquidation, or similar transaction.
     We are required to maintain a current stock ledger in Nevada which may be examined by the Nevada Gaming Authorities at any time. If any securities are held in trust by an agent or by a nominee, the record holder may be required to disclose the identity of the beneficial owner to the Nevada Gaming Authorities. A failure to make such disclosure may be grounds for finding the record holder unsuitable. We are also required to render maximum assistance in determining the identity of the beneficial owner. The Nevada Commission has the power to require that our stock certificates bear a legend indicating that the securities are subject to the Nevada Act. However, to date the Nevada Commission has not imposed such a requirement on us.

     We are not permitted to make a public offering of our securities without the prior approval of the Nevada Commission if the securities or the proceeds therefrom are intended to be used to construct, acquire or finance gaming facilities in Nevada, or to retire or extend obligations incurred for such purposes. On February 19, 2009, the Nevada Commission granted us prior approval to make public offerings for a period of two years, subject to certain conditions (the “Nevada Shelf Approval”). The Nevada Shelf Approval also applies to any affiliated company wholly owned by us (an “Affiliate”), which is a publicly traded corporation or would thereby become a publicly traded corporation pursuant to a public offering. The Nevada Shelf Approval, however, may be rescinded for good cause without prior notice upon the issuance of an interlocutory stop order by the Chairman of the Nevada Board. The Nevada Shelf Approval does not constitute a finding, recommendation or approval of the Nevada Gaming Authorities as to the accuracy or the adequacy of the prospectus or the investment merits of the securities offered thereby. Any representation to the contrary is unlawful.
     Changes in control of a Nevada Registered Corporation through merger, consolidation, stock or asset acquisitions, management or consulting agreements, or any act or conduct by a person whereby such person obtains control, may not occur without the prior approval of the Nevada Commission. Entities seeking to acquire control of a Nevada Registered Corporation must satisfy the Nevada Board and Nevada Commission in a variety of stringent standards prior to assuming control of such Nevada Registered Corporation. The Nevada Commission may also require controlling stockholders, officers, directors and other persons having a material relationship or involvement with the entity proposing to acquire control to be investigated and licensed as part of the approval process relating to the transaction.
     The Nevada legislature has declared that some corporate acquisitions opposed by management, repurchases of voting securities and corporate defense tactics affecting Nevada corporate gaming licensees, and Nevada Registered Corporations that are affiliated with those operations, may be injurious to stable and productive corporate gaming. The Nevada Commission has established a regulatory scheme to ameliorate the potentially adverse effects of these business practices upon Nevada’s gaming industry and to further Nevada’s policy to: (i) assure the financial stability of corporate gaming licensees and their affiliates; (ii) preserve the beneficial aspects of conducting business in the corporate form; and (iii) promote a neutral environment for the orderly governance of corporate affairs. Approvals are, in certain circumstances, required from the Nevada Commission before the Nevada Registered Corporation can make exceptional repurchases of voting securities above the current market price thereof and before a corporate acquisition opposed by management can be consummated. The Nevada Act also requires prior approval of a plan of recapitalization proposed by the Nevada Registered Corporation’s Board of Directors in response to a tender offer made directly to the Nevada Registered Corporation’s stockholders for the purposes of acquiring control of the Nevada Registered Corporation.
     License fees and taxes, computed in various ways depending on the type of gaming or activity involved, are payable to the State of Nevada and to the City of Reno, in which the Gaming Subsidiary’s operations are conducted. Depending upon the particular fee or tax involved, these fees and taxes are payable either monthly, quarterly, or annually and are based upon either: (i) a percentage of the gross revenues received; (ii) the number of gaming devices operated; or (iii) the number of table games operated. An entertainment tax is also paid by casino operations where live entertainment is furnished in connection with an admission charge and the serving or selling of food or refreshments, or the selling of any merchandise.
     Any person who is licensed, required to be licensed, registered, required to be registered, or is under common control with such persons (collectively, “Licensees”), and who proposes to become involved in a gaming venture outside of Nevada, is required to deposit with the Nevada Board, and thereafter maintain, a revolving fund in the amount of $10,000 to pay the expenses of investigation by the Nevada Board of such Licensee’s participation in such foreign gaming. The revolving fund is subject to increase or decrease in the discretion of the Nevada Commission. Thereafter, Licensees are required to comply with certain reporting requirements imposed by the Nevada Act. Licensees are also subject to disciplinary action by the Nevada Commission if they knowingly violate any laws of the foreign jurisdiction pertaining to the foreign gaming operation, fail to conduct the foreign gaming operation in accordance with the standards of honesty and integrity required of Nevada gaming operations, engage in activities or enter into associations that are harmful to the State of Nevada or its ability to collect gaming taxes and fees, or employ, contract with, or associate with a person in the foreign operation who has been denied a license or finding of suitability in Nevada on the ground of unsuitability.
     New Jersey . The ownership and operation of casino facilities and the conduct of gaming activities in Atlantic City, New Jersey, are subject to extensive state regulation under the New Jersey Casino Control Act (the “New Jersey Act”), the regulations of the New Jersey Casino Control Commission (the “New Jersey Commission”), and the recommendations and investigative powers of the New Jersey Division of Gaming Enforcement (the “New Jersey Division”).

     The New Jersey Act and regulations concern primarily (i) the financial stability, business ability, and good character, honesty and integrity of casino licensees and casino service industry (“CSI”) licensees, their intermediary and holding companies, and the directors, employees, security holders and lenders of each (with the exception of banks or other licensed lending institutions that make loans or hold mortgages or other liens acquired in the ordinary course of business); (ii) the nature of hotel and casino facilities; and (iii) the operating methods and financial and accounting practices used in connection therewith.
     The New Jersey Act imposes a tax of eight percent (8%) on gross gaming revenues and an investment alternative tax of two and one-half percent (2.5%) of gross gaming revenues that can be fully offset by investment tax credits equal to one and one-quarter percent (1.25%) of gross gaming revenues. Credits are obtained by purchasing bonds issued by, or investing in housing or other development projects approved by, the Casino Reinvestment Development Authority. Casinos are subject to additional taxes and fees, including, among others, an annual license fee of $500.00 on every slot machine in use or maintained for use.
     The Company is subject to the jurisdiction of the New Jersey Commission and the New Jersey Act by reason of (i) having been granted a Statement of Compliance that the Company is qualified to be a holding company of a casino licensee; and (ii) being an applicant for a gaming-related CSI license. The CSI license application was required by the New Jersey Commission as a condition of, among other things, the Company’s being able to possess, store and transport slot machines in connection with the closing of the Sands Hotel and Casino. The Company anticipates that a New Jersey affiliate of the Company will become an applicant for a casino license.
     The New Jersey Commission has broad discretion regarding the issuance, renewal, revocation, suspension and control of all gaming licenses. Casino licenses and CSI licenses are not transferable, but control of an entity that holds a casino license can be transferred with the express prior written approval of the New Jersey Commission. By comparison, if control of an entity that holds a CSI license is transferred, the license is forfeited, and the newly-controlled entity must reapply for a license. Applicants for gaming-related CSI licenses can do business with casino licensees pursuant to transactional waivers sought by petition to the New Jersey Commission.
     Participation in casino operations as a licensee is deemed a revocable privilege, not a property right. It is conditioned on the proper and continued qualification of the licensee and upon the discharge of the affirmative responsibility of each such licensee to provide to the regulatory and investigatory authorities any assistance and information necessary to ensure that the policies declared by the New Jersey Act are achieved.
     The New Jersey Act imposes restrictions on the ownership and transfer of equity or debt instruments issued by an entity that holds a casino license or is deemed a holding company, intermediary company, subsidiary or “entity qualifier” of a casino licensee (collectively, “affiliates”). The New Jersey Act provides that the corporate charter of a publicly traded affiliate of a casino licensee must require that a holder of the affiliate’s securities dispose of them if the New Jersey Commission finds that the holder is not qualified under the New Jersey Act (is “disqualified”). The Act also requires that the corporate charter (or certificate of formation for an LLC) of a casino licensee or a privately-held affiliate of the licensee must:
•	establish the right of prior approval by the New Jersey Commission with regard to the transfer of any interest in the entity; and

•	create the absolute right of the entity to repurchase any security, share or other interest in the entity at the market price or purchase price, whichever is less, if the New Jersey Commission disapproves a transfer of the interest in accordance with the provisions of the New Jersey Act.
     The Company’s corporate charter will be amended to conform to the requirements of the New Jersey Act before an affiliate of the Company is granted a casino license. The organic documents for any subsidiary that becomes a New Jersey casino licensee and any other affiliates in the chain of ownership of the licensee will likewise need to conform.
     If the New Jersey Commission finds that an individual owner or holder of the securities or other interests of a casino licensee, a CSI licensee, or any of their affiliates is disqualified under the New Jersey Act, the New Jersey Commission may propose remedial action, including divestiture of the securities or other interests. If disqualified persons fail to divest the interests, the New Jersey Commission may revoke or suspend the license; however, if an affiliate of a casino licensee is a publicly traded company, and the New Jersey Commission makes a disqualification finding with respect to an owner or holder of any interest therein, and the New Jersey Commission also finds that:
•	the affiliate has adopted the required charter provisions;

•	the affiliate has made a good faith effort, including the prosecution of all legal remedies, to comply with any order of the New Jersey Commission requiring the divestiture of the interest held by the disqualified owner or holder; and

•	the disqualified owner or holder does not have the ability to control the affiliate or the licensee, or to elect one or more members of the board of directors of the affiliate or licensee, then the New Jersey Commission will not take action against the casino licensee or its affiliate with respect to the continued ownership of the interest by the disqualified owner or holder.
     Before a casino license or CSI license will be granted or renewed, all security holders of a publicly traded holding company of the applicant or licensee must qualify under the New Jersey Act or have the qualification requirement waived or deemed inapplicable. Under the New Jersey Act, a security holder is presumed to have the ability to control a publicly traded corporation or to elect one or more members of its board of directors, and thus to be ineligible for waiver, if the holder owns or beneficially holds five percent (5%) or more of the voting securities of the corporation. Typically, the publicly traded issuer or its licensed casino affiliate will seek a blanket waiver for persons holding less than five percent (5%) of the issuer’s voting securities. (Holders of less than 5% of the voting securities of a CSI or its affiliates are not “qualifiers” and therefore do not need a waiver of the qualification requirement.) The presumption of control can be rebutted by clear and convincing evidence, including a showing that a holder is an “institutional investor,” as that term is defined under the New Jersey Act, and satisfies the conditions for institutional investor waiver described below.
     An institutional investor is defined by the New Jersey Act as: any retirement fund administered by a public agency for the exclusive benefit of federal, state, or local public employees; any investment company registered under the Investment Company Act of 1940, any collective investment trust organized by banks under Part Nine of the Rules of the Comptroller of the Currency; any closed end investment trust; any chartered or licensed life insurance company or property and casualty insurance company; any banking or other chartered or licensed lending institution; any investment adviser registered under the Investment Advisers Act of 1940; and such other persons as the New Jersey Commission may determine for reasons consistent with the policies of the New Jersey Act.
     An institutional investor is entitled to a waiver of qualification if it holds less than ten percent (l0%) of the “equity” securities (interpreted by the New Jersey Commission to mean the voting securities) of a publicly traded holding or intermediary company of a casino licensee or gaming-related CSI licensee, or of the CSI licensee itself, and:
•	the securities were purchased for investment purposes only;

•	the New Jersey Commission finds no cause to believe the institutional investor may be found unqualified; and

•	upon request by the New Jersey Commission, the institutional investor files a certified statement to the effect that it has no intention of influencing or affecting the affairs of the issuer, the licensee, or any of the licensee’s other affiliates. Voting on matters put to the vote of the outstanding security holders does not constitute an attempt to influence.
     The New Jersey Commission may grant a waiver of qualification to an institutional investor holding ten percent (10%) or more of the equity securities of a publicly traded affiliate of a casino licensee or gaming-related CSI licensee, or of the CSI licensee itself, upon a showing of good cause and if the conditions specified above are met.
     Institutional holders of publicly traded debt securities of an affiliate of a casino licensee are entitled to a waiver of qualification if the holder’s position in the aggregate is not more than twenty percent (20%) of the total outstanding debt of the affiliate and not more than fifty percent (50%) of any outstanding publicly traded debt issue of the affiliate (such as individual series of subordinated debt ), and if the institutional investor satisfies the conditions specified above. As with equity securities, the New Jersey Commission may grant a waiver of qualification to institutional investors holding larger positions upon a showing of good cause and if the institutional investor satisfies all the conditions specified above.
     The New Jersey Act and regulations do not specifically call for the qualification of holders of publicly traded debt of CSI’s, but the New Jersey Commission could at any time require such qualification, in which case similar waiver requirements to those applied to the holders of publicly traded debt of affiliates of casino licensees would likely apply.
     Generally, the New Jersey Commission requires that institutional holders seeking waiver of qualification execute a certification stating that:
•	the holder has reviewed the definition of institutional investor under the New Jersey Act and believes that it meets the definition of institutional investor;

•	the holder purchased the securities for investment purposes only and holds them in the ordinary course of business;

•	the holder has no involvement in the business activities of, and no intention of influencing or affecting the affairs of, the issuer, the licensee or any affiliate;

•	if the holder subsequently determines to influence or affect the affairs of the issuer, the licensee or any affiliate, it will provide not less than 30 days’ notice of its intent and will file an application for qualification with the New Jersey Commission before taking the action; and

•	the holder acknowledges that it is subject to the jurisdiction of the New Jersey Commission and the requirements of the New Jersey Act and the regulations promulgated thereunder.
     With respect to non-institutional holders of publicly traded debt securities, the New Jersey Commission generally waives the qualification requirement for holders of less than 15.0% of a series of publicly-traded debt as long as the securities remain widely distributed and freely traded in the public market, and the holder has no ability to control the issuer or the licensee. We cannot assure you that the New Jersey Commission will continue to apply the 15.0% qualification threshold. The New Jersey Commission could at any time establish a lower threshold.
     Beginning on the date that the New Jersey Commission serves notice on a casino licensee or affiliate that a holder of a security or other interest has been disqualified, it will be unlawful for the holder to:
•	receive any dividends or interest upon any such security or other interest;

•	exercise, directly or through any trustee or nominee, any right conferred by such security or other interest; or

•	receive any remuneration in any form from the casino licensee for services rendered or otherwise.
     Persons required to qualify under the New Jersey Act because they hold debt or equity securities of a casino licensee or its affiliates and who are not already qualified are required either to (i) divest within 120 days such securities as the New Jersey Commission may require to remove the need for qualification or, in the alternative, (ii) file a completed application for qualification and place the securities into an interim casino authorization (“ICA”) trust pending qualification. Unless and until the New Jersey Commission denies ICA or finds reasonable cause to believe that the investor may not be found qualified, the investor will retain the ability to direct the trustee how to vote, or whether to dispose of, the securities. If the New Jersey Commission denies ICA or finds reasonable cause to believe that the investor may be found unqualified, the New Jersey Commission can order that the trust become “operative,” in which case the investor will lose voting power, if any, over the securities but will retain the right to petition the New Jersey Commission to order the trustee to dispose of the securities.
     Once an ICA trust is funded, and regardless of whether it becomes operative, the investor has no right to receive a return on the investment until the investor becomes fully qualified. Should an investor ultimately be found unqualified, the trustee would dispose of the trust property, and the proceeds would be distributed to the unqualified applicant only in an amount not to exceed the lower of the actual cost of the trust property to the unqualified applicant or the value of such trust property calculated as if the investment had been made on the date the trust became operative. Any excess proceeds would be paid to the State of New Jersey. If the securities were sold by the trustee pending qualification, the investor would receive only actual cost, with disposition of the remainder of the proceeds, if any, to await the investor’s qualification hearing.
     The Company must notify the New Jersey Commission and the New Jersey Division of any new debt or equity issued and must provide them with the related documentation, including lists of holders. The Company may have to petition the New Jersey Commission for waiver of the qualification requirement for particular security holders subsequent to such issuance of debt or equity securities. If necessary waivers are not granted, the holders of such debt or equity securities will either have to be found qualified by the New Jersey Commission or divest enough securities to permit waiver. There can be no assurance that necessary waivers will be granted.
     If a casino license is not renewed, is suspended for more than 120 days or revoked, the New Jersey Commission can appoint a conservator to preserve and operate the business. Upon appointment, the conservator is vested with title to all the property relating to the casino hotel, subject to any and all valid liens, claims, and encumbrances. While the conservator is operating the business, the former or suspended casino licensee is entitled to a fair rate of return from net earnings, with any excess to be paid to the State. The New Jersey Commission can authorize the conservator to sell the property in bulk, subject to valid liens, claims and encumbrances, after the resolution of any suspensions of, or appeals by, the former or suspended licensee, after appropriate prior consultation with the licensee as to the reasonableness of the terms of sale, upon prior written notice to all creditors and other parties in interest, and only to persons eligible to apply for and able to qualify for a casino license under the New Jersey Act. The former or suspended licensee is entitled to the net proceeds of the sale after payment of all obligations owed to the State and to the conservator.
     Argentina. In Argentina, the regulation of gaming is generally under the jurisdiction of the provinces of the country. All of our casinos in Argentina are located in the province of Neuquén. In May 1994, the Provincial Government of Neuquén enacted a casino privatization program to issue twelve-year exclusive concession agreements to operate existing casinos. The concession agreements are renewable for five or ten years, provided that certain conditions are met. The Executive Power of Neuquén granted a casino license to Casino Magic Corporation pursuant to a Concession Agreement dated December 21, 1994, between the Provincial Government of Neuquén and Casino Magic Neuquén S.A (the “Concession Agreement”). Casino Magic Corporation and Casino Magic Neuquén S.A. are direct or indirectly wholly-owned subsidiaries of ours. The Concession Agreement granted Casino Magic Neuquén S.A. the exclusive right to operate casinos in the cities of Neuquén and San Martín de los Andes in the Province of Neuquén. The Concession Agreement also granted Casino Magic Neuquén S.A. the exclusive right to operate casinos within 50 kilometers (31.05 miles) of its existing properties as long as those casinos are within the Province of Neuquén. It should be noted that we still retain a priority to match any bidding offer to open and operate other casinos within the Province of Neuquén, however, such casinos would not be covered by the exclusivity provisions of the Concession Agreement and provided that in the corresponding bidding process our original offer is not lower than 15% of that of the best offeror’s. We also opened a new facility in the city of Junín de los Andes, in the Province of Neuquén. This casino was opened under the scope of the existing casino license for the property located in San Martín de los Andes. In July 2005, we closed the largest of our casinos located in the city of Neuquén, which had been operating since 1995, and opened a larger facility including a more lavish casino; an upscale restaurant; a wine bar; three other casino bars; and a large entertainment venue, one mile away from the original location on approximately 20 acres owned by us. Additionally, we have obtained a casino license to open casinos in the cities of Caviahue and Copahue, in the Province of Neuquén. These casino licenses are for a term of 12 years and are renewable for an additional 10 year term at the discretion of the granting authority. In light of the above, we are currently operating four casinos in the Province of Neuquén (in the cities of Neuquén, San Martín de los Andes, Junín de los Andes, and Caviahue), and the one in Copahue in the same Province, in west central Argentina, seasonally.
     On July 14, 2003, the Executive Power of Neuquén approved the terms of an agreement establishing the conditions for the renewal of our casino license pursuant to which we operate our three Neuquén casinos, either for a five year or for a ten year term. In July 2005, we opened the new facility in order to qualify for and obtain the ten year extension through 2016, extension which has already been formally granted. We are currently finalizing the construction of a hotel facility by the casino in the city of Neuquén which, once finished and upon approval by the authorities, would grant us an additional 5 year extension in the terms of our casino license, through 2021. The Concession Agreement establishes that the shareholders approved by the Provincial Government of Neuquén shall maintain control (i.e., 51% of the shareholding of the corporate capital with voting power) of the licensee. It also establishes that any transfer of shares up to 49% of its shareholding in the licensee shall not require prior authorization. Otherwise, prior authorization from the Provincial Government of Neuquén shall be required. Notwithstanding that, no transfer of shares shall be performed to those persons detailed under Section 5 of the bidding terms approved under the casino privatization program (i.e., among others, foreign persons or legal entities if in their country there are no regulations prohibiting money laundering, natural or legal persons that cannot contract with the Province of Neuquén). We cannot predict what effect the enactment of any laws, regulations or pronouncements relating to casino operations would have on the operations of Casino Magic Argentina.
     Other. In addition to the requirements discussed above, if we sought to establish gaming operations in any jurisdiction in which we currently do not operate, we would need to be registered, licensed, or found suitable to conduct gaming activities in that jurisdiction and, if successful in doing so, would be subject to such jurisdiction’s regulatory requirements applicable to gaming companies. Holders of our securities would also be subject to additional requirements regarding the ownership and disposition of their securities, including possibly being called forward by applicable gaming authorities to be licensed or found suitable to be the beneficial owner of our securities.
     From time to time, legislators and special interest groups have proposed legislation that would restrict or prevent gaming operations. In addition, changes in regulations affecting the casino business can impact our existing or proposed operations. For example, on January 24, 2007, the Atlantic City counsel passed an initial vote prohibiting smoking in 75% of gaming areas in Atlantic City casinos. Any new restriction on or prohibition of our gaming operations could force us to curtail operations and incur significant losses.

PLAN OF DISTRIBUTION
          We may sell the securities through underwriters or dealers, through agents, or directly to one or more purchasers, in private transactions, at market prices prevailing at the time of sale, at prices related to the prevailing market prices, or at negotiated prices. We will describe the terms of the offering of the securities in a prospectus supplement, information incorporated by reference or other offering material, including:
•	the name or names of any underwriters, if any;

•	the purchase price of the securities and the proceeds we will receive from the sale;

•	any underwriting discounts and other items constituting underwriters’ compensation;

•	any initial public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchange or market on which the securities may be listed.
          Only underwriters we name in the prospectus supplement, information incorporated by reference or other offering material are underwriters of the securities offered thereby.
          If we use underwriters in the sale, they will acquire the securities for their own account and may resell them from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions, the underwriters will be obligated to purchase all the securities of the series offered by the prospectus supplement, information incorporated by reference or other offering material. In connection with the sale of securities, underwriters may receive compensation from us or from purchasers of securities for whom they may act as agents. This compensation may be in the form of discounts, concessions or commissions.
          Underwriters may sell securities to or through dealers, and these dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of securities could be considered underwriters, and any discounts or commissions received by them from us and any profit on the resale of securities by them could be considered underwriting discounts and commissions, under the Securities Act. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may change from time to time.
          We may sell securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities and we will describe any commissions we will pay the agent in the applicable prospectus supplement, information incorporated by reference or other offering material. Unless the prospectus supplement states otherwise, our agent will act on a best-efforts basis for the period of its appointment.
          Under agreements entered into by us for the purchase or sale of securities, these underwriters and agents may be entitled to indemnification by us against certain liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the agents or underwriters may be required to make in respect thereof. Agents and underwriters may be customers of, engage in transactions with, or perform services for us in the ordinary course of business.
          If we offer securities in a subscription rights offering to our existing security holders, we may enter into a standby underwriting agreement with dealers, acting as standby underwriters. We may pay the standby underwriters a commitment fee for the securities they commit to purchase on a standby basis. If we do not enter into a standby underwriting arrangement, we may retain a dealer-manager to manage a subscription rights offering for us.
          If so indicated in the prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by certain institutional investors to purchase securities from us under contracts requiring payment and delivery on a future date. The obligations of any purchaser under these contracts will be subject to the condition that the purchase of the offered securities shall not at the time of delivery be prohibited under the laws of the jurisdiction to which that purchaser is subject. The underwriters and other agents will not have any responsibility in respect of the validity or performance of these contracts.
          In connection with an offering, the underwriters may purchase and sell securities in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of securities than they are required to purchase in an offering. Stabilizing transactions consist of certain bids or purchases made for the purpose of preventing or retarding a decline in the market price of the securities while an offering is in progress.
          The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the underwriters have repurchased securities sold by or for the account of that underwriter in stabilizing or short-covering transactions.
          These activities by the underwriters may stabilize, maintain or otherwise affect the market price of the securities. As a result, the price of the securities may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time. These transactions may be effected on an exchange or automated quotation system, if the securities are listed on that exchange or admitted for trading on that automated quotation system, or in the over-the-counter market or otherwise.
          All securities we offer other than common stock will be new issues of securities with no established trading market. Any underwriters may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. We cannot guarantee the liquidity of the trading markets for any securities.
LEGAL MATTERS
          Unless otherwise specified in a prospectus supplement, the validity of any securities issued hereunder will be passed upon for our company by Irell & Manella LLP, Los Angeles, California.
EXPERTS
          The financial statements and the related financial statement schedule, incorporated in this Prospectus by reference from the Company’s Annual Report on Form 10-K for the year ended December 31, 2008, and the effectiveness of Pinnacle Entertainment, Inc.’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports (which reports (1) express an unqualified opinion on the financial statements and financial statement schedule and includes an explanatory paragraph referring to the adoption of Financial Accounting Standards Board Interpretation No. 48 and (2) express an unqualified opinion on the effectiveness of internal control over financial reporting). Such financial statements and financial statement schedule have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

PART II
Information Not Required in Prospectus
Item 14. Other Expenses of Issuance and Distribution
          The following is a statement of the estimated expenses (other than underwriting discounts and commissions) to be incurred by Pinnacle Entertainment, Inc. in connection with the issuance and distribution of the securities registered under this registration statement.

SEC registration fee	$55,800
Accounting fees and expenses	75,000
Legal fees and expenses	150,000
Printing and engraving fees	20,000
Trustee and Transfer Agent’s fees and expenses	35,000
Miscellaneous fees and expenses	10,000
Total	$345,800
          All expenses, other than the SEC registration fee, are estimated.
Item 15. Indemnification of Directors and Officers
          Registrants Incorporated or Organized in Delaware
          Section 145 of the Delaware General Corporation Law (“DGCL”) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, (other than an action by or in the right of the corporation), by reason of the fact that the person is or was a director, officer, employee or agent of the corporation or is or was serving at its request in such capacity in another corporation, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful.
          Section 145 further authorizes a Delaware corporation to indemnify any person serving in such capacity who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or such other court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper. To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to above, or in defense of any claim, issue or matter, such person shall be indemnified against expenses, including attorneys’ fees, actually and reasonably incurred by such person.
          Section 102(b)(7) of the DGCL permits a corporation to include in its certificate of incorporation a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit.

          As permitted by Section 102(b)(7) of the DGCL, Article XII of the Company’s Restated Certificate of Incorporation, as amended, provides that no director of the Company shall be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty by such director for corporate actions as a director to the fullest extent permitted by the DGCL.
          Our certificate of incorporation provides that we shall indemnify our officers and directors to the fullest extent permitted by the Delaware General Corporation Law. As permitted by Section 145 of the DGCL, the Company’s Restated Bylaws provide that directors and elected officers who are made, or are threatened to be made, parties to, or are involved in any action, suit or proceeding will be indemnified by the Company to the fullest extent authorized by the DGCL against all expenses, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith. The Restated Bylaws of the Company require it to advance expenses to its directors and elected officers, provided that, if the DGCL so requires, they undertake to repay the amount advanced if it is ultimately determined by a court that they are not entitled to indemnification.
          Section 18-108 of the Delaware Limited Liability Company Act (“DLLCA”) provides that subject to such standards and restrictions, if any, as are set forth in its limited liability company agreement, a limited liability company may, and shall have the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever.
          The limited liability company agreement of each of AREH MLK LLC, AREP Boardwalk Properties LLC, Boomtown, LLC, Mitre Associates LLC, PNK (CHILE 1), LLC, PNK (CHILE 2), LLC, PNK Development 7, LLC, PNK Development 8, LLC, PNK Development 9, LLC, PNK (ES), LLC, PNK (STLH), LLC, PNK (ST. LOUIS RE), LLC and PSW Properties LLC (each a “Delaware Company” and collectively, the “Delaware Companies”) provides that the member and any manager, director or officer and any person acting on behalf of a member to direct the activities of a limited liability company (herein, a “Covered Person”) will not be liable to such Delaware Company for good faith acts or omissions, unless a court determines such acts or omissions involved intentional misconduct, fraud or a knowing violation of the law that was material to the cause of action or such Covered Person derived an improper personal benefit from the transaction.
          The limited liability company agreement of each of the Delaware Companies also provides that each of the Delaware Companies shall indemnify and hold harmless a Covered Person to the fullest extent permitted by Section 18-108 of the DLLCA if such Covered Person acted in good faith on behalf of such Delaware Company and in a manner such Covered Person reasonably believed to be in or not opposed to the best interests of such Delaware Company, and with respect to any criminal action or proceeding, had no reasonable cause to believe the conduct of such Covered Person was unlawful. Expenses of a Covered Person incurred in defending an action, suit or proceeding shall be paid by such Delaware Company as they are incurred upon receipt of an undertaking to repay the amount if it is ultimately determined by a court that such Covered Person is not entitled to be indemnified. Any indemnification shall be satisfied solely out of the assets of such Delaware Company.
          Pinnacle Entertainment maintains insurance policies under which its directors and officers are insured, within the limits and subject to the limitations of the policies, against expenses in connection with the defense of actions, suits or proceedings, and certain liabilities that might be imposed as a result of such actions, suits or proceedings, to which they are parties by reason of being or having been directors or officers of Pinnacle Entertainment. The employment agreements of certain of Pinnacle Entertainment’s executive officers contain indemnification provisions that provide for the maximum protection permitted under applicable law.
          Pinnacle Entertainment entered into an Indemnification Trust Agreement (the “Indemnification Trust Agreement”) on August 16, 2005, to create an indemnification trust to provide a source for (i) indemnification of and advancement of expenses to Pinnacle Entertainment’s present and future directors and certain executive officers arising from their activities as such and (ii) payments for the premiums for directors and officers insurance purchased by Pinnacle Entertainment from time to time, in the event that Pinnacle Entertainment does not or is not financially able to fulfill such obligations or make such payments. At the time of creation, Pinnacle Entertainment irrevocably deposited $5.0 million in the trust and pursuant to its terms would be obligated in certain circumstances to contribute up to an additional $5.0 million. The beneficiaries’ representative will have the exclusive right to convey payment demands from time to time on the trustee to direct payment to one or more of the beneficiaries. The term of the trust expires on August 16, 2015, at which time any remaining trust funds will be distributed to Pinnacle Entertainment, except to the extent necessary to make full and adequate provision for claims made prior to such expiration date or any threatened or anticipated claims.

          Registrant Incorporated or Organized in Indiana
          Section 23-18-2-2 of the Indiana Business Flexibility Act (“Indiana LLC Law”) provides that, unless the limited liability company’s articles of organization provide otherwise, every limited liability company has power to indemnify and hold harmless any member, manager, agent, or employee from and against any and all claims and demands, except in the case of action or failure to act by the member, agent, or employee which constitutes willful misconduct or recklessness and subject to any standards and restrictions set forth in a written operating agreement. Section 23-18-4-4 of Indiana LLC Law provides that a written operating agreement may provide for indemnification of a member or manager for monetary damages for judgments, settlements, penalties, fines, or expenses incurred in a proceeding to which a person is a party because the person is or was a member or manager.
          The Operating Agreement of Ogle Haus, LLC provides that the company shall indemnify the member or any of its agents or managers with respect to company matters, except for fraud.
          Registrants Incorporated or Organized in Louisiana
          Section 83 of the Louisiana Business Corporation Law as codified in Chapter 1 of Title 12 of the Louisiana Revised Statutes permits a corporation to indemnify its directors, officers, employees and agents against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any action, suit or proceeding to which he is or was a party or is threatened to be made a party (including any action by or in the right of the corporation) if such action arises out of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another business, foreign or non-profit corporation, partnership, joint venture, or other enterprise and he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The indemnification provisions of Section 83 are not exclusive, but no corporation may indemnify any person for willful or intentional misconduct. Section 83 also permits a corporation to advance expenses to its directors and officers, provided that they undertake to repay the amount advanced if it is ultimately determined by a court that they are not entitled to indemnification.
          Article 9 of PNK (Bossier City), Inc.’s Articles of Incorporation provides for mandatory indemnification for current and former directors and officers to the full extent permitted by Louisiana law, including the right to be paid expenses incurred in defending a proceeding in advance of its final disposition.
          Section 1315 of the Louisiana Limited Liability Company Law (“Louisiana LLC Law”) as codified in Chapter 22 of Title 12 of the Louisiana Revised Statutes permits a limited liability company in its articles of organization or operating agreement to eliminate or limit the personal liability of members and managers for monetary damages for breaches of certain statutorily specified duties and to provide for indemnification of members and managers for judgments, settlements, penalties, fines, or expenses incurred because such person is or was a member or manager. No such permitted provisions shall limit or eliminate the liability of a member or manager for the amount of a financial benefit received by a member or manager to which he is not entitled or for any intentional violation of criminal law.
          The limited liability company agreement of each of PNK (SCB), L.L.C. and PNK (LAKE CHARLES), L.L.C. (each a “Louisiana Company” and collectively, the “Louisiana Companies”) provides that a Covered Person will not be liable to such Louisiana Company for good faith acts or omissions, unless a court determines such acts or omissions involved intentional misconduct, fraud or a knowing violation of the law that was material to the cause of action or such Covered Person derived an improper personal benefit from the transaction.
          The limited liability company agreement of each of the Louisiana Companies also provides that each of the Louisiana Companies shall indemnify and hold harmless a Covered Person to the fullest extent permitted by Louisiana law if such Covered Person acted in good faith on behalf of such Louisiana Company and in a manner such Covered Person reasonably believed to be in or not opposed to the best interests of such Louisiana Company, and with respect to any criminal action or proceeding, had no reasonable cause to believe the conduct of such Covered Person was unlawful. Expenses of a Covered Person incurred in defending an action, suit or proceeding shall be paid by such Louisiana Company as they are incurred upon receipt of an undertaking to repay the amount if it is ultimately determined by a court that such Covered Person is not entitled to be indemnified. Any indemnification shall be satisfied solely out of the assets of such Louisiana Company.

          Sections 2801 to 2835 of the Louisiana Civil Code provide for general partnerships (“Louisiana General Partnership Law”) and Sections 2836 to 2844 of the Louisiana Civil Code provide for Louisiana partnerships in Commendam (the “Louisiana Limited Partnership Law”). The Louisiana General Partnership Law and the Louisiana Limited Partnership Law are silent with respect to indemnification however, provisions that are not covered by the Louisiana partnership law are subject to the general provisions of Louisiana law, which would permit indemnification except in certain circumstances.
          The Third Amended and Restated Partnership Agreement of Louisiana-I Gaming, a Louisiana partnership in Commendam, and the Third Amended and Restated Partnership Agreement for PNK (Baton Rouge) Partnership (each a “Louisiana Partnership” or collectively, the “Louisiana Partnerships”) provide that any partner, or any person acting on behalf of a partner of a Louisiana Partnership to direct the activities of the Partnership (a “Partnership Covered Person”) will not be liable to such Louisiana Partnership for good faith acts or omissions, unless a court determines such acts or omissions involved intentional misconduct, fraud or a knowing violation of the law that was material to the cause of action or Partnership Covered Person derived an improper personal benefit from the transaction.
          The partnership agreements of each of the Louisiana Partnerships also provide that each of the Louisiana Partnerships shall indemnify and hold harmless a Partnership Covered Person if such Partnership Covered Person acted in good faith on behalf of such Louisiana Partnership and in a manner such Partnership Covered Person reasonably believed to be in or not opposed to the best interests of the Louisiana Partnership, and with respect to any criminal action or proceeding, had no reasonable cause to believe the conduct of such Partnership Covered Person was unlawful. Expenses of the Partnership Covered Person incurred in defending an action, suit or proceeding shall be paid by such Louisiana Partnership as they are incurred upon receipt of an undertaking to repay the amount if it is ultimately determined by a court that such Partnership Covered Person is not entitled to be indemnified. Any indemnification shall be satisfied solely out of the assets of such Louisiana Partnership.
          Registrants Incorporated or Organized in Minnesota
          Section 302A.521, subd. 2, of the Minnesota Business Corporation Act requires a corporation to indemnify a person made or threatened to be made a party to a proceeding by reason of the person’s former or present official capacity with respect to the corporation, against judgments, penalties, fines, including, without limitation, excise taxes assessed against the person with respect to an employee benefit plan, settlements, and reasonable expenses, including attorneys’ fees and disbursements, incurred by the person in connection with the proceeding, if such person (1) has not been indemnified by another organization or employee benefit plan for the same judgments, penalties, fines, excise taxes, or expenses; (2) acted in good faith; (3) received no improper personal benefit, and statutory procedure has been followed in the case of any conflict of interest by a director; (4) in the case of a criminal proceeding, had no reasonable cause to believe the conduct was unlawful; and (5) in the case of acts or omissions occurring in the person’s official capacity of director or, for a person not a director, in the official capacity of officer, board committee member or employee, reasonably believed that the conduct was in the best interests of the corporation, or, in the case of a director, officer or employee of the corporation involving service as a director, officer, partner, trustee, employee or agent of another organization or employee benefit plan, reasonably believed that the conduct was not opposed to the best interests of the corporation.
          In addition, Section 302A.521, subd. 3, requires payment by the corporation of reasonable expenses in advance of final disposition of the proceeding if certain conditions are satisfied. A decision as to whether indemnification is required is made by a disinterested majority of the Board of Directors present at a meeting at which a disinterested quorum is present, or by a designated committee of the Board, by special legal counsel, by the shareholders, or by a court.
          Registrants Incorporated or Organized in Mississippi
          Section 79-4-8.51 of the Mississippi Business Corporation Act (“MBCA”) grants to a corporation the authority to indemnify an individual who is a party to a proceeding because he is a director against liability incurred in the proceeding, provided that he conducted himself in good faith and either (a) reasonably believed that, in the case of conduct in his official capacity, that his conduct was in the best interests of the corporation and, in all other cases, that his conduct was at least not opposed to the best interests of the corporation; and (b) in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful.

          MBCA § 79-4-8.52 also requires indemnification of any director who is wholly successful, on the merits or otherwise, in the defense of any proceeding to which he was a party because he was a director of the corporation against reasonable expenses incurred by him in connection with the proceeding. Moreover, under the authority of MBCA § 79-4-8.54, a court may order indemnification of a director or advance for his expenses under certain circumstances specified in the statute. The mandatory and court-ordered indemnifications contained in MBCA Sections 79-4-8.52 and 79-4-8.54 apply to officers of corporations to the same extent as directors by express reference in Section 79-4-8.56.
          Under MBCA § 79-4-8.56, a corporation also may indemnify and advance expenses to an officer of a corporation who is a party to a proceeding because he is an officer of the corporation. This indemnification may be made to the same extent as if such officer were a director of the corporation, and if he is an officer but not a director, to such further extent as may be provided elsewhere in the governing documents of the corporation and resolutions therefor, except under certain instances specified in the statute.
          The Restated Bylaws for each of Biloxi Casino Corp. and Casino One Corporation (each, a “Mississippi Corporation” and collectively, the “Mississippi Corporations”) each provide that directors and officers who are made, or are threatened to be made, parties to, or are involved in, any action, suit or proceeding will be indemnified by such Mississippi Corporation to the fullest extent authorized by the MBCA against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith. The Restated Bylaws of the Mississippi Corporations require them to advance expenses to its directors and officers, provided that, if the MBCA so requires, they undertake to repay the amount advanced if it is ultimately determined by a court that they are not entitled to indemnification.
          Registrants Incorporated or Organized in Missouri
          Sections 351.355(1) and (2) of the General and Business Corporation Law of Missouri provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation, by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful, except that, in the case of an action or suit by or in the right of the corporation, no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his or her duty to the corporation unless and only to the extent that the court in which the action or suit was brought determines upon application that, despite the adjudication of liability and in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.
          Section 351.355(3) provides that except as otherwise provided in the articles of incorporation or the bylaws, to the extent that a director, officer, employee or agent of the corporation has been successful on the merits or otherwise in defense of any action, suit, or proceeding, he or she shall be indemnified against expenses, including attorneys’ fees, actually and reasonably incurred by him in connection with the action, suit, or proceeding.
          Section 351.355(4) provides that any indemnification described above, unless ordered by a court, shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he or she has met the applicable standard of conduct set forth in this section. The determination shall be made by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the action, suit, or proceeding, or if such a quorum is not obtainable, or even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or by the shareholders.
          Section 351.355(5) provides that the board of directors may authorize that expenses incurred in defending an action, suit or proceeding may be paid by the corporation in advance of the final disposition of the action, suit, or proceeding upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount.
          Registrants Incorporated or Organized in Nevada
          Section 86.411 of the Nevada Revised Statutes (“NRS”) provides that a limited liability company may indemnify any person who was or is a party or is threatened to be made a party in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (except an action by or in the right of the limited liability company), by reason of being or having been a manager, member, employee or agent of the limited liability company or serving in certain capacities at the request of the limited liability company. Indemnification may include attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person to be indemnified. Section 86.421 of the NRS provides that a limited liability company may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the limited liability company to procure a judgment in its favor by reason of being or having been a manager, member, employee or agent of the limited liability company or serving in certain capacities at the request of the limited liability company except that indemnification may not be made for any claim, issue or matter as to which such a person has been finally adjudged by a court of competent jurisdiction to be liable to the limited liability company or for amounts paid in settlement to the limited liability company, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that, in view of all the circumstances, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper. However, to be entitled to indemnification, in either case the person to be indemnified must have acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the limited liability company and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.
          Section 86.431 of the NRS also provides that, to the extent a manager, member, employee or agent of a limited liability has been successful on the merits or otherwise in defense of any such action, he or she must be indemnified by the limited liability company against expenses, including attorneys’ fees actually and reasonably incurred in connection with the defense.
          Section 86.441 of the NRS permits a limited liability company to provide, in its articles of organization, operating agreement or other agreement, for the payment of expenses incurred by members or managers in defending any civil or criminal action, suit or proceeding as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking to repay the amount if it is ultimately determined by a court of competent jurisdiction that the person is not entitled to indemnification.
          Section 86.461 of the NRS permits a limited liability company to purchase and maintain insurance or make other financial arrangements on behalf of the limited liability company’s members, managers, employees or agents, or any persons serving in certain capacities at the request of the limited liability company, for any liability and expenses incurred by them in their capacities as members, managers, employees or agents or arising out of their status as such, whether or not the limited liability company has the authority to indemnify him, her or them against such liability and expenses.
          The articles of organization of PNK (Reno), LLC (“PNK Reno”) and Belterra Resort Indiana, LLC (“Belterra”) require such limited liability companies, in addition to any other rights of indemnification to which its members may be entitled, to pay or to purchase insurance or make other financial arrangements to pay, the expenses incurred by its members in defending a civil or criminal action, suit or proceeding, involving alleged acts or omissions of such members in their capacity as members of such limited liability companies, as such expenses are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an unsecured undertaking to repay the amount if it is ultimately determined by a court of competent jurisdiction that they are not entitled to be indemnified by such companies.

          The operating agreement of each of PNK Reno and Belterra provides that the member and any manager or officer of such limited liability company will not be liable to such limited liability company for good faith acts or omissions, unless a court determines such acts or omissions involved intentional misconduct, fraud or a knowing violation of the law that was material to the cause of action.
          The operating agreement of each of PNK Reno and Belterra (each a “Nevada Company”) also provides that such Nevada Company shall indemnify and hold harmless the member and any manager or officer of such Nevada Company to the fullest extent permitted by the NRS. Expenses of such member, manager or officer incurred in defending an action, suit or proceeding shall be paid by such Nevada Company as such expenses are incurred upon receipt of an undertaking to repay the amount if it is ultimately determined by a court that such member, manager or officer is not entitled to be indemnified. Any indemnification shall be satisfied solely out of the assets of such Nevada Company.
          Registrants Incorporated or Organized in New Jersey
          Section 42:2B-10 of the New Jersey Limited Liability Company Act (“New Jersey LLC Law”) provides that, subject to such standards and restrictions, if any, as are set forth in its operating agreement, a limited liability company may, and shall have the power to indemnify and hold harmless any manager or manager or other person from and against any and all claims and demands whatsoever.
          The limited liability company agreement of each of ACE Gaming, LLC and PNK Development 13, LLC (each a “New Jersey Company” and collectively, the “New Jersey Companies”) provides that a Covered Person will not be liable to such New Jersey Company for good faith acts or omissions, unless a court determines such acts or omissions involved intentional misconduct, fraud or a knowing violation of the law that was material to the cause of action or such Covered Person derived an improper personal benefit from the transaction.
          The limited liability company agreement of each of the New Jersey Companies also provides that each of the New Jersey Companies shall indemnify and hold harmless a Covered Person to the fullest extent permitted by New Jersey LLC Law if such Covered Person acted in good faith on behalf of such New Jersey Company and in a manner such Covered Person reasonably believed to be in or not opposed to the best interests of such New Jersey Company, and with respect to any criminal action or proceeding, had no reasonable cause to believe the conduct of such New Jersey Person was unlawful. Expenses of a Covered Person incurred in defending an action, suit or proceeding shall be paid by such New Jersey Company as they are incurred upon receipt of an undertaking to repay the amount if it is ultimately determined by a court that such Covered Person is not entitled to be indemnified. Any indemnification shall be satisfied solely out of the assets of such New Jersey Company.
Item 16. Exhibits

Exhibit
Number	Description of Exhibit

1.1**	Form of Underwriting Agreement.

4.1	Restated Certificate of Incorporation of Pinnacle Entertainment, Inc., as amended, is hereby incorporated by reference to Exhibit 3.3 to the Company’s Current Report on Form 8-K filed on May 9, 2005. (SEC File No. 001-13641).

4.2	Restated Bylaws of Pinnacle Entertainment, Inc., as amended, are hereby incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K filed on December 15, 2008. (SEC File No. 001-13641).

Exhibit
Number	Description of Exhibit
4.3†	Form of Senior Debt Indenture.

4.4†	Form of Senior Subordinated Debt Indenture.

4.5†	Form of Subordinated Debt Indenture.

4.6**	Form of Warrant Agreement.

4.7**	Form of Warrant Certificate (to be included in Exhibit 4.6).

4.8**	Form of Rights Agreement

4.9**	Form of Rights Certificate (to be included in Exhibit 4.8)

4.10**	Form of Deposit Agreement.

4.11**	Form of Depositary Receipt (to be included in Exhibit 4.10).

4.12**	Form of Purchase Contract Agreement.

4.13	Specimen certificate for shares of common stock, $0.10 par value per share, of Pinnacle Entertainment, Inc. is hereby incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on January 30, 2004. (SEC File No. 001-13641).

4.14**	Form of Certificate of Designation.

4.15**	Form of Preferred Stock Certificate.

5.1†	Opinion of Irell & Manella LLP.

12.1*	Computation of Ratios.

23.1*	Consent of Deloitte & Touche LLP.

23.2†	Consent of Irell & Manella LLP (to be included in Exhibit 5.1).

24.1*	Powers of Attorney.

25.1**	Form T-1 Statement of Eligibility of the Indenture Trustee.

*	Filed herewith.

†	To be filed by amendment.

**	To be filed as an exhibit to a Current Report on Form 8-K in the event of an offering of the specified securities and incorporated by reference herein.
Item 17. Undertakings
     The undersigned Registrant hereby undertakes:
               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
          (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
          (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

          (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
          provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
               (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
               (4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
               (i) Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
               (ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
               (5) That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
               (i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;
               (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;
               (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and
               (iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

               (6) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
               (7) To supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.
               (8) To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.
               (9) That, insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on the 27th day of March, 2009.

PINNACLE ENTERTAINMENT, INC., a Delaware corporation
By:	/s/ Stephen H. Capp
Stephen H. Capp
Executive Vice President and Chief Financial Officer

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on March 27, 2009.

Signature	Title

* Daniel R. Lee	Director, Chairman of the Board and Chief Executive Officer (Principal Executive Officer)

/s/ Stephen H. Capp Stephen H. Capp	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

* Stephen C. Comer	Director

* John V. Giovenco	Director

* Richard J. Goeglein	Director

* Ellis Landau	Director

* Bruce A. Leslie	Director

Signature	Title

* James L. Martineau	Director

* Michael Ornest	Director

* Lynn P. Reitnouer	Director

*By:	/s/ Stephen H. Capp
Stephen H. Capp
Attorney-in-Fact

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on the 27th day of March, 2009.

ACE Gaming, LLC
a New Jersey limited liability company

By:	its Sole Member

PNK DEVELOPMENT 13, LLC,
a New Jersey limited liability company

	By:	its Member

BILOXI CASINO, CORP.,
a Mississippi Corporation

		By:	/s/ Stephen H. Capp

Stephen H. Capp
Chief Financial Officer and Treasurer
     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on March 27, 2009.

Signature	Title

* Daniel R. Lee	Chief Executive Officer of Registrant and Sole Director and Chairman of the Board of Biloxi Casino Corp., the Member of Pinnacle Development 13, LLC, the Sole Member of Registrant (Principal Executive Officer)

/s/ Stephen H. Capp Stephen H. Capp	Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)

*By:	/s/ Stephen H. Capp

Stephen H. Capp
Attorney-in-Fact

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on the 27th day of March, 2009.

AREH MLK LLC
a Delaware limited liability company

By:	its Sole Member

BILOXI CASINO CORP.,
a Mississippi corporation

	By:	/s/ Stephen H. Capp

Stephen H. Capp
Chief Financial Officer and Treasurer
     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on March 27, 2009.

Signature	Title

* Daniel R. Lee	Sole Director, Chairman of the Board and Chief Executive Officer of Biloxi Casino Corp., the Sole Member of Registrant (Principal Executive Officer)

/s/ Stephen H. Capp Stephen H. Capp	Chief Financial Officer and Treasurer of Biloxi Casino Corp., the Sole Member of Registrant (Principal Financial and Accounting Officer)

*By:	/s/ Stephen H. Capp

Stephen H. Capp
Attorney-in-Fact

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on the 27th day of March, 2009.

AREP Boardwalk Properties LLC,
a Delaware limited liability company

By:	its Sole Member

BILOXI CASINO CORP.,
a Mississippi corporation

	By:	/s/ Stephen H. Capp

Stephen H. Capp
Chief Financial Officer and Treasurer
     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on March 27, 2009.

Signature	Title

* Daniel R. Lee	Sole Director, Chairman of the Board and Chief Executive Officer of Biloxi Casino Corp., the Sole Member of Registrant (Principal Executive Officer)

/s/ Stephen H. Capp Stephen H. Capp	Chief Financial Officer and Treasurer of Biloxi Casino Corp., the Sole Member of Registrant (Principal Financial and Accounting Officer)

*By:	/s/ Stephen H. Capp

Stephen H. Capp
Attorney-in-Fact

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on the 27th day of March, 2009.

BELTERRA RESORT INDIANA, LLC,
a Nevada limited liability company

By:	its Sole Member

PINNACLE ENTERTAINMENT, INC.,
a Delaware Corporation

	By:	/s/ Stephen H. Capp

Stephen H. Capp
Executive Vice President and Chief Financial Officer
     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on March 27, 2009.

Signature	Title

* Daniel R. Lee	Director, Chairman of the Board and Chief Executive Officer of Pinnacle Entertainment, Inc., the Sole Member of Registrant (Principal Executive Officer)

/s/ Stephen H. Capp Stephen H. Capp	Executive Vice President and Chief Financial Officer of Pinnacle Entertainment, Inc., the Sole Member of Registrant (Principal Financial and Accounting Officer)

* Stephen C. Comer	Director of Pinnacle Entertainment, Inc., the Sole Member of Registrant

* John V. Giovenco	Director of Pinnacle Entertainment, Inc., the Sole Member of Registrant

* Richard J. Goeglein	Director of Pinnacle Entertainment, Inc., the Sole Member of Registrant

* Ellis Landau	Director of Pinnacle Entertainment, Inc., the Sole Member of Registrant

Signature	Title

* Bruce A. Leslie	Director of Pinnacle Entertainment, Inc., the Sole Member of Registrant

* James L. Martineau	Director of Pinnacle Entertainment, Inc., the Sole Member of Registrant

* Michael Ornest	Director of Pinnacle Entertainment, Inc., the Sole Member of Registrant

* Lynn P. Reitnouer	Director of Pinnacle Entertainment, Inc., the Sole Member of Registrant

*By:	/s/ Stephen H. Capp

Stephen H. Capp
Attorney-in-Fact

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on the 27th day of March, 2009.

BILOXI CASINO CORP.,
a Mississippi corporation

By:	/s/ Stephen H. Capp

Stephen H. Capp
Chief Financial Officer and Treasurer
     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on March 27, 2009.

Signature	Title

* Daniel R. Lee	Sole Director, Chairman of the Board and Chief Executive Officer (Principal Executive Officer)

/s/ Stephen H. Capp Stephen H. Capp	Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)

*By:	/s/ Stephen H. Capp

Stephen H. Capp
Attorney-in-Fact

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on the 27th day of March, 2009.

BOOMTOWN, LLC,
a Delaware limited liability company

By:	its Sole Member

PINNACLE ENTERTAINMENT, INC.,
a Delaware Corporation

	By:	/s/ Stephen H. Capp

Stephen H. Capp
Executive Vice President and Chief Financial Officer
     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on March 27, 2009.

Signature	Title

* Daniel R. Lee	Chief Executive Officer and President of Registrant and Director and Chairman of the Board of Pinnacle Entertainment, Inc., the Sole Member of Registrant (Principal Executive Officer)

/s/ Stephen H. Capp Stephen H. Capp	Chief Financial Officer (Principal Financial and Accounting Officer)

* Stephen C. Comer	Director of Pinnacle Entertainment, Inc., the Sole Member of Registrant

* John V. Giovenco	Director of Pinnacle Entertainment, Inc., the Sole Member of Registrant

* Richard J. Goeglein	Director of Pinnacle Entertainment, Inc., the Sole Member of Registrant

* Ellis Landau	Director of Pinnacle Entertainment, Inc., the Sole Member of Registrant

Signature	Title

* Bruce A. Leslie	Director of Pinnacle Entertainment, Inc., the Sole Member of Registrant

* James L. Martineau	Director of Pinnacle Entertainment, Inc., the Sole Member of Registrant

* Michael Ornest	Director of Pinnacle Entertainment, Inc., the Sole Member of Registrant

* Lynn P. Reitnouer	Director of Pinnacle Entertainment, Inc., the Sole Member of Registrant

*By:	/s/ Stephen H. Capp

Stephen H. Capp
Attorney-in-Fact

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on the 27th day of March, 2009.

CASINO MAGIC CORP., a Minnesota corporation
By:	/s/ Stephen H. Capp
Stephen H. Capp
Chief Financial Officer

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on March 27, 2009.

Signature	Title

* Daniel R. Lee	Sole Director, Chairman of the Board, Chief Executive Officer and President (Principal Executive Officer)
/s/ Stephen H. Capp Stephen H. Capp	Chief Financial Officer (Principal Financial and Accounting Officer)

*By:	/s/ Stephen H. Capp Stephen H. Capp
Attorney-in-Fact

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on the 27th day of March, 2009.

CASINO ONE CORPORATION, a Mississippi corporation
By:	/s/ Stephen H. Capp
Stephen H. Capp
Treasurer

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on March 27, 2009.

Signature	Title

* Daniel R. Lee	Sole Director, Chairman of the Board, Chief Executive Officer and President (Principal Executive Officer)
/s/ Stephen H. Capp Stephen H. Capp	Treasurer (Principal Financial and Accounting Officer)

*By:	/s/ Stephen H. Capp Stephen H. Capp
Attorney-in-Fact

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on the 27th day of March, 2009.

LOUISIANA-I GAMING, a Louisiana Partnership in Commendam

By:		its General Partner

BOOMTOWN, LLC,
a Delaware limited liability company

By: its Sole Member

PINNACLE ENTERTAINMENT, INC.,
a Delaware corporation

	By:	/s/ Stephen H. Capp Stephen H. Capp
Executive Vice President and
Chief Financial Officer
     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on March 27, 2009.

Signature	Title

* Daniel R. Lee	Director, Chairman of the Board and Chief Executive Officer of Pinnacle Entertainment, Inc., the Sole Member of Boomtown, LLC, the General Partner of Registrant (Principal Executive Officer)
/s/ Stephen H. Capp Stephen H. Capp	Executive Vice President and Chief Financial Officer of Pinnacle Entertainment, Inc., the Sole Member of Boomtown, LLC, the General Partner of Registrant (Principal Financial and Accounting Officer)
* Stephen C. Comer	Director of Pinnacle Entertainment, Inc., the Sole Member of Boomtown, LLC, the General Partner of Registrant
* John V. Giovenco	Director of Pinnacle Entertainment, Inc., the Sole Member of Boomtown, LLC, the General Partner of Registrant

Signature	Title
* Richard J. Goeglein	Director of Pinnacle Entertainment, Inc., the Sole Member of Boomtown, LLC, the General Partner of Registrant
* Ellis Landau	Director of Pinnacle Entertainment, Inc., the Sole Member of Boomtown, LLC, the General Partner of Registrant
* Bruce A. Leslie	Director of Pinnacle Entertainment, Inc., the Sole Member of Boomtown, LLC, the General Partner of Registrant
* James L. Martineau	Director of Pinnacle Entertainment, Inc., the Sole Member of Boomtown, LLC, the General Partner of Registrant
* Michael Ornest	Director of Pinnacle Entertainment, Inc., the Sole Member of Boomtown, LLC, the General Partner of Registrant
* Lynn P. Reitnouer	Director of Pinnacle Entertainment, Inc., the Sole Member of Boomtown, LLC, the General Partner of Registrant

*By:	/s/ Stephen H. Capp Stephen H. Capp
Attorney-in-Fact

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on the 27th day of March, 2009.

MITRE ASSOCIATES LLC, a Delaware limited liability company

By:	its Sole Member

PNK DEVELOPMENT 13, LLC,
a New Jersey limited liability company

	By:	its Member

BILOXI CASINO, CORP.,
a Mississippi Corporation

	By:	/s/ Stephen H. Capp Stephen H. Capp
Chief Financial Officer and Treasurer
     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on March 27, 2009.

Signature	Title

* Daniel R. Lee	Chief Executive Officer of Registrant and Sole Director and Chairman of the Board of Biloxi Casino Corp., the Member of Pinnacle Development 13, LLC, the Sole Member of Registrant (Principal Executive Officer)
/s/ Stephen H. Capp Stephen H. Capp	Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)

*By:	/s/ Stephen H. Capp Stephen H. Capp
Attorney-in-Fact

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on the 27th day of March, 2009.

OGLE HAUS, LLC, an Indiana limited liability company

By:	its Sole Member

BELTERRA RESORT INDIANA, LLC,
a Nevada limited liability company

	By:	its Sole Member

PINNACLE ENTERTAINMENT, INC.,
a Delaware Corporation

		By:	/s/ Stephen H. Capp Stephen H. Capp Executive Vice President and Chief Financial Officer
     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on March 27, 2009.

Signature	Title

* Daniel R. Lee	Director, Chairman of the Board and Chief Executive Officer of Pinnacle Entertainment, Inc., the Sole Member of Belterra Resort Indiana, LLC, the Sole Member of Registrant (Principal Executive Officer)
/s/ Stephen H. Capp Stephen H. Capp	Executive Vice President and Chief Financial Officer of Pinnacle Entertainment, Inc., the Sole Member of Belterra Resort Indiana, LLC, the Sole Member of Registrant (Principal Financial and Accounting Officer)
* Stephen C. Comer	Director of Pinnacle Entertainment, Inc., the Sole Member of Belterra Resort Indiana, LLC, the Sole Member of Registrant
* John V. Giovenco	Director of Pinnacle Entertainment, Inc., the Sole Member of Belterra Resort Indiana, LLC, the Sole Member of Registrant

Signature	Title
* Richard J. Goeglein	Director of Pinnacle Entertainment, Inc., the Sole Member of Belterra Resort Indiana, LLC, the Sole Member of Registrant
* Ellis Landau	Director of Pinnacle Entertainment, Inc., the Sole Member of Belterra Resort Indiana, LLC, the Sole Member of Registrant
* Bruce A. Leslie	Director of Pinnacle Entertainment, Inc., the Sole Member of Belterra Resort Indiana, LLC, the Sole Member of Registrant
* James L. Martineau	Director of Pinnacle Entertainment, Inc., the Sole Member of Belterra Resort Indiana, LLC, the Sole Member of Registrant
* Michael Ornest	Director of Pinnacle Entertainment, Inc., the Sole Member of Belterra Resort Indiana, LLC, the Sole Member of Registrant
* Lynn P. Reitnouer	Director of Pinnacle Entertainment, Inc., the Sole Member of Belterra Resort Indiana, LLC, the Sole Member of Registrant

*By:	/s/ Stephen H. Capp Stephen H. Capp
Attorney-in-Fact

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on the 27th day of March, 2009.

PNK (BATON ROUGE) PARTNERSHIP,
a Louisiana General Partnership

By:	its Managing Partner

PNK DEVELOPMENT 8, LLC,
a Delaware limited liability company

	By:	its Sole Member

PINNACLE ENTERTAINMENT, INC.,
a Delaware corporation

	By:	/s/ Stephen H. Capp

Stephen H. Capp Executive Vice President and Chief Financial Officer
     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on March 27, 2009.

Signature	Title

* Daniel R. Lee	Director, Chairman of the Board and Chief Executive Officer of Pinnacle Entertainment, Inc., the Sole Member of PNK Development 8, LLC, the Managing Partner of Registrant (Principal Executive Officer)
/s/ Stephen H. Capp Stephen H. Capp	Executive Vice President and Chief Financial Officer of Pinnacle Entertainment, Inc., the Sole Member of PNK Development 8, LLC, the Managing Partner of Registrant (Principal Financial and Accounting Officer)
* Stephen C. Comer	Director of Pinnacle Entertainment, Inc., the Sole Member of PNK Development 8, LLC, the Managing Partner of Registrant
* John V. Giovenco	Director of Pinnacle Entertainment, Inc., the Sole Member of PNK Development 8, LLC, the Managing Partner of Registrant

Signature	Title
* Richard J. Goeglein	Director of Pinnacle Entertainment, Inc., the Sole Member of PNK Development 8, LLC, the Managing Partner of Registrant
* Ellis Landau	Director of Pinnacle Entertainment, Inc., the Sole Member of PNK Development 8, LLC, the Managing Partner of Registrant
* Bruce A. Leslie	Director of Pinnacle Entertainment, Inc., the Sole Member of PNK Development 8, LLC, the Managing Partner of Registrant
* James L. Martineau	Director of Pinnacle Entertainment, Inc., the Sole Member of PNK Development 8, LLC, the Managing Partner of Registrant
* Michael Ornest	Director of Pinnacle Entertainment, Inc., the Sole Member of PNK Development 8, LLC, the Managing Partner of Registrant
* Lynn P. Reitnouer	Director of Pinnacle Entertainment, Inc., the Sole Member of PNK Development 8, LLC, the Managing Partner of Registrant

*By:	/s/ Stephen H. Capp Stephen H. Capp
Attorney-in-Fact

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on the 27th day of March, 2009.

PNK (BOSSIER CITY), INC., a Louisiana corporation
By:	/s/ Stephen H. Capp
Stephen H. Capp
Treasurer

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on March 27, 2009.

Signature	Title

* Daniel R. Lee	Sole Director, Chairman of the Board, Chief Executive Officer and President (Principal Executive Officer)
/s/ Stephen H. Capp Stephen H. Capp	Treasurer (Principal Financial and Accounting Officer)

*By:	/s/ Stephen H. Capp Stephen H. Capp
Attorney-in-Fact

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on the 27th day of March, 2009.

PNK (CHILE 1), LLC,
a Delaware limited liability company

By:	its Sole Member

PINNACLE ENTERTAINMENT, INC., a Delaware Corporation
By:	/s/ Stephen H. Capp
Stephen H. Capp
Executive Vice President and Chief Financial Officer

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on March 27, 2009.

Signature	Title

* Daniel R. Lee	Director, Chairman of the Board and Chief Executive Officer of Pinnacle Entertainment, Inc., the Sole Member of Registrant (Principal Executive Officer)

/s/ Stephen H. Capp Stephen H. Capp	Executive Vice President and Chief Financial Officer of Pinnacle Entertainment, Inc., the Sole Member of the Registrant (Principal Financial and Accounting Officer)

* Stephen C. Comer	Director of Pinnacle Entertainment, Inc., the Sole Member of Registrant

* John V. Giovenco	Director of Pinnacle Entertainment, Inc., the Sole Member of Registrant

* Richard J. Goeglein	Director of Pinnacle Entertainment, Inc., the Sole Member of Registrant

* Ellis Landau	Director of Pinnacle Entertainment, Inc., the Sole Member of Registrant

Signature	Title

* Bruce A. Leslie	Director of Pinnacle Entertainment, Inc., the Sole Member of Registrant

* James L. Martineau	Director of Pinnacle Entertainment, Inc., the Sole Member of Registrant

* Michael Ornest	Director of Pinnacle Entertainment, Inc., the Sole Member of Registrant

* Lynn P. Reitnouer	Director of Pinnacle Entertainment, Inc., the Sole Member of Registrant

*By:	/s/ Stephen H. Capp Stephen H. Capp
Attorney-in-Fact

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on the 27th day of March, 2009.

PNK (CHILE 2), LLC,
a Delaware limited liability company

By:	its Sole Member

PINNACLE ENTERTAINMENT, INC., a Delaware Corporation
By:	/s/ Stephen H. Capp
Stephen H. Capp
Executive Vice President and Chief Financial Officer

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on March 27, 2009.

Signature	Title

* Daniel R. Lee	Director, Chairman of the Board and Chief Executive Officer of Pinnacle Entertainment, Inc., the Sole Member of Registrant (Principal Executive Officer)

/s/ Stephen H. Capp Stephen H. Capp	Executive Vice President and Chief Financial Officer of Pinnacle Entertainment, Inc., the Sole Member of the Registrant (Principal Financial and Accounting Officer)

* Stephen C. Comer	Director of Pinnacle Entertainment, Inc., the Sole Member of Registrant

* John V. Giovenco	Director of Pinnacle Entertainment, Inc., the Sole Member of Registrant

* Richard J. Goeglein	Director of Pinnacle Entertainment, Inc., the Sole Member of Registrant

* Ellis Landau	Director of Pinnacle Entertainment, Inc., the Sole Member of Registrant

Signature	Title

* Bruce A. Leslie	Director of Pinnacle Entertainment, Inc., the Sole Member of Registrant

* James L. Martineau	Director of Pinnacle Entertainment, Inc., the Sole Member of Registrant

* Michael Ornest	Director of Pinnacle Entertainment, Inc., the Sole Member of Registrant

* Lynn P. Reitnouer	Director of Pinnacle Entertainment, Inc., the Sole Member of Registrant

*By:	/s/ Stephen H. Capp Stephen H. Capp
Attorney-in-Fact

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on the 27th day of March, 2009.

PNK Development 7, LLC,
a Delaware limited liability company

By:	its Sole Member

PINNACLE ENTERTAINMENT, INC., a Delaware Corporation
By:	/s/ Stephen H. Capp
Stephen H. Capp
Executive Vice President and Chief Financial Officer

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on March 27, 2009.

Signature	Title

* Daniel R. Lee	Director, Chairman of the Board and Chief Executive Officer of Pinnacle Entertainment, Inc., the Sole Member of Registrant (Principal Executive Officer)

/s/ Stephen H. Capp Stephen H. Capp	Executive Vice President and Chief Financial Officer of Pinnacle Entertainment, Inc., the Sole Member of Registrant (Principal Financial and Accounting Officer)

* Stephen C. Comer	Director of Pinnacle Entertainment, Inc., the Sole Member of Registrant

* John V. Giovenco	Director of Pinnacle Entertainment, Inc., the Sole Member of Registrant

* Richard J. Goeglein	Director of Pinnacle Entertainment, Inc., the Sole Member of Registrant

Signature	Title

* Ellis Landau	Director of Pinnacle Entertainment, Inc., the Sole Member of Registrant

* Bruce A. Leslie	Director of Pinnacle Entertainment, Inc., the Sole Member of Registrant

* James L. Martineau	Director of Pinnacle Entertainment, Inc., the Sole Member of Registrant

* Michael Ornest	Director of Pinnacle Entertainment, Inc., the Sole Member of Registrant

* Lynn P. Reitnouer	Director of Pinnacle Entertainment, Inc., the Sole Member of Registrant

*By:	/s/ Stephen H. Capp Stephen H. Capp
Attorney-in-Fact

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on the 27th day of March, 2009.

PNK Development 8, LLC,
a Delaware limited liability company

By:	its Sole Member

PINNACLE ENTERTAINMENT, INC., a Delaware Corporation
By:	/s/ Stephen H. Capp
Stephen H. Capp
Executive Vice President and Chief Financial Officer

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on March 27, 2009.

Signature	Title

* Daniel R. Lee	Director, Chairman of the Board and Chief Executive Officer of Pinnacle Entertainment, Inc., the Sole Member of Registrant (Principal Executive Officer)

/s/ Stephen H. Capp Stephen H. Capp	Executive Vice President and Chief Financial Officer of Pinnacle Entertainment, Inc., the Sole Member of Registrant (Principal Financial and Accounting Officer)

* Stephen C. Comer	Director of Pinnacle Entertainment, Inc., the Sole Member of Registrant

* John V. Giovenco	Director of Pinnacle Entertainment, Inc., the Sole Member of Registrant

* Richard J. Goeglein	Director of Pinnacle Entertainment, Inc., the Sole Member of Registrant

* Ellis Landau	Director of Pinnacle Entertainment, Inc., the Sole Member of Registrant

Signature	Title

* Bruce A. Leslie	Director of Pinnacle Entertainment, Inc., the Sole Member of Registrant

* James L. Martineau	Director of Pinnacle Entertainment, Inc., the Sole Member of Registrant

* Michael Ornest	Director of Pinnacle Entertainment, Inc., the Sole Member of Registrant

* Lynn P. Reitnouer	Director of Pinnacle Entertainment, Inc., the Sole Member of Registrant

*By:	/s/ Stephen H. Capp Stephen H. Capp
Attorney-in-Fact

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on the 27th day of March, 2009.

PNK Development 9, LLC,
a Delaware limited liability company

By:	its Sole Member

PINNACLE ENTERTAINMENT, INC., a Delaware Corporation
By:	/s/ Stephen H. Capp
Stephen H. Capp
Executive Vice President and Chief Financial Officer

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on March 27, 2009.

Signature	Title

* Daniel R. Lee	Director, Chairman of the Board and Chief Executive Officer of Pinnacle Entertainment, Inc., the Sole Member of Registrant (Principal Executive Officer)

/s/ Stephen H. Capp Stephen H. Capp	Executive Vice President and Chief Financial Officer of Pinnacle Entertainment, Inc., the Sole Member of Registrant (Principal Financial and Accounting Officer)

* Stephen C. Comer	Director of Pinnacle Entertainment, Inc., the Sole Member of Registrant

* John V. Giovenco	Director of Pinnacle Entertainment, Inc., the Sole Member of Registrant

* Richard J. Goeglein	Director of Pinnacle Entertainment, Inc., the Sole Member of Registrant

* Ellis Landau	Director of Pinnacle Entertainment, Inc., the Sole Member of Registrant

Signature	Title

* Bruce A. Leslie	Director of Pinnacle Entertainment, Inc., the Sole Member of Registrant

* James L. Martineau	Director of Pinnacle Entertainment, Inc., the Sole Member of Registrant

* Michael Ornest	Director of Pinnacle Entertainment, Inc., the Sole Member of Registrant

* Lynn P. Reitnouer	Director of Pinnacle Entertainment, Inc., the Sole Member of Registrant

*By:	/s/ Stephen H. Capp Stephen H. Capp
Attorney-in-Fact

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on the 27th day of March, 2009.

PNK Development 13, LLC
a New Jersey limited liability company

By:	its Member

BILOXI CASINO, CORP., a Mississippi Corporation
By:	/s/ Stephen H. Capp
Stephen H. Capp
Chief Financial Officer and Treasurer

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on March 27, 2009.

Signature	Title

* Daniel R. Lee	Chief Executive Officer of Registrant and Sole Director and Chairman of the Board of Biloxi Casino Corp., the Member of Registrant (Principal Executive Officer)

Stephen H. Capp	Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)

*By:	/s/ Stephen H. Capp Stephen H. Capp
Attorney-in-Fact

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on the 27th day of March, 2009.

PNK (ES), LLC,
a Delaware limited liability company

By:	its Sole Member

PINNACLE ENTERTAINMENT, INC., a Delaware Corporation
By:	/s/ Stephen H. Capp
Stephen H. Capp
Executive Vice President and Chief Financial Officer

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on March 27, 2009.

Signature	Title

* Daniel R. Lee	Chief Executive Officer of Registrant and Director and Chairman of the Board of Pinnacle Entertainment, Inc., the Sole Member of Registrant (Principal Executive Officer)

/s/ Stephen H. Capp Stephen H. Capp	Executive Vice President and Chief Financial Officer of Pinnacle Entertainment, Inc., the Sole Member of Registrant (Principal Financial and Accounting Officer)

* Stephen C. Comer	Director of Pinnacle Entertainment, Inc., the Sole Member of Registrant

* John V. Giovenco	Director of Pinnacle Entertainment, Inc., the Sole Member of Registrant

* Richard J. Goeglein	Director of Pinnacle Entertainment, Inc., the Sole Member of Registrant

* Ellis Landau	Director of Pinnacle Entertainment, Inc., the Sole Member of Registrant

Signature	Title

* Bruce A. Leslie	Director of Pinnacle Entertainment, Inc., the Sole Member of Registrant

* James L. Martineau	Director of Pinnacle Entertainment, Inc., the Sole Member of Registrant

* Michael Ornest	Director of Pinnacle Entertainment, Inc., the Sole Member of Registrant

* Lynn P. Reitnouer	Director of Pinnacle Entertainment, Inc., the Sole Member of Registrant

*By:	/s/ Stephen H. Capp Stephen H. Capp
Attorney-in-Fact

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on the 27th day of March, 2009.

PNK (LAKE CHARLES), L.L.C.,
a Louisiana limited liability company

By:	its Sole Member/Manager

PINNACLE ENTERTAINMENT, INC. a Delaware Corporation
By:	/s/ Stephen H. Capp
Stephen H. Capp
Executive Vice President and Chief Financial Officer

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on March 27, 2009.

Signature	Title

* Daniel R. Lee	Director, Chairman of the Board and Chief Executive Officer of Pinnacle Entertainment, Inc., the Sole Member/Manager of Registrant (Principal Executive Officer)

/s/ Stephen H. Capp Stephen H. Capp	Executive Vice President and Chief Financial Officer of Pinnacle Entertainment, Inc., the Sole Member/Manager of Registrant (Principal Financial and Accounting Officer)

* Stephen C. Comer	Director of Pinnacle Entertainment, Inc., the Sole Member/Manager of Registrant

* John V. Giovenco	Director of Pinnacle Entertainment, Inc., the Sole Member/Manager of Registrant

* Richard J. Goeglein	Director of Pinnacle Entertainment, Inc., the Sole Member/Manager of Registrant

* Ellis Landau	Director of Pinnacle Entertainment, Inc., the Sole Member/Manager of Registrant

Signature	Title

* Bruce A. Leslie	Director of Pinnacle Entertainment, Inc., the Sole Member/Manager of Registrant

* James L. Martineau	Director of Pinnacle Entertainment, Inc., the Sole Member/Manager of Registrant

* Michael Ornest	Director of Pinnacle Entertainment, Inc., the Sole Member/Manager of Registrant

* Lynn P. Reitnouer	Director of Pinnacle Entertainment, Inc., the Sole Member/Manager of Registrant

*By:	/s/ Stephen H. Capp Stephen H. Capp
Attorney-in-Fact

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on the 27th day of March, 2009.

PNK (Reno), LLC,
a Nevada limited liability company

By:	its Sole Member

PINNACLE ENTERTAINMENT, INC., a Delaware Corporation
By:	/s/ Stephen H. Capp
Stephen H. Capp
Executive Vice President and Chief Financial Officer

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on March 27, 2009.

Signature	Title

* Daniel R. Lee	Chief Executive Officer and President of Registrant and Director and Chairman of the Board of Pinnacle Entertainment, Inc., the Sole Member of Registrant (Principal Executive Officer)

/s/ Stephen H. Capp Stephen H. Capp	Executive Vice President and Chief Financial Officer of Pinnacle Entertainment, Inc., the Sole Member of Registrant (Principal Financial and Accounting Officer)

* Stephen C. Comer	Director of Pinnacle Entertainment, Inc., the Sole Member of Registrant

* John V. Giovenco	Director of Pinnacle Entertainment, Inc., the Sole Member of Registrant

* Richard J. Goeglein	Director of Pinnacle Entertainment, Inc., the Sole Member of Registrant

* Ellis Landau	Director of Pinnacle Entertainment, Inc., the Sole Member of Registrant

Signature	Title

* Bruce A. Leslie	Director of Pinnacle Entertainment, Inc., the Sole Member of Registrant

* James L. Martineau	Director of Pinnacle Entertainment, Inc., the Sole Member of Registrant

* Michael Ornest	Director of Pinnacle Entertainment, Inc., the Sole Member of Registrant

* Lynn P. Reitnouer	Director of Pinnacle Entertainment, Inc., the Sole Member of Registrant

*By:	/s/ Stephen H. Capp Stephen H. Capp
Attorney-in-Fact

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on the 27th day of March, 2009.

PNK (SCB), L.L.C.,
a Louisiana limited liability company

By:	its Sole Member

PNK DEVELOPMENT 7, LLC,
a Delaware limited liability company

By:	its Sole Member

PINNACLE ENTERTAINMENT, INC., a Delaware Corporation
By:	/s/ Stephen H. Capp
Stephen H. Capp
Executive Vice President and Chief Financial Officer

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on March 27, 2009.

Signature	Title

* Daniel R. Lee	Chief Executive Officer of Registrant and Director and Chairman of the Board of Pinnacle Entertainment, Inc., the Sole Member of PNK Development 7, LLC, the Sole Member of Registrant (Principal Executive Officer)

/s/ Stephen H. Capp Stephen H. Capp	Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)

* Stephen C. Comer	Director of Pinnacle Entertainment, Inc., the Sole Member of PNK Development 7, LLC, the Sole Member of Registrant

* John V. Giovenco	Director of Pinnacle Entertainment, Inc., the Sole Member of PNK Development 7, LLC, the Sole Member of Registrant

* Richard J. Goeglein	Director of Pinnacle Entertainment, Inc., the Sole Member of PNK Development 7, LLC, the Sole Member of Registrant

Signature	Title

* Ellis Landau	Director of Pinnacle Entertainment, Inc., the Sole Member of PNK Development 7, LLC, the Sole Member of Registrant

* Bruce A. Leslie	Director of Pinnacle Entertainment, Inc., the Sole Member of PNK Development 7, LLC, the Sole Member of Registrant

* James L. Martineau	Director of Pinnacle Entertainment, Inc., the Sole Member of PNK Development 7, LLC, the Sole Member of Registrant

* Michael Ornest	Director of Pinnacle Entertainment, Inc., the Sole Member of PNK Development 7, LLC, the Sole Member of Registrant

* Lynn P. Reitnouer	Director of Pinnacle Entertainment, Inc., the Sole Member of PNK Development 7, LLC, the Sole Member of Registrant

*By:	/s/ Stephen H. Capp Stephen H. Capp
Attorney-in-Fact

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on the 27th day of March, 2009.

PNK (STLH), LLC,
a Delaware limited liability company

By:	its Sole Member

PINNACLE ENTERTAINMENT, INC., a Delaware Corporation
By:	/s/ Stephen H. Capp
Stephen H. Capp
Executive Vice President and Chief Financial Officer

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on March 27, 2009.

Signature	Title

* Daniel R. Lee	Director, Chairman of the Board and Chief Executive Officer of Pinnacle Entertainment, Inc., the Sole Member of Registrant (Principal Executive Officer)

/s/ Stephen H. Capp Stephen H. Capp	Executive Vice President and Chief Financial Officer of Pinnacle Entertainment, Inc., the Sole Member of Registrant (Principal Financial and Accounting Officer)

* Stephen C. Comer	Director of Pinnacle Entertainment, Inc., the Sole Member of Registrant

* John V. Giovenco	Director of Pinnacle Entertainment, Inc., the Sole Member of Registrant

* Richard J. Goeglein	Director of Pinnacle Entertainment, Inc., the Sole Member of Registrant

* Ellis Landau	Director of Pinnacle Entertainment, Inc., the Sole Member of Registrant

Signature	Title

* Bruce A. Leslie	Director of Pinnacle Entertainment, Inc., the Sole Member of Registrant

* James L. Martineau	Director of Pinnacle Entertainment, Inc., the Sole Member of Registrant

* Michael Ornest	Director of Pinnacle Entertainment, Inc., the Sole Member of Registrant

* Lynn P. Reitnouer	Director of Pinnacle Entertainment, Inc., the Sole Member of Registrant

*By:	/s/ Stephen H. Capp Stephen H. Capp
Attorney-in-Fact

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on the 27th day of March, 2009.

PNK (ST. LOUIS RE), LLC,
a Delaware limited liability company

By:	its Sole Member

PINNACLE ENTERTAINMENT, INC., a Delaware Corporation
By:	/s/ Stephen H. Capp
Stephen H. Capp
Executive Vice President and Chief Financial Officer

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on March 27, 2009.

Signature	Title

* Daniel R. Lee	Director, Chairman of the Board and Chief Executive Officer of Pinnacle Entertainment, Inc., the Sole Member of Registrant (Principal Executive Officer)

/s/ Stephen H. Capp Stephen H. Capp	Executive Vice President and Chief Financial Officer of Pinnacle Entertainment, Inc., the Sole Member of Registrant (Principal Financial and Accounting Officer)

* Stephen C. Comer	Director of Pinnacle Entertainment, Inc., the Sole Member of Registrant

* John V. Giovenco	Director of Pinnacle Entertainment, Inc., the Sole Member of Registrant

* Richard J. Goeglein	Director of Pinnacle Entertainment, Inc., the Sole Member of Registrant

* Ellis Landau	Director of Pinnacle Entertainment, Inc., the Sole Member of Registrant

Signature	Title

* Bruce A. Leslie	Director of Pinnacle Entertainment, Inc., the Sole Member of Registrant

* James L. Martineau	Director of Pinnacle Entertainment, Inc., the Sole Member of Registrant

* Michael Ornest	Director of Pinnacle Entertainment, Inc., the Sole Member of Registrant

* Lynn P. Reitnouer	Director of Pinnacle Entertainment, Inc., the Sole Member of Registrant

*By:	/s/ Stephen H. Capp Stephen H. Capp
Attorney-in-Fact

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on the 27th day of March, 2009.

PSW PROPERTIES LLC
a Delaware limited liability company

By:	its Sole Member

BILOXI CASINO, CORP., a Mississippi Corporation
By:	/s/ Stephen H. Capp
Stephen H. Capp
Executive Vice President and Chief Financial Officer

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on March 27, 2009.

Signature	Title

* Daniel R. Lee	Sole Director, Chairman of the Board and Chief Executive Officer of Biloxi Casino Corp., the Sole Member of Registrant (Principal Executive Officer)

/s/ Stephen H. Capp Stephen H. Capp	Chief Financial Officer and Treasurer of Biloxi Casino Corp., the Sole Member of Registrant (Principal Financial and Accounting Officer)

*By:	/s/ Stephen H. Capp Stephen H. Capp
Attorney-in-Fact

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on the 27th day of March, 2009.

ST. LOUIS CASINO CORP., a Missouri Corporation
By:	/s/ Stephen H. Capp
Stephen H. Capp
Chief Financial Officer

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on March 27, 2009.

Signature	Title

* Daniel R. Lee	Sole Director, Chairman of the Board, Chief Executive Officer and President (Principal Executive Officer)

/s/ Stephen H. Capp Stephen H. Capp	Chief Financial Officer (Principal Financial and Accounting Officer)

*By:	/s/ Stephen H. Capp Stephen H. Capp
Attorney-in-Fact

EXHIBIT INDEX

Exhibit
Number	Description of Exhibit

1.1**	Form of Underwriting Agreement.

4.1	Restated Certificate of Incorporation of Pinnacle Entertainment, Inc., as amended, is hereby incorporated by reference to Exhibit 3.3 to the Company’s Current Report on Form 8-K filed on May 9, 2005. (SEC File No. 001-13641).

4.2	Restated Bylaws of Pinnacle Entertainment, Inc., as amended, are hereby incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K filed on December 15, 2008. (SEC File No. 001-13641).

4.3†	Form of Senior Debt Indenture.

4.4†	Form of Senior Subordinated Debt Indenture.

4.5†	Form of Subordinated Debt Indenture.

4.6**	Form of Warrant Agreement.

4.7**	Form of Warrant Certificate (to be included in Exhibit 4.6).

4.8**	Form of Rights Agreement

4.9**	Form of Rights Certificate (to be included in Exhibit 4.8)

4.10**	Form of Deposit Agreement.

4.11**	Form of Depositary Receipt (to be included in Exhibit 4.10).

4.12**	Form of Purchase Contract Agreement.

4.13	Specimen certificate for shares of common stock, $0.10 par value per share, of Pinnacle Entertainment, Inc. is hereby incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on January 30, 2004. (SEC File No. 001-13641).

4.14**	Form of Certificate of Designation.

4.15**	Form of Preferred Stock Certificate.

5.1†	Opinion of Irell & Manella LLP.

12.1*	Computation of Ratios.

23.1*	Consent of Deloitte & Touche LLP.

23.2†	Consent of Irell & Manella LLP (to be included in Exhibit 5.1).

24.1*	Powers of Attorney.

25.1**	Form T-1 Statement of Eligibility of the Indenture Trustee.

*	Filed herewith.

†	To be filed by amendment.

**	To be filed as an exhibit to a Current Report on Form 8-K in the event of an offering of the specified securities and incorporated by reference herein.